              As filed with the Securities and Exchange Commission,
                         via EDGAR, on November 5, 2003.
           Registration Nos. 333-109604, 333-109604-01, 333-109604-02,
                        333-109604-03 and 333-109604-04.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------

                                 Amendment No. 1

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                           TOLL BROTHERS FINANCE CORP.
                               TOLL BROTHERS, INC.
           -----------------------------------------------------------
           (Exact name of each registrant as specified in its charter)

  Toll Brothers Finance Corp.- Delaware                   1531                 Toll Brothers Finance Corp.- 23-3097271
      Toll Brothers, Inc.- Delaware                       1531                     Toll Brothers, Inc.- 23-2416878
   ------------------------------------                ---------               ---------------------------------------
       (State or other jurisdiction           (Primary Standard Industrial     (I.R.S. Employer Identification Number)
             of incorporation                Classification Code Number of
           of each registrant)                  each registrant and each
                                                 additional registrant)

                              3103 Philmont Avenue
                      Huntingdon Valley, Pennsylvania 19006
                                 (215) 938-8000
    -------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                       SEE TABLE OF ADDITIONAL REGISTRANTS
                     ---------------------------------------

                                 Joel H. Rassman
                            Executive Vice President
                               Toll Brothers, Inc.
                              3103 Philmont Avenue
                      Huntingdon Valley, Pennsylvania 19006
                                 (215) 938-8000
 ------------------------------------------------------------------------------
    (Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant and the additional registrants)

                               ------------------
                                   Copies to:
                            Mark K. Kessler, Esquire
                     Wolf, Block, Schorr and Solis-Cohen LLP
                          1650 Arch Street, 22nd Floor
                      Philadelphia, Pennsylvania 19103-2097
                                 (215) 977-2000

                               ------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after effective date of this registration statement.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                               ------------------

                       TABLE OF ADDITIONAL REGISTRANTS(1)

                                                   State or Other
                                                   Jurisdiction of           I.R.S. Employer
Exact name of Registrant as Specified              Incorporation or of       Identification
            in Its Charter                         Organization                  Number
--------------------------------------             --------------------      ---------------
Toll Holdings, Inc.                                Delaware                  23-2569047
Amwell Chase, Inc.                                 Delaware                  23-2551304
Brentwood Investments I, Inc                       Tennessee                 04-3602308
Bunker Hill Estates, Inc.                          Delaware                  23-2535037
Chesterbrooke, Inc.                                Delaware                  23-2485513
Connecticut Land Corp.                             Delaware                  23-2533514
Daylesford Development Corp.                       Delaware                  23-2511943
Eastern States Engineering, Inc.                   Delaware                  23-2432981
Edmunds-Toll Construction Company                  Arizona                   23-2832024
Fairway Valley, Inc.                               Delaware                  23-2432976
First Brandywine Finance Corp.                     Delaware                  23-2737486
First Brandywine Investment Corp. II               Delaware                  23-2731790
First Brandywine Investment Corp. III              Delaware                  23-2820213
First Brandywine Investment Corp. IV               Delaware                  61-1443340
First Huntingdon Finance Corp.                     Delaware                  23-2485787
Franklin Farms G.P., Inc.                          Delaware                  23-2486303
Frenchman's Reserve Country Club, Inc.             Florida                   56-2290261
HQZ Acquisitions, Inc.                             Michigan                  38-3149633
MA Limited Land Corporation                        Delaware                  23-2523560
Maple Point, Inc.                                  Delaware                  23-2551803
Maryland Limited Land Corporation                  Delaware                  23-2499816
Mizner County Club, Inc.                           Florida                   23-2970622
Mountain View Country Club, Inc.                   California                05-0567717
Polekoff Farm, Inc.                                Pennsylvania              23-2417142
Silverman Development Company, Inc.                Michigan                  38-3180742
SH Homes Corporation                               Michigan                  38-3392296
SI Investment Corporation                          Michigan                  38-3298884
Springfield Chase, Inc.                            Delaware                  23-2538985
Stewarts Crossing, Inc.                            Delaware                  23-2547222
TB Proprietary Corp.                               Delaware                  23-2485790
TB Proprietary LP, Inc.                            Delaware                  23-3066217
Tenby Hunt, Inc.                                   Delaware                  23-2682947
The Silverman Building Companies, Inc.             Michigan                  38-3075345


----------------------
(1) The address, including zip code, and telephone number, including area code, for each of the additional registrants is 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006, (215) 938-8000.

                                                   State or Other
                                                   Jurisdiction of           I.R.S. Employer
Exact name of Registrant as Specified              Incorporation or of       Identification
            in Its Charter                         Organization                  Number
--------------------------------------             --------------------      ---------------
Toll AZ GP Corp.                                   Delaware                  23-2815680
Toll Bros., Inc.                                   Pennsylvania              23-2417123
Toll Bros., Inc.                                   Delaware                  23-2600117
Toll Bros., Inc.                                   Texas                     23-2896374
Toll Bros. of Arizona, Inc.                        Arizona                   23-2906398
Toll Bros. of North Carolina, Inc.                 North Carolina            23-2777389
Toll Bros. of North Carolina II, Inc.              North Carolina            23-2990315
Toll Bros. of North Carolina III, Inc.             North Carolina            23-2993276
Toll Bros. of Tennessee, Inc.                      Delaware                  51-0385724
Toll Brothers Real Estate, Inc.                    Pennsylvania              23-2417116
Toll CA GP Corp.                                   California                23-2748091
Toll CO GP Corp.                                   Colorado                  23-2978190
Toll Corp.                                         Delaware                  23-2485860
Toll Finance Corp.                                 Delaware                  23-2978196
Toll FL GP Corp.                                   Florida                   23-2796288
Toll IL GP Corp.                                   Illinois                  23-2967049
Toll Land Corp. No. 6                              Pennsylvania              23-2417134
Toll Land Corp. No. 10                             Delaware                  23-2551776
Toll Land Corp. No. 20                             Delaware                  23-2551793
Toll Land Corp. No. 43                             Delaware                  23-2737488
Toll Land Corp. No. 45                             Delaware                  23-2737050
Toll Land Corp. No. 46                             Delaware                  23-2731483
Toll Land Corp. No. 47                             Delaware                  23-2737359
Toll Land Corp. No. 48                             Delaware                  23-2860557
Toll Land Corp. No. 49                             Delaware                  23-2860562
Toll Land Corp. No. 50                             Delaware                  23-2860513
Toll Land Corp. No. 51                             Delaware                  23-2959185
Toll Land Corp. No. 52                             Delaware                  23-2966099
Toll Land Corp. No. 53                             Delaware                  23-2978200
Toll Land Corp. No. 55                             Delaware                  23-2978124
Toll Land Corp. No. 56                             Delaware                  23-2978119
Toll Land Corp. No. 58                             Delaware                  23-3097273
Toll Land Corp. No. 59                             Delaware                  23-3097278
Toll Land Corp. No. 60                             Delaware                  23-3097277
Toll Management AZ Corp.                           Delaware                  51-0385727
Toll Management VA Corp.                           Delaware                  51-0385725
Toll MN GP Corp.                                   Minnesota                 20-0099962
Toll MI GP Corp.                                   Michigan                  23-2917543
Toll NH GP Corp.                                   New Hampshire             23-3048998
Toll NJ Builder Corp.                              New Jersey                74-3083211
Toll NJX-I Corp.                                   Delaware                  51-0413821

                                                   State or Other
                                                   Jurisdiction of           I.R.S. Employer
Exact name of Registrant as Specified              Incorporation or of       Identification
            in Its Charter                         Organization                  Number
--------------------------------------             --------------------      ---------------
Toll NJX-II Corp.                                  Delaware                  51-0413826
Toll NJX III Corp.                                 Delaware                  74-3083754
Toll NJX IV Corp.                                  Delaware                  74-3083774
Toll NV GP Corp.                                   Nevada                    23-2928710
Toll NC GP Corp.                                   North Carolina            23-2760759
Toll OH GP Corp.                                   Ohio                      23-2878722
Toll PA GP Corp.                                   Pennsylvania              23-2687561
Toll PA II GP Corp.                                Pennsylvania              03-0395069
Toll PA Builder Corp.                              Pennsylvania              87-0693313
Toll Peppertree, Inc.                              New York                  23-2709097
Toll Philmont Corporation                          Delaware                  23-2526635
Toll Realty Holdings Corp. I                       Delaware                  23-2954512
Toll Realty Holdings Corp. II                      Delaware                  23-2954511
Toll Realty Holdings Corp. III                     Delaware                  23-2954510
Toll RI GP Corp.                                   Rhode Island              23-3020194
Toll SC GP Corp.                                   South Carolina            23-3094328
Toll TN GP Corp.                                   Tennessee                 23-2886926
Toll TX GP Corp.                                   Delaware                  23-2796291
Toll VA GP Corp.                                   Delaware                  23-2551790
Toll VA Member Two, Inc.                           Delaware                  51-0385726
Toll Wood Corporation                              Delaware                  23-2533529
Toll YL, Inc.                                      California                23-2898272
Valley Forge Conservation Holding GP Corp.         Pennsylvania              73-1636768
Warren Chase, Inc.                                 Delaware                  23-2518740
Windsor Development Corp.                          Pennsylvania              23-2432983
Afton Chase, L.P.                                  Pennsylvania              23-2760770
Audubon Ridge, L.P.                                Pennsylvania              23-2668976
Beaumont Chase, L.P.                               Pennsylvania              23-2910269
Belmont Land, L.P.                                 Virginia                  23-2810333
Bennington Hunt, L.P.                              New Jersey                23-2690596
Bernards Chase, L.P.                               New Jersey                23-2796287
Binks Estates Limited Partnership                  Florida                   23-2796300
The Bird Estate Limited Partnership                Massachusetts             23-2883360
Blue Bell Country Club, L.P.                       Pennsylvania              23-2668975
Branchburg Ridge, L.P.                             New Jersey                23-2918996
Brandywine River Estates, L.P.                     Pennsylvania              23-2838421
Brass Castle Estates, L.P.                         New Jersey                23-2921715
Brentwood Investments, L.P.                        Tennessee                 01-0616044
Bridle Estates, L.P.                               Pennsylvania              23-2855510
Broad Run Associates, L.P.                         Pennsylvania              23-2979479

                                                   State or Other
                                                   Jurisdiction of           I.R.S. Employer
Exact name of Registrant as Specified              Incorporation or of       Identification
            in Its Charter                         Organization                  Number
--------------------------------------             --------------------      ---------------
Buckingham Woods, L.P.                             Pennsylvania              23-2689274
Bucks County Country Club, L.P.                    Pennsylvania              23-2878689
CC Estates Limited Partnership                     Massachusetts             23-2748927
Calabasas View, L.P.                               California                23-2785219
Charlestown Hills, L.P.                            New Jersey                23-2855658
Cheltenham Estates Limited Partnership             Michigan                  23-2968590
Chesterbrooke Limited Partnership                  New Jersey                23-2485378
Cobblestones at Thornbury, L.P.                    Pennsylvania              23-2774674
Cold Spring Hunt, L.P.                             Pennsylvania              23-2702468
Coleman-Toll Limited Partnership                   Nevada                    23-2928708
Concord Chase, L.P.                                Pennsylvania              23-2897949
Cortlandt Chase, L.P.                              New York                  23-2928875
Delray Limited Partnership                         Florida                   23-2929049
Dolington Estates, L.P.                            Pennsylvania              23-2760781
Dominion Country Club, L.P.                        Virginia                  23-2984309
Eagle Farm Limited Partnership                     Massachusetts             23-2760777
Edmunds-Toll Limited Partnership                   Arizona                   23-2815685
The Estates at Brooke Manor Limited Partnership    Maryland                  23-2740412
Estates at Coronado Pointe, L.P.                   California                23-2796299
Estates at Princeton Junction, L.P.                New Jersey                23-2760779
Estates at Rivers Edge, L.P.                       New Jersey                23-2748080
Estates at San Juan Capistrano, L.P.               California                23-2796301
The Estates at Summit Chase, L.P.                  California                23-2748089
Fairfax Investment, L.P.                           Virginia                  23-2982190
Fairfax Station Hunt, L.P.                         Virginia                  23-2680894
Fair Lakes Chase, L.P.                             Virginia                  23-2955092
Fairway Mews Limited Partnership                   New Jersey                23-2621939
Farmwell Hunt, L.P.                                Virginia                  23-2822996
First Brandywine Partners, L.P.                    Delaware                  51-0385730
Franklin Oaks Limited Partnership                  Massachusetts             23-2838925
Freehold Chase, L.P.                               New Jersey                23-2743988
Great Falls Hunt, L.P.                             Virginia                  23-2719371
Great Falls Woods, L.P.                            Virginia                  23-2963544
Greens at Waynesborough, L.P.                      Pennsylvania              23-2740013

                                                   State or Other
                                                   Jurisdiction of           I.R.S. Employer
Exact name of Registrant as Specified              Incorporation or of       Identification
            in Its Charter                         Organization                  Number
--------------------------------------             --------------------      ---------------
Greenwich Chase, L.P.                              New Jersey                23-2709793
Greenwich Station, L.P.                            New Jersey                23-2816336
Hockessin Chase, L.P.                              Delaware                  23-2944970
Holland Ridge, L.P.                                New Jersey                23-2785227
Holliston Hunt Limited Partnership                 Massachusetts             23-2922701
Hopewell Hunt, L.P.                                New Jersey                23-2838289
Huckins Farm Limited Partnership                   Massachusetts             23-2740411
Hunter Mill, L.P.                                  Virginia                  23-2711430
Hunterdon Chase, L.P.                              New Jersey                23-2774673
Hunterdon Ridge, L.P.                              New Jersey                23-2944965
Huntington Estates Limited Partnership             Connecticut               23-2855662
Hurley Ridge Limited Partnership                   Maryland                  23-2954935
Kensington Woods Limited Partnership               Massachusetts             23-2701194
Knolls of Birmingham, L.P.                         Pennsylvania              23-2855656
Lakeridge, L.P.                                    Pennsylvania              23-2740012
Lakeway Hills Properties, L.P.                     Texas                     23-2838579
Laurel Creek, L.P.                                 New Jersey                23-2796297
Loudoun Valley Associates, L.P.                    Virginia                  23-3025878
Mallard Lakes, L.P.                                Texas                     23-2796298
Manalapan Hunt, L.P.                               New Jersey                23-2806323
Marshallton Chase, L.P.                            Pennsylvania              23-2855525
Mill Road Estates, L.P.                            Pennsylvania              23-2774670
Montgomery Chase, L.P.                             New Jersey                23-2745356
Montgomery Oaks, L.P.                              New Jersey                23-2796292
Moorestown Hunt, L.P.                              New Jersey                23-2810335
Mount Kisco Chase, L.P.                            New York                  23-2796641
NC Country Club Estates Limited Partnership        North Carolina            23-2917299
Newport Ridge Limited Partnership                  Michigan                  38-3413877
Newtown Chase Limited Partnership                  Connecticut               23-2818660
Northampton Crest, L.P.                            Pennsylvania              23-2944980
Northampton Preserve, L.P.                         Pennsylvania              23-2901212
Patriots, L.P.                                     New Jersey                23-2941041
The Preserve at Annapolis Limited Partnership      Maryland                  23-2838510
The Preserve at Boca Raton Limited Partnership     Florida                   23-2810339
Preston Village Limited Partnership                North Carolina            23-2806570
Princeton Hunt, L.P.                               New Jersey                23-2747998

                                                   State or Other
                                                   Jurisdiction of           I.R.S. Employer
Exact name of Registrant as Specified              Incorporation or of       Identification
            in Its Charter                         Organization                  Number
--------------------------------------             --------------------      ---------------
Providence Hunt, L.P.                              Pennsylvania              23-2680892
Providence Plantation Limited Partnership          North Carolina            23-2855661
Regency at Dominion Valley, L.P.                   Virginia                  45-0497498
River Crossing, L.P.                               Pennsylvania              23-2855516
Rolling Greens, L.P.                               New Jersey                23-2855583
Rose Hollow Crossing Associates                    Pennsylvania              23-2253629
Seaside Estates Limited Partnership                Florida                   23-2870057
Shrewsbury Hunt Limited Partnership                Massachusetts             23-2912930
Silverman-Toll Limited Partnership                 Michigan                  23-2986323
Somers Chase, L.P.                                 New York                  23-2855511
Somerset Development Limited Partnership           North Carolina            23-2785223
South Riding, L.P.                                 Virginia                  23-2994369
South Riding Partners, L.P.                        Virginia                  23-2861890
Southlake Woods, L.P.                              Texas                     23-2869081
Southport Landing Limited Partnership              Connecticut               23-2784609
Springton Pointe, L.P.                             Pennsylvania              23-2810340
Stone Mill Estates, L.P.                           Pennsylvania              23-3013974
Stoney Ford Estates, L.P.                          Pennsylvania              23-2882087
Swedesford Chase, L.P.                             Pennsylvania              23-2939504
TBI/Heron Bay Limited Partnership                  Florida                   23-2928874
TBI/Naples Limited Partnership                     Florida                   23-2883354
TBI/Palm Beach Limited Partnership                 Florida                   23-2891601
TB Proprietary, L.P.                               Delaware                  23-3070158
Thornbury Knoll, L.P.                              Pennsylvania              23-2668410
Timber Ridge Investment Limited Partnership        Michigan                  38-3413876
Toll at Brier Creek Limited Partnership            North Carolina            23-2954264
Toll at Daventry Park, L.P.                        Ohio                      23-2897947
Toll at Payne Ranch, L.P.                          California                23-2833118
Toll at Princeton Walk, L.P.                       New Jersey                23-2879954
Toll at Westlake, L.P.                             New Jersey                23-2963549
Toll at Whippoorwill, L.P.                         New York                  23-2888554
Toll Bros. of Tennessee, L.P.                      Tennessee                 51-0386723
Toll Brothers Maryland II Limited Partnership      Maryland                  23-3027594
Toll CA, L.P.                                      California                23-2963547
Toll CA II, L.P.                                   California                23-2838417

                                                   State or Other
                                                   Jurisdiction of           I.R.S. Employer
Exact name of Registrant as Specified              Incorporation or of       Identification
            in Its Charter                         Organization                  Number
--------------------------------------             --------------------      ---------------
Toll CA III, L.P.                                  California                23-3031827
Toll CA IV, L.P.                                   California                23-3029688
Toll CA V, L.P.                                    California                23-3091624
Toll CA VI, L.P.                                   California                23-3091657
Toll CO, L.P.                                      Colorado                  23-2978294
Toll Costa, L.P.                                   California                81-0602065
Toll CT Limited Partnership                        Connecticut               23-2963551
Toll CT II Limited Partnership                     Connecticut               23-3041974
Toll CT Westport Limited Partnership               Connecticut               23-3048964
Toll-Dublin, L.P.                                  California                23-3070669
Toll Estero Limited Partnership                    Florida                   72-1539292
Toll FL Limited Partnership                        Florida                   23-3007073
Toll FL II Limited Partnership                     Florida                   73-1657686
Toll FL III Limited Partnership                    Florida                   20-0135814
Toll Ft. Myers Limited Partnership                 Florida                   82-0559443
Toll Grove LP                                      New Jersey                20-0215496
Toll IL, L.P.                                      Illinois                  23-2963552
Toll IL II, L.P.                                   Illinois                  23-3041962
Toll IL III, L.P.                                  Illinois                  03-0382404
Toll IL HWCC, L.P.                                 Illinois                  75-2985312
Toll Land Limited Partnership                      Connecticut               23-2709099
Toll Land IV Limited Partnership                   New Jersey                23-2737490
Toll Land V Limited Partnership                    New York                  23-2796637
Toll Land VI Limited Partnership                   New York                  23-2796640
Toll Land VII Limited Partnership                  New York                  23-2775308
Toll Land IX Limited Partnership                   Virginia                  23-2939502
Toll Land X Limited Partnership                    Virginia                  23-2774670
Toll Land XI Limited Partnership                   New Jersey                23-2796302
Toll Land XIII Limited Partnership                 New York                  23-2796304
Toll Land XIV Limited Partnership                  New York                  23-2796295
Toll Land XV Limited Partnership                   Virginia                  23-2810342
Toll Land XVI Limited Partnership                  New Jersey                23-2810344
Toll Land XVII Limited Partnership                 Connecticut               23-2815064
Toll Land XVIII Limited Partnership                Connecticut               23-2833240
Toll Land XIX Limited Partnership                  California                23-2833171
Toll Land XX Limited Partnership                   California                23-2838991
Toll Land XXI Limited Partnership                  Virginia                  23-2865738
Toll Land XXII Limited Partnership                 California                23-2879949
Toll Land XXIII Limited Partnership                California                23-2879946
Toll Land XXV Limited Partnership                  New Jersey                23-2867694
Toll Land XXVI Limited Partnership                 Ohio                      23-2880687

                                                   State or Other
                                                   Jurisdiction of           I.R.S. Employer
Exact name of Registrant as Specified              Incorporation or of       Identification
            in Its Charter                         Organization                  Number
--------------------------------------             --------------------      ---------------
Toll Marshall LP                                   New Jersey                20-0215536
Toll MD Limited Partnership                        Maryland                  23-2963546
Toll MD II Limited Partnership                     Maryland                  23-2978195
Toll MD III Limited Partnership                    Maryland                  23-3044366
Toll MD IV Limited Partnership                     Maryland                  71-0890813
Toll MD V Limited Partnership                      Maryland                  81-0610742
Toll MI Limited Partnership                        Michigan                  23-2999200
Toll MI II Limited Partnership                     Michigan                  23-3015611
Toll MI III Limited Partnership                    Michigan                  23-3097778
Toll MN, L.P.                                      Minnesota                 20-0099987
Toll Naples Limited Partnership                    Florida                   73-1657686
Toll Naval Associates                              Pennsylvania              23-2454576
Toll NH Limited Partnership                        New Hampshire             23-3048999
Toll NJ, L.P.                                      New Jersey                23-2963550
Toll NJ II, L.P.                                   New Jersey                23-2991953
Toll NJ III, L.P.                                  New Jersey                23-2993263
Toll NJ IV, L.P.                                   New Jersey                23-3038827
Toll NJ V, L.P.                                    New Jersey                23-3091620
Toll NJ VI, L.P.                                   New Jersey                23-3098583
Toll NJ Builder I, L.P.                            New Jersey                41-2089798
Toll Northville Limited Partnership                Michigan                  23-2918130
Toll Northville Golf Limited Partnership           Michigan                  23-2918224
Toll NV Limited Partnership                        Nevada                    23-3010602
Toll PA, L.P.                                      Pennsylvania              23-2879956
Toll PA II, L.P.                                   Pennsylvania              23-3063349
Toll PA III, L.P.                                  Pennsylvania              23-3097666
Toll PA IV, L.P.                                   Pennsylvania              23-3097672
Toll PA V, L.P.                                    Pennsylvania              03-0395087
Toll PA VI, L.P.                                   Pennsylvania              47-0858909
Toll PA VII, L.P.                                  Pennsylvania              68-0533037
Toll Peppertree, L.P.                              New York                  23-2707709
Toll Reston Associates, L.P.                       Delaware                  23-3016263
Toll RI, L.P.                                      Rhode Island              23-3020191
Toll RI II, L.P.                                   Rhode Island              27-0043852
Toll SC, L.P.                                      South Carolina            23-3094632
Toll SC II, L.P.                                   South Carolina            82-0574725
Toll TX, L.P.                                      Texas                     23-2984310
Toll TX II, L.P.                                   Texas                     23-3090949
Toll VA, L.P.                                      Virginia                  23-2952674
Toll VA II, L.P.                                   Virginia                  23-3001131
Toll VA IV, L.P.                                   Virginia                  75-2972033
Toll VA V, L.P.                                    Virginia                  47-0887401

                                                   State or Other
                                                   Jurisdiction of           I.R.S. Employer
Exact name of Registrant as Specified              Incorporation or of       Identification
            in Its Charter                         Organization                  Number
--------------------------------------             --------------------      ---------------
Toll Venice Limited Partnership                    Florida                   71-0902794
Toll YL, L.P.                                      California                23-3016250
Toll YL II, L.P.                                   California                80-0014182
Trumbull Hunt Limited Partnership                  Connecticut               23-2855529
Uwchlan Woods, L.P.                                Pennsylvania              23-2838958
Valley Forge Conservation Holding, L.P.            Pennsylvania              42-1537902
Valley Forge Woods, L.P.                           Pennsylvania              23-2699971
Valley View Estates Limited Partnership            Massachusetts             23-2760768
Village Partners, L.P.                             Pennsylvania              81-0594073
Waldon Preserve Limited Partnership                Michigan                  38-3312737
Warwick Greene, L.P.                               Pennsylvania              23-2968960
Warwick Woods, L.P.                                Pennsylvania              23-2838950
Washington Greene Development, L.P.                New Jersey                23-2815640
West Amwell Limited Partnership                    New Jersey                23-2570825
Whiteland Woods, L.P.                              Pennsylvania              23-2833125
Wichita Chase, L.P.                                Texas                     23-2855660
Willowdale Crossing, L.P.                          Pennsylvania              23-2879951
Wilson Concord, L.P.                               Tennessee                 23-2887824
The Woods at Highland Lakes, L.P.                  Ohio                      23-2948699
The Woods at Long Valley, L.P.                     New Jersey                23-2889640
Wrightstown Hunt, L.P.                             Pennsylvania              23-2838487
Yardley Estates, L.P.                              Pennsylvania              23-2691658
60 Industrial Parkway Cheektowaga, LLC             New York                  23-2796640**
2301 Fallston Road LLC                             Maryland                  23-2963546**
Belmont Country Club I LLC                         Virginia                  23-2810333**
Belmont Country Club II LLC                        Virginia                  23-2810333**
Big Branch Overlook L.L.C.                         Maryland                  23-2978195**
Brier Creek Country Club I LLC                     North Carolina            23-2954264**
Brier Creek Country Club II LLC                    North Carolina            23-2954264**
C.B.A.Z. Construction Company LLC                  Arizona                   51-0385729**
C.B.A.Z, Holding Company LLC                       Delaware                  51-0385729
Creeks Farm L.L.C.                                 Maryland                  23-2978195**
Dominion Valley Country Club I LLC                 Virginia                  23-2984309**
Dominion Valley Country Club II LLC                Virginia                  23-2984309**
ELB Investments I LLC                              Illinois                  23-2963552**
ELB Investments II LLC                             Illinois                  23-2963552**
FC Investments I LLC                               Massachusetts             23-2838925**
FC Investments II LLC                              Massachusetts             23-2838925**
Feys Property LLC                                  Maryland                  23-2978195**


** Uses Employer Identification Number used by its sole member.

                                                   State or Other
                                                   Jurisdiction of           I.R.S. Employer
Exact name of Registrant as Specified              Incorporation or of       Identification
            in Its Charter                         Organization                  Number
--------------------------------------             --------------------      ---------------
First Brandywine LLC I                             Delaware                  23-2485787**
First Brandywine LLC II                            Delaware                  23-2485787**
First Brandywine LLC III                           Delaware                  61-1443340**
First Brandywine LLC IV                            Delaware                  61-1443340**
Frenchman's Reserve Realty, LLC                    Florida                   23-2417123**
Golf I Country Club Estates at Moorpark LLC        California                23-2963547**
Golf II Country Club Estates at Moorpark LLC       California                23-2963547**
High Point at Hopewell, LLC                        New Jersey                23-3098583**
Hunts Bluff LLC                                    Maryland                  23-2978195**
Long Meadows TBI, LLC                              Maryland                  23-3044366**
Mizner Realty, L.L.C.                              Florida                   23-2417123**
Mountain View Country Club I LLC                   California                23-3091624**
Mountain View Country Club II LLC                  California                23-3091624**
Naples Lakes Country Club, L.L.C.                  Florida                   23-2883354**
Naples TBI Realty, LLC                             Florida                   23-2417123**
Northville Hills Golf Club LLC                     Michigan                  23-2918224**
Nosan &Silverman Homes LLC                         Michigan                  38-3208312
Palm Cove Golf &Yacht Club I LLC                   Florida                   23-3007073**
Palm Cove Golf &Yacht Club II LLC                  Florida                   23-3007073**
Palm Cove Marina I LLC                             Florida                   23-3007073**
Palm Cove Marina II LLC                            Florida                   23-3007073**
Regency at Denville LLC                            New Jersey                23-2810344**
Regency at Dominion Valley LLC                     Virginia                  23-2984309**
The Regency Golf Club I LLC                        Virginia                  23-2984309**
The Regency Golf Club II LLC                       Virginia                  23-2984309**
RiverCrest Sewer Company, LLC                      Pennsylvania              23-3097672**
Sapling Ridge, LLC                                 Maryland                  23-2978195**
South Riding Realty LLC                            Virginia                  23-2861890**
SR Amberlea LLC                                    Virginia                  23-2861890**
Stoney Kill LLC                                    New York                  23-2796640**
Toll Brothers Realty Michigan II LLC               Michigan                  23-2417123**
Toll Cedar Hunt LLC                                Virginia                  23-2994369**
Toll DE X, LLC                                     Delaware                  23-3098760
Toll-Dublin, LLC                                   California                23-3070669**
Toll Equipment, L.L.C.                             Delaware                  23-2417123**
Toll Glastonbury LLC                               Connecticut               23-3041974**
Toll NJ I, L.L.C.                                  New Jersey                23-3091620**
Toll NJ II, L.L.C.                                 New Jersey                23-3091620**
Toll Realty L.L.C.                                 Florida                   23-2417123**
Toll Reston Associates, L.L.C.                     Delaware                  23-2551790**
Toll VA L.L.C                                      Delaware                  51-0385728**
Toll VA III L.L.C.                                 Virginia                  23-2417123**
Toll Van Wyck LLC                                  New York                  23-2796637**
Virginia Construction Co. I, LLC                   Virginia                  23-2417123**
Virginia Construction Co. II, LLC                  Virginia                  23-2417123**


** Uses Employer Identification Number used by its sole member.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                  SUBJECT TO COMPLETION DATED NOVEMBER 5, 2003.

         PROSPECTUS

                                [graphic omitted]

                                OFFER TO EXCHANGE

                                  $250,000,000

                           Toll Brothers Finance Corp.
                           5.95% Senior Notes due 2013
                         Guaranteed on a Senior Basis by
                               Toll Brothers, Inc.

     And Certain of its Subsidiaries, Which Have Been Registered Under the Securities Act of 1933, for Any and All of the Outstanding Toll Brothers
                   Finance Corp. 5.95% Senior Notes Due 2013

The Exchange Notes

      o The terms of the exchange notes we are issuing will be substantially identical to the outstanding notes that we issued on September 3, 2003, except for the elimination of some transfer restrictions, registration rights and additional interest payments relating to the outstanding notes.

      o Interest on the exchange notes will accrue at the rate of 5.95% per year, payable on March 15 and September 15 of each year, beginning March 15, 2004, and the notes will mature on September 15, 2013.


      o The exchange notes will be unsecured and will rank equally with all our other unsecured and unsubordinated indebtedness.

      o We may redeem some or all of the exchange notes at any time at the prices described under the heading "Description of Exchange Notes -- Optional Redemption." The exchange notes will not have the benefit of any sinking fund.

      o The exchange notes are expected to be listed on the New York Stock Exchange.

Material Terms of the Exchange Offer

      o  The exchange offer expires at 5:00 p.m., New York City time, on       ,
         2003, unless extended.

      o Our completion of the exchange offer is subject to customary conditions, which we may waive.

      o Upon our completion of the exchange offer, all outstanding notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of exchange notes that are registered under the Securities Act of 1933.

      o Tenders of outstanding notes may be withdrawn at any time before the expiration of the exchange offer.

      o The exchange of exchange notes for outstanding notes will not be a taxable exchange for U.S. Federal income tax purposes.

      o  We will not receive any proceeds from the exchange offer.

   For a discussion of factors that you should consider before participating in this exchange offer, see "Risk Factors" beginning on page 15 of this prospectus.

                                ----------------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved or passed on the adequacy or accuracy of this prospectus or the investment merits of the notes offered hereby. Any representation to the contrary is a criminal offense.

                                ----------------

                 The date of this prospectus is _______ __, 2003

   You should rely only on the information contained or incorporated by reference in this prospectus or elsewhere in the registration statement of which this prospectus is a part. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                                ----------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Documents Incorporated by Reference .....................................     i
Available Information ...................................................    ii
Summary .................................................................     1
Risk Factors ............................................................    15
Forward-Looking Statements ..............................................    24
Use of Proceeds .........................................................    24
Capitalization ..........................................................    25
Selected Consolidated Financial Information and Operating Data ..........    25
The Guarantors. .........................................................    28
Description of Other Indebtedness .......................................    31
The Exchange Offer ......................................................    32
Description of Exchange Notes ...........................................    47
United States Federal Income Tax Considerations .........................    66
Plan of Distribution ....................................................    67
Legal Matters ...........................................................    69
Experts .................................................................    69

                                ----------------

                       DOCUMENTS INCORPORATED BY REFERENCE

   The Securities and Exchange Commission (the "Commission") allows us to "incorporate by reference" into this prospectus the information Toll Brothers, Inc. files with the Commission. This means that we are permitted to disclose important information to you by referring you to other documents Toll Brothers, Inc. has filed with the Commission. We incorporate by reference in two ways. First, we list certain documents that Toll Brothers, Inc. has filed with the Commission. The information in these documents is considered part of this prospectus. Second, Toll Brothers, Inc. expects to file additional documents with the Commission in the future. The information in these documents, when filed, will update and supersede the current information included in or incorporated by reference in this prospectus. You should consider any statement contained in this prospectus or in a document which is incorporated by reference into this prospectus to be modified or superseded to the extent that the statement is modified or superseded by another statement contained in a later dated document that constitutes a part of this prospectus or is incorporated by reference into this prospectus. You should consider any statement which is so modified or superseded to be a part of this prospectus only as so modified or superseded.

   We incorporate by reference in this prospectus all the documents listed below and any filings Toll Brothers, Inc. makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until completion of the exchange offer:

     o Annual Report on Form 10-K of Toll Brothers, Inc. filed with the Commission for the fiscal year ended October 31, 2002;

     o Quarterly Reports on Form 10-Q of Toll Brothers, Inc. filed with the Commission for the quarters ended January 31, 2003, April 30, 2003 and July 31, 2003; and

     o Current Reports on Form 8-K of Toll Brothers, Inc. filed with the Commission on November 15, 2002, November 18, 2002, November 22, 2002, November 27, 2002, March 26, 2003, March 28, 2003, August 15, 2003,
        August 28, 2003, September 4, 2003, September 8, 2003, September 29, 2003 and October 29, 2003.

   We will deliver, without charge, to anyone receiving this prospectus, upon written or oral request, a copy of any document incorporated by reference in this prospectus but not delivered with this prospectus, but the exhibits to those documents will not be delivered unless they have been specifically incorporated by reference. Requests for these documents should be made to:
Director of Investor Relations, Toll Brothers, Inc., 3103 Philmont Avenue, Huntingdon Valley, PA 19006, (215) 938-8000. We will also make available to the holders of the securities offered by this prospectus annual reports which will include audited financial statements of Toll Brothers, Inc. and its consolidated subsidiaries, including Toll Brothers Finance Corp. We do not expect that Toll Brothers Finance Corp. will be required to make filings with the Commission under Section 15(d) of the Securities Exchange Act of 1934.

   To obtain timely delivery from the Company of documents incorporated by reference in this prospectus, you must request the information no later than five business days prior to the expiration of the exchange offer. The exchange offer will expire on __________, 2003, unless extended.

   You should rely only on the information incorporated by reference or provided in this prospectus and any supplement or elsewhere in the registration statement of which this prospectus is a part. We have not authorized anyone else to provide you with different information.

                              AVAILABLE INFORMATION

   This prospectus is part of a registration statement on Form S-4 that we have filed with the Commission under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the exchange notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.

   Toll Brothers, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934. In accordance with those requirements, Toll Brothers, Inc. files annual, quarterly and special reports, proxy statements and other information with the Commission. You can read and copy any document Toll Brothers, Inc. files with the Commission at the Commission's public reference room at the following location:

                                 Judiciary Plaza
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

   You may obtain information on the operation of the Commission's public reference room by calling the Commission at 1-800-SEC-0330. The Commission filings of Toll Brothers, Inc. are also available to the public from the Commission's Internet website at http://www.sec.gov. We also make available free of charge on our website, at http://www.tollbrothers.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, the common stock of Toll Brothers, Inc. is listed on the New York Stock Exchange and similar information concerning Toll Brothers, Inc. can be inspected and copied at the New York Stock Exchange, 20 Broad Street, 7th Floor, New York, New York 10005. The common stock of Toll Brothers, Inc. is also listed on the Pacific Exchange, but the Pacific Exchange does not have a public reference room for review of Commission filings of its listed companies.

                                     SUMMARY

   The following summary highlights selected information from this document and may not contain all the information that may be important to you. This summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. Except as noted in sections of this prospectus entitled "Summary--The Exchange Offer," "Summary--The Exchange Notes," "The Exchange Offer," and "Description of Exchange Notes," or unless otherwise expressly stated or the context requires, all references to "we," "us," "our," and all similar references used in this prospectus are to Toll Brothers, Inc. and its consolidated subsidiaries, including Toll Brothers Finance Corp. and the subsidiary guarantors. Throughout this prospectus, we use the terms "old notes" and "outstanding notes" to refer to the currently outstanding 5.95% Senior Notes due 2013 of Toll Brothers Finance Corp. for which the exchange notes are being offered for exchange. Unless otherwise stated or the context otherwise requires, references to "senior notes" refers to the outstanding old notes and the exchange notes, collectively.


                               Toll Brothers, Inc.

Overview

         Toll Brothers, Inc., through its subsidiaries, designs, builds, markets and arranges financing for single-family detached and attached homes in middle-income and high-income residential communities. We cater to the move-up, empty-nester and age-qualified home buyer. We currently conduct operations in 21 states and six regions around the United States. Our communities are generally located on land we have developed or acquired fully approved and, in some cases, improved. We market our homes primarily to middle-income and upper-income buyers. We emphasize high quality construction and customer satisfaction. We also operate our own land development, architectural, engineering, mortgage, title, golf course development and management, security monitoring, landscape, cable T.V., broadband Internet access, lumber distribution, house component assembly and manufacturing operations.

         At October 31, 2002, we were operating in 243 communities containing over 21,800 home sites which we owned or controlled through options. Of the 243 communities, 170 were offering homes for sale, 34 had not yet opened for sale and 39 were sold out but all home deliveries had not been completed. At October 31, 2002, we also owned or controlled through options approximately 19,000 home sites in 157 proposed communities. Of the approximately 40,800 lots owned or controlled through options at October 31, 2002, we owned approximately 25,800 of them.

         At October 31, 2002, we were offering single-family detached homes at prices, excluding customized options, generally ranging from $233,000 to $1,493,000 with an average base sales price of $501,000. We were offering single-family attached homes at prices, excluding customized options, generally ranging from $166,000 to $622,000, with an average base sales price of $322,000. On average, homebuyers added approximately 21% in options and lot premiums to the base price of homes delivered in fiscal 2002.

         For the fiscal year ended October 31, 2002, revenues from housing sales were approximately $2.28 billion (4,430 homes) as compared to $2.18 billion (4,358 homes) for fiscal 2001. New sales contracts were approximately $2.75 billion (5,113 homes) in fiscal 2002 as compared to $2.17 billion (4,366 homes) in fiscal 2001.

         In recognition of our achievements, we have received numerous awards from national, state and local homebuilder publications and associations. We are the only publicly traded national homebuilder to have won all three of the industry's highest honors: America's Best Builder (1996), the National Housing Quality Award (1995) and Builder of the Year (1988).

Recent Developments

         For the nine months ended July 31, 2003, revenues from housing sales were $1.84 billion (3,333 homes), 16% higher than the $1.59 billion (3,158 homes) in revenues from housing sales during the nine-month period ended July 31, 2002. New contracts signed for the nine months ended July 31, 2003 were $2.47 billion (4,404 homes), an 18% increase over the $2.09 billion (3,908 homes) in new contracts signed during the same period of fiscal 2002.

         For the three months ended July 31, 2003, revenues from housing sales were $678.5 million (1,188 homes), 20% higher than the $565.4 million (1,093 homes) in revenues from housing sales during the three-month period ended July 31, 2002. New contracts signed for the three months ended July 31, 2003 were $952.7 million (1,671 homes), a 35% increase over the $704.2 million (1,274 homes) in new contracts signed during the same period of fiscal 2002.

         At July 31, 2003, we were selling from 180 communities as compared to 167 communities at July 31, 2002 and 170 communities at October 31, 2002. We expect to have approximately 200 communities open for sale by October 31, 2003.

         Our backlog of homes under contract at July 31, 2003 was $2.49 billion (4,411 homes), 31% higher than the $1.90 billion (3,441 homes) backlog at July 31, 2002. We expect to deliver substantially all homes in backlog at July 31, 2003 by July 31, 2004. Based on the size of our current backlog and the number of homes delivered during the nine months ended July 31, 2003, we believe that we will deliver approximately 4,900 homes in fiscal 2003 and expect the average delivered price of those homes will be between $545,000 and $555,000.

         In September 2003, we acquired substantially all of the assets of Richard R. Dostie New Home Collection, a privately owned, Jacksonville, Florida homebuilder, for cash and the assumption of certain liabilities. The acquisition marks our entry into the Jacksonville, Florida market. We acquired 10 active communities with approximately $48 million (153 homes) of homes sold but not delivered. Prior to the closing, we expected the Richard R. Dostie New Home Collection to deliver approximately $70 million (230 homes) of new homes in calendar 2003. Due to purchase accounting treatment, we expect that the acquisition will be only modestly accretive to earnings in fiscal 2004. The acquisition price is not material to our financial position.


         In October 2003, we acquired substantially all of the assets of The Manhattan Building Company, a privately owned company that specializes in the development and redevelopment of urban in-fill locations in Northern New Jersey. The acquisition price is not material to our financial position.


Executive Offices

         Our executive offices are located at 3103 Philmont Avenue, Huntingdon Valley, Pennsylvania 19006. Our telephone number is (215) 938-8000.

                           Toll Brothers Finance Corp.

         Toll Brothers Finance Corp. is an indirect, wholly-owned subsidiary of Toll Brothers, Inc. Toll Brothers Finance Corp. generates no operating revenues and will not have any independent operations other than the financing of other subsidiaries of Toll Brothers, Inc. by lending the proceeds of the offering of the old notes, similar activities related to a previous offering of debt securities and the proceeds of any borrowings Toll Brothers Finance Corp. may make in the future.


                           Summary--The Exchange Offer

   The following highlights selected information from this document and may not contain all the information that may be important to you. This summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. As used in this "Summary--The Exchange Offer" section, all references to "we," "us," "our," and all similar references are to Toll Brothers Finance Corp.

The Exchange Offer......................  The exchange offer relates to the exchange of up to $250 million
                                          aggregate principal amount of our
                                          5.95% Senior Notes due 2013 that
                                          have been registered under the
                                          Securities Act of 1933 for an equal
                                          aggregate principal amount of our
                                          outstanding unregistered 5.95%
                                          Senior Notes due 2013. On September
                                          3, 2003, we issued and sold $250
                                          million in aggregate principal
                                          amount of these old notes in a
                                          private placement. The form and
                                          terms of the exchange notes are
                                          substantially the same as the form
                                          and terms of the old notes, except
                                          that the exchange notes have been
                                          registered under the Securities Act
                                          and will not bear legends
                                          restricting their transfer. We
                                          issued the old notes under an
                                          indenture which grants you a number
                                          of rights. The exchange notes also
                                          will be issued under that indenture
                                          and you will have the same rights
                                          under the indenture as the holders
                                          of the old notes. See "Description
                                          of Exchange Notes." We are offering
                                          to exchange $1,000 principal amount
                                          of our exchange notes for each
                                          $1,000 principal amount of old
                                          notes.

Accrued Interest on the
Exchange Notes..........................  Interest on the exchange notes will accrue from the last interest
                                          payment date on which interest was
                                          paid on the old notes or, if no
                                          interest was paid on the old notes,
                                          from the date of issuance of the old
                                          notes, which was September 3, 2003.
                                          Holders whose old notes are accepted
                                          for exchange will be deemed to have
                                          waived the right to receive any
                                          interest accrued on the old notes.

No Minimum Condition....................  We are not conditioning the exchange offer on the tender of any minimum
                                          principal amount of old notes.

Expiration Date.........................  The exchange offer will expire at
                                          5:00 p.m., New York City time, on
                                          ___________________________ , 2003
                                          unless we decide to extend the
                                          exchange offer.

Withdrawal Rights.......................  You may withdraw your tender at any time before the exchange offer
                                          expires.

Conditions to the Exchange Offer........  The exchange offer is subject to customary conditions, which we may
                                          waive. We currently anticipate that
                                          each of the conditions will be
                                          satisfied and that we will not need to
                                          waive any conditions. We reserve the
                                          right to terminate or amend the
                                          exchange offer at any time before the
                                          expiration date if any of the
                                          conditions occurs. For additional
                                          information, see the section "The
                                          Exchange Offer" in this prospectus
                                          under the subheading "Certain
                                          Conditions to the Exchange Offer."

Procedures for Tendering Old Notes......  If you are a holder of old notes who wishes to accept the exchange offer,
                                          you must:

                                          o complete, sign and date the
                                            accompanying letter of transmittal,
                                            or a facsimile of the letter of
                                            transmittal, and mail or otherwise
                                            deliver the letter of transmittal,
                                            together with your old notes, to the
                                            exchange agent at the address
                                            provided in the section "The
                                            Exchange Offer" in this prospectus
                                            under the subheading "Exchange
                                            Agent"; or

                                          o arrange for The Depository Trust
                                            Company to transmit certain required
                                            information, including an agent's
                                            message forming part of a book-entry
                                            transfer in which you agree to be
                                            bound by the terms of the letter of
                                            transmittal, to the exchange agent
                                            in connection with a book-entry
                                            transfer.

Resale Without Further Registration.....  We believe that you may resell or otherwise transfer the exchange notes
                                          that you receive in the exchange offer
                                          without complying with the
                                          registration and prospectus delivery
                                          provisions of the Securities Act so
                                          long as you are not a broker-dealer
                                          and you meet the following conditions:

                                          o you are not an "affiliate" of ours
                                            within the meaning of Rule 405 of
                                            the Securities Act;

                                          o you are acquiring the exchange
                                            notes issued in the exchange offer
                                            in the ordinary course of your
                                            business; and

                                          o you have no arrangement or
                                            understanding with any person to
                                            participate in the distribution of
                                            the exchange notes.

                                          By signing the letter of transmittal
                                          and tendering your old notes, you will
                                          be making representations to this
                                          effect. You may incur liability under
                                          the Securities Act if:

                                          o any of the representations listed
                                            above are not true; and

                                          o you transfer any exchange note
                                            issued to you in the exchange offer
                                            without complying with the
                                            registration and prospectus delivery
                                            requirements of the Securities Act,
                                            unless the transfer otherwise meets
                                            an exemption from the registration
                                            requirements under the Securities
                                            Act.

                                          We do not assume, or indemnify you
                                          against, liability under these
                                          circumstances which means that we will
                                          not protect you from any loss you
                                          incur as a result of this liability.

Restrictions on Resale by Broker-Dealers  Each broker-dealer that has received exchange notes for its own account in
                                          exchange for old notes that were
                                          acquired as a result of market- making
                                          or other trading activities must
                                          acknowledge that it will deliver a
                                          prospectus meeting the requirements of
                                          the Securities Act in connection with
                                          any resale of the exchange notes. A
                                          broker-dealer may use this prospectus
                                          in connection with any resale for a
                                          period of 270 days after the end of
                                          the exchange offer.

Special Procedures for Beneficial Owners  If you beneficially own old notes registered in the name of a broker,
                                          dealer, commercial bank, trust
                                          company or other nominee and you
                                          wish to tender your old notes in the
                                          exchange offer, you should contact
                                          the registered holder promptly and
                                          instruct it to tender on your
                                          behalf. If you wish to tender on
                                          your own behalf, you must, prior to
                                          completing and executing the letter
                                          of transmittal and delivering your
                                          old notes, either arrange to have
                                          your old notes registered in your
                                          name or obtain a properly completed
                                          bond power from the registered holder.
                                          The transfer of registered ownership
                                          may take considerable time.

Guaranteed Delivery Procedures..........  If you wish to tender your old notes and time will not permit your required
                                          documents to reach the exchange agent
                                          by the expiration date, or the
                                          procedures for book- entry transfer
                                          cannot be completed on time, you may
                                          tender your old notes according to the
                                          guaranteed delivery procedures
                                          described in the section "The Exchange
                                          Offer" in this prospectus under the
                                          subheading "Procedures for Tendering
                                          Old Notes."

Acceptance of Old Notes and
  Delivery of Exchange Notes............  We will accept for exchange all old notes which are properly tendered in
                                          the exchange offer prior to 5:00
                                          p.m., New York City time, on the
                                          expiration date. The exchange notes
                                          issued in the exchange offer will be
                                          delivered promptly following the
                                          expiration date. For additional
                                          information, see the section "The
                                          Exchange Offer" in this prospectus
                                          under the subheading "Acceptance of
                                          Old Notes for Exchange; Delivery of
                                          Exchange Notes."

Use of Proceeds.........................  We will not receive any proceeds from the issuance of exchange notes
                                          in the exchange offer. We will pay
                                          for our expenses incident to the
                                          exchange offer.

Federal Income Tax......................  The exchange of exchange notes for old notes in the exchange offer will
                                          not be a taxable event for federal
                                          income tax purposes. For additional
                                          information, see the section "United
                                          States Federal Income Tax
                                          Considerations" in this prospectus.

Effect on Holders of Old Notes..........  As a result of this exchange offer, we will have fulfilled a covenant
                                          contained in the registration rights
                                          agreement dated as of September 3,
                                          2003 by and among Toll Brothers
                                          Finance Corp., Toll Brothers, Inc. and
                                          the initial purchaser named in the
                                          agreement and, accordingly, there will
                                          be no increase in the interest rate on
                                          the old notes. If you do not tender
                                          your old notes in the exchange offer:

                                          o you will continue to hold the old
                                            notes and will be entitled to all
                                            the rights and limitations
                                            applicable to the old notes under
                                            the indenture governing the notes,
                                            except for any rights under the
                                            registration rights agreement that
                                            terminate as a result of the
                                            completion of the exchange offer;
                                            and

                                          o you will not have any further
                                            registration or exchange rights and
                                            your old notes will continue to be
                                            subject to restrictions on transfer.
                                            Accordingly, the trading market for
                                            untendered old notes could be
                                            adversely affected.

Exchange Agent..........................  Bank One Trust Company, NA is serving as exchange agent in connection with
                                          the exchange offer.

                           Summary--The Exchange Notes

    The following highlights selected information from this document and may not contain all the information that may be important to you. This summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference in this prospectus. As used in this "Summary--The Exchange Notes" section, all references to "we," "us," "our," and all similar references are to Toll Brothers Finance Corp.

Terms of the Exchange Notes:

Issuer..................................  Toll Brothers Finance Corp.

Exchange Notes Offered..................  Up to $250 million principal amount of 5.95% Senior Notes due 2013. The
                                          form and terms of the exchange notes
                                          will be the same as the form and terms
                                          of the old notes, except that:

                                          o the exchange notes will have been
                                            registered under the Securities Act,
                                            will not contain transfer
                                            restrictions, and will not bear
                                            legends restricting their transfer;

                                          o the exchange notes will not contain
                                            terms providing for the payment of
                                            additional interest under
                                            circumstances relating to our
                                            obligation to file and cause to be
                                            effective a registration statement;

                                          o the exchange notes will be
                                            represented by one or more global
                                            notes in book entry form; and

                                          o the exchange notes will be issuable
                                            in denominations of $1,000 and
                                            multiples thereof.

Interest................................  Interest will accrue on the exchange notes at a rate of 5.95% per annum and
                                          will be payable semi-annually in
                                          arrears on March 15 and September 15
                                          of each year, commencing on March 15,
                                          2004. Interest will accrue from
                                          September 3, 2003, the date of
                                          issuance of the old notes, or, if
                                          interest has already been paid, from
                                          the date it was most recently paid.

Maturity Date...........................  September 15, 2013.

Ranking.................................  The exchange notes will be:

                                          o structurally subordinated to the
                                            prior claims of creditors, including
                                            trade creditors, of the subsidiaries
                                            of Toll Brothers, Inc. that are not
                                            guarantors of the exchange notes,
                                            the aggregate amount of which claims
                                            was approximately $123.7 million at
                                            July 31, 2003; and

                                          o effectively subordinated to the
                                            secured indebtedness of the
                                            guarantors of the exchange notes,
                                            which indebtedness is comprised
                                            principally of indebtedness secured
                                            by purchase money mortgages on some
                                            of their respective real property,
                                            the aggregate principal amount of
                                            which indebtedness was approximately
                                            $55.4 million at July 31, 2003.

                                          The exchange notes will rank equally
                                          with all of our unsecured and
                                          unsubordinated indebtedness
                                          including,without limitation, our
                                          6.875% Senior Notes due 2012 and any
                                          indebtedness arising from our
                                          guarantee of the $575 million
                                          unsecured revolving credit facility
                                          and $222.5 million term loan of First
                                          Huntingdon Finance Corp., and will
                                          rank senior to Toll Corp.'s senior
                                          subordinated indebtedness. For
                                          additional information on the material
                                          indebtedness of Toll Brothers, Inc.
                                          and its subsidiaries other than the
                                          old notes, see "Description of Other
                                          Indebtedness" in this prospectus.

                                          For information regarding the ranking
                                          of the guarantees being issued by Toll
                                          Brothers, Inc. and its guarantor
                                          subsidiaries, see "Guarantees" in this
                                          "Summary--The Exchange Notes."

Guarantees..............................  Payment of principal and interest on the exchange notes will be fully and
                                          unconditionally guaranteed, jointly
                                          and severally, by Toll Brothers, Inc.
                                          and all of its subsidiaries that
                                          guarantee its current bank credit
                                          facilities. Each guarantee will rank
                                          equally with all other unsecured and
                                          unsubordinated indebtedness of the
                                          entity giving the guarantee including,
                                          without limitation, any indebtedness
                                          arising from the entity's guarantee of
                                          our 6.875% Senior Notes due 2012 and
                                          the unsecured revolving credit
                                          facility and term loan of First
                                          Huntingdon Finance Corp. At July 31,
                                          2003, these guarantors had
                                          approximately $55.4 million aggregate
                                          principal amount of secured
                                          indebtedness comprised principally of
                                          indebtedness secured by purchase money
                                          mortgages on some of their respective
                                          real property for borrowed money
                                          outstanding, which indebtedness will
                                          rank senior to their guarantees of the
                                          exchange notes. In addition, Toll
                                          Brothers, Inc.'s guarantee will be
                                          structurally subordinated to the prior
                                          claims of creditors, including trade
                                          creditors, of its subsidiaries that
                                          are not guarantors of the exchange
                                          notes, the aggregate amount of which
                                          claims was approximately $123.7
                                          million at July 31, 2003 and will rank
                                          senior to its guarantee of the senior
                                          subordinated notes of Toll Corp.
                                          Certain subsidiaries of Toll Brothers,
                                          Inc. which had guaranteed the old
                                          notes at the time of their issuance
                                          have since been merged into other
                                          guarantor entities, have been
                                          dissolved or are not guarantors under
                                          our bank credit facilities and will
                                          not be guarantors of the exchange
                                          notes. Certain other subsidiaries that
                                          had not guaranteed the old notes will
                                          guarantee the exchange notes.


Optional Redemption.....................  We may redeem any or all of the exchange notes at any time at a
                                          redemption price equal to the
                                          greater of (a) 100% of the principal
                                          amount of the exchange notes being
                                          redeemed and (b) the sum of the
                                          present values of the remaining
                                          scheduled payments of principal and
                                          interest on the exchange notes being
                                          redeemed, discounted to the
                                          redemption date on a semi-annual
                                          basis (assuming a 360-day year
                                          consisting of twelve 30-day months)
                                          at the Treasury rate with respect to
                                          the applicable redemption date plus 20
                                          basis points, plus, in each case,
                                          accrued and unpaid interest on the
                                          exchange notes to the redemption date.

Sinking Fund............................  None.


Denominations...........................  $1,000 and integral multiples thereof.

Use of Proceeds.........................  We will not receive any cash proceeds from the exchange offer.

Absence of Market for the Exchange Notes  The exchange notes are a new issue of securities with no established
                                          trading market. While we expect to
                                          list the exchange notes on the New
                                          York Stock Exchange, we cannot
                                          assure you that an active trading
                                          market for the exchange notes will
                                          develop, or that if one does
                                          develop, it will be maintained.


General Indenture Provisions Applicable to the Exchange Notes:


No Limit on Debt........................  Except as noted below under "Certain
                                          Covenants," the indenture governing
                                          the exchange notes does not limit
                                          the amount of debt that we may issue
                                          or provide holders any protection
                                          should we be involved in a highly
                                          leveraged transaction. Each of Toll
                                          Brothers, Inc. and the other
                                          guarantors of the exchange notes is a
                                          guarantor of the $575 million
                                          unsecured revolving credit facility of
                                          First Huntingdon Finance Corp., a
                                          wholly-owned, indirect subsidiary of
                                          Toll Brothers, Inc., with 17 banks,
                                          which facility extends to March 2006.
                                          At July 31, 2003, there were no
                                          borrowings outstanding under this
                                          facility and approximately $108.1
                                          million of letters of credit were
                                          outstanding under the facility.


Certain Covenants.......................  The indenture governing the exchange notes contains covenants that, among
                                          other things, will limit our ability
                                          and the ability of Toll Brothers,
                                          Inc. and some of its subsidiaries
                                          to:

                                          o issue, assume or guarantee certain
                                            additional secured indebtedness;
                                            and

                                          o engage in sale and lease-back
                                            transactions.

                                          These covenants are subject to
                                          important exceptions and
                                          qualifications, which are described
                                          under the heading "Description of
                                          Exchange Notes" in this prospectus.

Events of Default.......................  Each of the following is an event of default under the indenture
                                          governing the senior notes:

                                          o our failure for 30 days to pay
                                            interest when due on the senior
                                            notes of any series issued
                                            under the indenture;

                                          o our failure to pay principal of or
                                            premium, if any, on the senior
                                            notes of any series issued
                                            under the indenture when due;

                                          o our failure or the failure of Toll
                                            Brothers, Inc. or any guarantor
                                            which is a significant subsidiary
                                            to perform other covenants with
                                            respect to the senior
                                            notes of any series issued
                                            under the indenture, the
                                            indenture or the guarantees for 60
                                            days after receipt of notice of
                                            failure;

                                          o the occurrence of a default in
                                            respect to our debt or the debt
                                            (except certain non-recourse debt)
                                            of Toll Brothers, Inc. or any
                                            guarantor totaling $10 million or
                                            more in aggregate principal amount,
                                            resulting in the acceleration of
                                            such debt or due to the failure to
                                            pay such debt at maturity;

                                          o an acceleration or significant
                                            modification occurs with respect to
                                            any series of the senior
                                            subordinated notes of Toll Corp., if
                                            on the date of occurrence the
                                            outstanding principal amount of such
                                            senior subordinated notes exceeds $5
                                            million;

                                          o any guarantee in respect of the
                                            senior notes of any series issued
                                            under the indenture by Toll
                                            Brothers, Inc. or guarantors that
                                            are significant subsidiaries ceases
                                            to be in full force and effect and
                                            enforceable in accordance with its
                                            terms; and

                                          o certain events of bankruptcy,
                                            insolvency or reorganization
                                            affecting us, Toll Brothers, Inc.
                                            or other guarantors that are
                                            significant subsidiaries.

                                          If any event of default occurs and is
                                          continuing, the trustee under the
                                          indenture or holders of at least 25%
                                          in aggregate principal amount of
                                          outstanding senior notes of the
                                          applicable series issued under the
                                          indenture may declare the principal
                                          thereof immediately due and payable.

Other...................................  The exchange notes and any old notes not exchanged for the exchange notes
                                          will constitute a single series of
                                          senior notes under the indenture and
                                          will therefore vote together as a
                                          single class for purposes of
                                          determining whether the holders of the
                                          requisite percentage in outstanding
                                          principal amount have taken certain
                                          actions or exercised certain rights
                                          under the indenture.




                          SUMMARY FINANCIAL INFORMATION
                             (Dollars in Thousands)


         The following summary consolidated financial information for each of the annual periods in the five years ended October 31, 2002 is derived from our audited consolidated financial statements. The following summary consolidated financial information for the nine months ended July 31, 2002 and 2003 is derived from our unaudited quarterly consolidated financial statements and, in the opinion of management, includes all adjustments (consisting of normal recurring items) necessary for the fair presentation of the results for such periods. The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto contained in our annual report on Form 10-K for the fiscal year ended October 31, 2002 and our quarterly report on Form 10-Q for the quarter ended July 31, 2003 which are incorporated into this prospectus by reference. The results of operations for the nine months ended July 31, 2003 may not be indicative of results of operations to be expected for the fiscal year.




                                                                                               Nine-months ended
                                             Year ended October 31,                                 July 31,
                       ------------------------------------------------------------------- ------------------------------
                           1998         1999         2000          2001          2002         2002              2003
                       ------------- ------------ ------------  ------------  ------------ --------------  --------------
Income Statement Data:
Revenues                 $1,210,816   $1,464,115   $1,814,362    $2,229,605    $2,328,972   $1,623,382      $1,871,877
Income before taxes (1)    $132,523     $160,432     $230,966      $337,889      $347,318     $237,413        $263,391
Net income                  $84,704     $101,566     $145,943      $213,673      $219,887     $150,504        $166,438
Other Financial Data:
Depreciation and
   amortization              $6,095       $7,514       $8,528        $9,356       $10,495       $8,104          $8,841
Interest incurred           $39,801      $52,914      $60,275       $79,245       $90,331      $67,550         $76,831
Ratio of earnings
  to fixed charges (2)        4.17x        3.75x        4.56x         4.94x         4.49x        4.13x           3.99x


                                                 At October 31,                                     At July 31,
                       ------------------------------------------------------------------- ------------------------------
                           1998         1999         2000          2001          2002         2002              2003
                       ------------- ------------ ------------  ------------  ------------ --------------  --------------
Balance Sheet Data:
Inventory                $1,111,223   $1,443,282   $1,712,383    $2,183,541    $2,551,061   $2,525,660      $2,965,669
Total assets             $1,254,468   $1,668,062   $2,030,254    $2,532,200    $2,895,365   $2,769,933      $3,402,333
Debt
 Loans payable             $182,292    $213,317     $326,537       $362,712      $253,194     $254,601        $282,694
 Senior notes                     -           -            -             -              -            -         298,182
 Subordinated notes         269,296     469,418      469,499        669,581       819,663      819,643         719,973
 Mortgage company
  warehouse loan             -            -            -             24,754        48,996       26,434          94,647
                         ----------   ----------   ----------    ----------    ----------   ----------     -----------
Total debt                 $451,588     $682,735     $796,036    $1,057,047    $1,121,853   $1,100,678      $1,395,496
                         ----------   ----------   ----------    ----------    ----------   ----------     -----------
Stockholders' equity       $525,756     $616,334     $745,145      $912,583    $1,129,509   $1,059,190      $1,288,307


(1) Statement of Financial Accounting Standards No. 145 ("SFAS No. 145"), "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections," requires all gains and losses from the extinguishment of debt to be included as an item of continuing operations. The provisions of SFAS No. 145 relating to the rescission of SFAS. No. 4, "Reporting Gains and Losses from Extinguishment of Debt," became effective for our fiscal year 2003. SFAS No. 145 requires us to also reclassify any prior periods that are presented. In accordance with SFAS No. 145, our fiscal 1998 and 1999 income before taxes have been restated to reflect losses on the early retirement of debt of $1.8 million and $2.3 million, respectively.


(2) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus interest expense and fixed charges except interest incurred. Fixed charges consist of interest incurred, whether expensed or capitalized, one-third of rent expense that is representative of the interest factor and amortization of debt discount and issuance costs. The pro forma ratio of earnings to fixed charges would be 3.63x for the year ended October 31, 2002 and 3.78x for the nine months ended July 31, 2003 assuming that the $250 million principal amount of old notes, the $300 million principal amount of the 6.875% Senior Notes due 2012 and the $150 million principal amount of the 8.25% Senior Subordinated Notes due 2011 issued in November 2001 were outstanding as of November 1, 2001, and assuming that the $100 million principal amount of 8 3/4% Senior Subordinated Notes due 2006, which were redeemed in December 2002, and the $100 million principal amount of 7 3/4% Senior Subordinated Notes due 2007, which were redeemed in October 2003, were redeemed as of October 31, 2001.

                                  RISK FACTORS

         You should consider carefully the following risk factors, as well as all of the other information contained or incorporated by reference in this prospectus, before making an investment in the exchange notes offered by this prospectus.


Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the senior notes.

         We have a significant amount of indebtedness. The following tables show important credit statistics. The ratios of earnings to fixed charges are presented on a pro forma basis assuming that the $250 million principal amount of old notes, the $300 million principal amount of 6.875% Senior Notes due 2012 issued in November 2002 and the $150 million principal amount of 8.25% Senior Subordinated Notes due 2011 issued in November 2001 were outstanding as of November 1, 2001, and assuming that the $100 million principal amount of 8 3/4% Senior Subordinated Notes due 2006, which were redeemed in December 2002, and the 7 3/4% Senior Subordinated Notes due 2007 which were redeemed in October 2003, were paid as of October 31, 2001:

                                                                   At
                                                             July 31, 2003
                                                             ($ in thousands)
                                                             ----------------
Total indebtedness(1)........................................  $1,397,341
Stockholders' equity(1)......................................  $1,288,307
Debt to equity ratio.........................................     1.08x

--------------------
(1) Does not include the $86.4 million of proceeds from the sale of 3,000,000 shares of our common stock on August 18, 2003, the $250 million of senior notes issued on September 3, 2003 and the redemption of the $100 million of 7 3/4% Senior Subordinated Notes due 2007 on October 6, 2003.

                              For the Year Ended      For the Nine Months Ended
                               October 31, 2002            July 31, 2003
                              ------------------      -------------------------
                                                             (unaudited)
Pro forma ratio of earnings
    to fixed charges.............   3.63x                       3.78x

        Our substantial indebtedness could have important consequences to you. For example, it could:

         o make it more difficult for us to satisfy our obligations with respect to the senior notes;

         o increase our vulnerability to general adverse economic and industry conditions;

         o limit our ability to borrow money or sell stock to fund future working capital, capital expenditures, debt service requirements and other general corporate requirements;

         o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing our ability to use our cash flow for other purposes;

         o limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

         o make it more difficult for us to meet our debt service obligations in the event that there is a substantial increase in interest rates because our indebtedness under our bank credit facilities bears interest at fluctuating rates;

         o place us at a competitive disadvantage compared to our competitors that have less debt; and

         o limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. Failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

         The indentures governing the senior notes, the 6.875% Senior Notes due 2012 of Toll Brothers Finance Corp. and the senior subordinated notes of Toll Corp., as well as the terms and conditions of our bank credit facilities, impose restrictions on our operations and activities and require us to comply with financial covenants. If we fail to comply with any of these restrictions or covenants, the trustees or the banks, as appropriate, could cause our debt to become due and payable before maturity. In addition, each of the indentures governing the senior notes, the 6.875% Senior Notes due 2012 of Toll Brothers Finance Corp. and the senior subordinated notes of Toll Corp., as well as the terms and conditions of our bank credit facilities, contain cross default provisions which, in general, have the effect that a default under any one of these instruments will constitute a default under all of them. In the event of such a default, it is unlikely that we would be able to repay all of this outstanding indebtedness simultaneously. At July 31, 2003, the aggregate amount of borrowings outstanding under the 6.875% Senior Notes due 2012 of Toll Brothers Finance Corp., the senior subordinated notes of Toll Corp. and the bank credit facilities was approximately $1.24 billion. This amount does not reflect the issuance, on September 3, 2003, of $250 million aggregate principal amount of old notes or the redemption, on October 6, 2003, of $100 million aggregate principal amount of 7 3/4% Senior Subordinated Notes due 2007 of Toll Corp.

Despite our current indebtedness levels, we may be able to incur more debt. If we incur more debt, it could intensify the risks described above.

         Toll Brothers, Inc., Toll Brothers Finance Corp. and other subsidiaries of Toll Brothers, Inc. may be able to incur substantial additional indebtedness, including secured indebtedness that ranks senior to the senior notes and the guarantees. The terms of the indenture do not fully prohibit Toll Brothers, Inc., Toll Brothers Finance Corp., or any other subsidiary of Toll Brothers, Inc. from incurring such indebtedness. At July 31, 2003, we had a $575 million unsecured revolving credit facility with 17 banks which extends to March 2006. At July 31, 2003, we had no borrowings against the facility and approximately $108.1 million of letters of credit outstanding under the facility. In addition to our revolving bank credit facility, at July 31, 2003 we had a term loan of $222.5 million due July 2005. At July 31, 2003, we had outstanding, through Toll Brothers Finance Corp., $300 million in senior notes guaranteed, on a senior basis, by Toll Brothers, Inc. and certain of its subsidiaries and we had outstanding, through Toll Corp., a wholly-owned, indirect subsidiary of Toll Brothers, Inc., an aggregate principal amount of $720 million in senior subordinated notes guaranteed, on a senior subordinated basis, by Toll Brothers, Inc. These amounts do not reflect the issuance, on September 3, 2003, of $250 million aggregate principal amount of old notes or the redemption, on October 6, 2003, of $100 million aggregate principal amount of 7 3/4% Senior Subordinated Notes due 2007 of Toll Corp. If new debt is added to the current debt levels of Toll Brothers, Inc., Toll Brothers Finance Corp. and/or the other subsidiaries of Toll Brothers, Inc., the related risks that we now face could intensify.

To service our indebtedness, including the senior notes, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

         Our ability to meet our debt service and other obligations will depend upon our future performance. We are engaged in a business that is substantially affected by changes in economic cycles. Our revenues and earnings vary with the level of general economic activity in the markets we serve. Financial, political, business and other factors, many of which are beyond our control, also could affect our business. Our annual debt service obligations vary from year to year, principally due to the varying maturities of our indebtedness. At July 31, 2003, annual interest payment requirements were approximately $102 million.

         Interest rates on a substantial portion of our existing indebtedness are fixed. However, changes in prevailing interest rates may affect our ability to meet our debt service obligations, because borrowings under our bank credit facilities may bear interest at floating rates. A higher interest rate on our debt could adversely affect our operating results. A one percent (1%) increase in interest rates would have increased our annual interest cost at July 31, 2003 by approximately $1.0 million. Higher interest rates may also affect the desire or ability of customers to buy our houses. We cannot be certain that our earnings will be sufficient to allow us to pay the principal and interest on our debt, including the senior notes, and meet our other obligations. If we do not have enough money, we may be required to refinance all or part of our existing debt, including the senior notes, sell assets, borrow more money or raise equity. We may not be able to refinance our debt, sell assets, borrow more money or raise equity on terms acceptable to us, if at all.

The senior notes are subordinated to the secured debt of Toll Brothers Finance Corp., are effectively subordinated to the secured debt of Toll Brothers, Inc. and the guarantor subsidiaries and are structurally subordinated to the liabilities of Toll Brothers, Inc.'s subsidiaries that do not guarantee the senior notes.

         The senior notes are the senior unsecured obligations of Toll Brothers Finance Corp. and are subordinated in right of payment to future secured debt of Toll Brothers Finance Corp., and are effectively subordinated in right of payment to existing and future secured debt of Toll Brothers, Inc. and the guarantor subsidiaries, including the obligations of the guarantor subsidiaries under various purchase money mortgages, to the extent of such security. The effect of this subordination is that if Toll Brothers Finance Corp., Toll Brothers, Inc. or a guarantor subsidiary is involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, or upon a default in payment on, or the acceleration of, any secured debt, the assets of Toll Brothers Finance Corp., Toll Brothers, Inc. and the guarantor subsidiaries that secure the secured debt will be available to pay obligations on the senior notes only after all secured debt has been paid in full from those assets. At July 31, 2003, we had approximately $55.4 million aggregate principal amount of such secured indebtedness for borrowed money outstanding.

         The senior notes are structurally subordinated in right of payment to all existing and future debt and other liabilities, including trade payables, of Toll Brothers, Inc.'s non-guarantor subsidiaries and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets of those subsidiaries. There was approximately $123.7 million aggregate amount of these claims outstanding at July 31, 2003. We may not have sufficient assets remaining to pay amounts due on any or all of the senior notes then outstanding.

A court may void the subsidiary guarantees of the senior notes or subordinate the subsidiary guarantees to other obligations of the subsidiary guarantors.

         Although standards may vary depending upon the applicable law, generally under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void all or a portion of the subsidiary guarantees of the senior notes or subordinate the subsidiary guarantees to other obligations of Toll Brothers, Inc. and/or the subsidiary guarantors. If the claims of the holders of the senior notes against any subsidiary guarantor were held to be subordinated in favor of other creditors of that subsidiary guarantor, the other creditors would be entitled to be paid in full before any payment could be made on the senior notes. If one or more of the subsidiary guarantees were voided or subordinated, we cannot assure you that, after providing for all prior claims, there would be sufficient assets remaining to satisfy the claims of the holders of the senior notes.

The indenture governing the senior notes contains few covenants or other provisions to protect holders of the senior notes in the event of a change in control, highly leveraged transaction, change in credit rating or other similar occurrence.

         The indenture governing the senior notes contains only limited events of default other than our failure to pay principal and interest on time. Except as noted below and further described under the heading "Description of Exchange Notes," the indenture governing the senior notes does not contain covenants or other provisions to protect holders of the senior notes in the event of a change of control, a highly leveraged transaction, a change of credit rating or other similar occurrence. The indenture provides limited protection for holders of the senior notes if we are purchased through what is known as a leveraged buy-out or if there is a change in who has voting control over us. A leveraged buy-out is a transaction where a buyer seeking to purchase us relies on our credit and uses our assets as collateral to borrow funds to finance the purchase. If we are acquired, the indenture requires the buyer to assume our obligations to holders of the senior notes. However, the indenture does not prohibit the buyer from incurring additional debt including, subject to exceptions and qualifications, secured debt which might be equal or senior in right of payment to that of the holders of the senior notes. This might reduce the cash available to us, or to anyone who may acquire us, and impair our ability, or the ability of anyone who acquires us, to make payments on the senior notes.

If an active trading market for the exchange notes fails to develop, the trading price and liquidity of the exchange notes could be adversely affected.

         The exchange notes are expected to be listed on the New York Stock Exchange. However, an active market for the exchange notes may not develop. We do not expect any affiliate of ours to make a market in the exchange notes. The initial purchaser of the old notes has advised us that it currently intends to make a market in the exchange notes. However, the initial purchaser is not obligated to make a market and may discontinue its market-making activity at any time without notice. The liquidity of the trading market for the exchange notes will depend in part on the level of participation of the holders of the old notes in the exchange offer. The greater the participation in the exchange offer, the greater the liquidity of the trading market for the exchange notes and the lesser the liquidity of the trading market for the old notes not tendered during the exchange offer. We do not know how many holders of the old notes will accept this exchange offer and, therefore, do not know what principal amount of the exchange notes will be issued. In addition, market making activity by the initial purchaser will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934. As a result, we cannot assure you that any market for the exchange notes will develop, or, if one does develop, that it will be maintained. If an active market for the exchange notes fails to develop, or be maintained, the trading price and liquidity of the exchange notes could be adversely affected.


         Future trading prices of the exchange notes would depend on many factors, including among others, prevailing interest rates, our operating results, and the market for similar securities. Depending on prevailing interest rates, our financial condition, the market for similar securities and other factors, the exchange notes could trade at a discount from their principal amount.


If you fail to exchange your old notes by properly tendering them for exchange notes in the exchange offer, your old notes will continue to be subject to transfer restrictions and may have reduced liquidity.


         We will issue exchange notes only in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of old notes.

         If you do not exchange your old notes for exchange notes in the exchange offer by properly tendering them for exchange notes, your old notes will continue to be subject to the restrictions on transfer described in the legend on your old notes. The restrictions on transfer of your old notes arise because we issued the old notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. As we do not intend to register the old notes under the Securities Act, in the event the exchange offer is completed, holders of old notes which have not been exchanged who seek liquidity in their investment would have to rely on exemptions to the registration requirements under the securities laws, including the Securities Act. Consequently, holders of old notes who do not participate in the exchange offer could experience significant diminution in the value of their old notes, compared to the value of the exchange notes. See "The Exchange Offer - Consequences of Failure to Exchange Old Notes" for a discussion of possible consequences of failing to exchange your old notes.

An adverse change in economic conditions could reduce the demand for homes and, as a result, could reduce our earnings.

         Changes in national and regional economic conditions, as well as local economic conditions where we conduct our operations and where prospective purchasers of our homes live, can have a negative impact on our business. Adverse changes in employment levels, job growth, consumer confidence, housing demand, interest rates and population growth may reduce demand and depress prices for our homes. This, in turn, can reduce our earnings.

The homebuilding industry is highly competitive and, if others are more successful, our business could decline.

         We operate in a very competitive environment, which is characterized by competition from a number of other homebuilders in each market in which we operate. We compete with large national and regional homebuilders and with smaller local homebuilders for land, financing, raw materials and skilled management and labor resources. We also compete with the resale, or "previously owned," home market. Increased competition could cause us to increase our selling incentives and/or reduce our prices. An oversupply of homes available for sale could also depress our home prices and adversely affect our operations. If we are unable to compete effectively in our markets, our business could decline.

If land is not available at reasonable prices, our sales and earnings could decrease.

         Our operations depend on our ability to continue to obtain land for the development of our residential communities at reasonable prices. Changes in the general availability of land, competition for available land, availability of financing to acquire land, zoning regulations that limit housing density and other market conditions may hurt our ability to obtain land for new residential communities. If the supply of land appropriate for development of our residential communities becomes more limited because of these factors, or for any reason, the cost of land could increase and/or the number of homes that we build and sell could be reduced.

If the market value of our homes drops significantly, our profits could decrease.

         The market value of our land and housing inventories depends on market conditions. We acquire land for expansion into new markets and for replacement of land inventory and expansion within our current markets. If housing demand decreases below what we anticipated when we acquired our inventory, we may not be able to make profits similar to what we have made in the past, may experience less than anticipated profits and/or may not be able to recover our costs when we build and sell homes. In the face of adverse market conditions, we may have substantial inventory carrying costs or we may have to sell land or homes at a loss.

Government regulations may delay the start or completion of our communities, increase our expenses or limit our homebuilding activities, which could have a negative impact on our operations.

         We must obtain the approval of numerous governmental authorities in connection with our development activities, and these governmental authorities often have broad discretion in exercising their approval authority. We incur substantial costs related to compliance with legal and regulatory requirements. Any increase in legal and regulatory requirements may cause us to incur substantial additional costs, as discussed below. Various local, state and federal statutes, ordinances, rules and regulations concerning building, zoning, sales and similar matters apply to and/or affect the housing industry. This governmental regulation affects construction activities as well as sales activities, mortgage lending activities and other dealings with consumers. The industry also has experienced an increase in state and local legislation and regulations which limit the availability of land. We may be required to apply for additional approvals or modify our existing approvals because of changes in local circumstances or applicable law.

Expansion of regulation in the housing industry has increased the time required to obtain the necessary approvals to begin construction and has prolonged the time between the initial acquisition of land or land options and the commencement and completion of construction. These delays can increase our costs and decrease our profitability.

         Municipalities may restrict or place moratoriums on the availability of utilities, such as water and sewer taps. In some areas, municipalities may enact growth control initiatives, which will restrict the number of building permits available in a given year. If municipalities in which we operate take actions like these, it could have an adverse effect on our business by causing delays, increasing our costs or severely limiting our ability to operate in those municipalities.

Increases in taxes or government fees could increase our costs, and adverse changes in tax laws could reduce customer demand for our homes.

         Increases in real estate taxes and other local government fees, such as fees imposed on developers to fund schools, open space, road improvements, and/or provide low and moderate income housing, could increase our costs and have an adverse effect on our operations. In addition, increases in local real estate taxes could adversely affect our potential customers who may consider those costs in determining whether to make a new home purchase and decide, as a result, not to purchase one of our homes. In addition, any changes in the income tax laws that would reduce or eliminate tax incentives to homeowners could make housing less affordable or otherwise reduce the demand for housing, which in turn could reduce our sales and hurt our operating results.

Adverse weather conditions and conditions in nature beyond our control could disrupt the development of our communities, which could harm our sales and earnings.

         Adverse weather conditions and natural disasters, such as hurricanes, tornadoes, earthquakes, floods and fires, can have serious effects on our ability to develop our residential communities. We also may be affected by unforeseen engineering, environmental or geological problems. Any of these adverse events or circumstances could cause delays in the completion of, or increase the cost of, developing one or more of our residential communities and, as a result, could harm our sales and earnings.

If we experience shortages of labor and supplies or other circumstances beyond our control, there could be delays or increased costs in developing our communities, which would adversely affect our operating results.

         Our ability to develop residential communities may be affected by circumstances beyond our control, including: work stoppages, labor disputes and shortages of qualified trades people, such as carpenters, roofers, electricians and plumbers; lack of availability of adequate utility infrastructure and services; our need to rely on local subcontractors who may not be adequately capitalized or insured; and shortages or fluctuations in prices of building materials. Any of these circumstances could give rise to delays in the start or completion of, or increase the cost of, developing one or more of our residential communities. We may not be able to recover these increased costs by raising our home prices because, typically, the price for each home is set months prior to delivery in a home sale contract with the customer. If that happens, our operating results could be harmed. Additionally, we may be limited in the amount we can raise sales prices by our customers' willingness to pay higher prices.

         We are subject to one collective bargaining agreement that covers less than 5% of our employees. We have not experienced any work stoppages due to strikes by unionized workers, but we cannot assure you that there will not be any work stoppages due to strikes or other job actions in the future. We use independent contractors to construct our homes. At any given point in time, some or all of these subcontractors may be unionized.

Product liability litigation and warranty claims that arise in the ordinary course of business may be costly, which could adversely affect our business.

         As a homebuilder, we are subject to construction defect and home warranty claims arising in the ordinary course of business. These claims are common in the homebuilding industry and can be costly. In addition, the costs of insuring against construction defect and product liability claims are high, and the amount of coverage offered by insurance companies is currently limited. There can be no assurance that this coverage will not be further restricted and become more costly. If we are not able to obtain adequate insurance against these claims, we may experience losses that could hurt our business.

If we are not able to obtain suitable financing, our business may decline.

         Our business and earnings depend substantially on our ability to obtain financing for the development of our residential communities, whether from bank borrowings or from sales of our debt or equity securities. If we are not able to obtain suitable financing, our costs could increase and our revenues could decrease, or we could be precluded from continuing our operations at current levels.

         Increases in interest rates can make it more difficult and/or expensive for us to obtain the funds we need to operate our business. The amount of interest we incur on our revolving bank credit facility fluctuates based on changes in short-term interest rates, the amount of borrowings we incur and the ratings that national rating agencies assign to our outstanding debt securities. Increases in interest rates generally and/or any downgrading in the ratings that national rating agencies assign to our outstanding debt securities would increase the interest rates we must pay on our debt securities, and any such ratings downgrade could also make it more difficult for us to sell our debt securities.

If our potential customers are not able to obtain suitable financing, our business may decline.

         Our business and earnings also depend on the ability of our potential customers to obtain mortgages for the purchase of our homes. Increases in the cost of home mortgage financing could prevent our potential customers from purchasing our homes. In addition, where our potential customers must sell their existing homes in order to buy a home from us, increases in mortgage costs could prevent the buyers of our customers' existing homes from obtaining the mortgages they need to complete the purchase, which could result in our potential customers' inability to buy a home from us. If our potential customers or the buyers of our customers' existing homes are not able to obtain suitable financing, our sales and revenues could decline.

Our principal stockholders may effectively exercise control over matters requiring stockholder approval.

         As of October 3, 2003, Robert I. Toll and his affiliates owned, directly or indirectly, or had the right to acquire within 60 days, approximately 20% of the outstanding shares of Toll Brothers, Inc.'s common stock, and his brother Bruce E. Toll and his affiliates owned, directly or indirectly, or had the right to acquire within 60 days, approximately 11% of the outstanding shares of Toll Brothers, Inc.'s common stock. To the extent they and their affiliates vote their shares in the same manner, their combined stock ownership may effectively give them the power to elect all of the directors and control the management, operations and affairs of Toll Brothers, Inc. Their ownership may discourage someone from making a significant equity investment in Toll Brothers, Inc., even if we needed the investment to operate our business. The large percentage of stock they own could also delay or prevent a change of control transaction that other stockholders may deem to be in their best interests, such as a transaction in which the other stockholders would receive a premium for their shares over their current trading prices.

Our business is seasonal in nature, so our quarterly operating results fluctuate.

         Our quarterly operating results typically fluctuate with the seasons. A significant portion of our home purchase contracts are entered into with customers in the winter and spring months. Construction on a customer's home typically proceeds after signing the contract and can require 12 months or more to complete. Weather-related problems may occur in the late winter and early spring delaying starts or closings or increasing costs and reducing profitability. In addition, delays in opening new communities or new sections of existing communities could have an adverse impact on home sales and revenues. Because of these factors, our quarterly operating results may be uneven and may be marked by lower revenues and earnings in some quarters.

Future terrorist attacks against the United States or increased domestic or international instability could have an adverse effect on our operations.

         In the weeks following the September 11, 2001 terrorist attacks, we experienced a sharp decrease in the number of orders for new homes and cancellation of many existing orders. Although new home purchases stabilized and subsequently recovered in the months after that initial period, a generalized economic uncertainty persists. Adverse developments in the war on terrorism, future terrorist attacks against the United States, or increased domestic or international instability could adversely affect our business.

                           FORWARD-LOOKING STATEMENTS

         Some of the information included in this prospectus may contain forward-looking statements. They contain words like "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "may," "can," "could," "predict," "potential," "continue," "might" and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Such statements include information relating to anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income to be realized from our investments in joint ventures and the Toll Brothers Realty Trust Group, the ability to acquire land, the ability to gain approvals and to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of opportunities in the future, and stock market valuations. These forward-looking statements are subject to certain risks and uncertainties, including those described in the "Risk Factors" section of this prospectus. Additional risks that may affect our future performance are included elsewhere in this prospectus and in our other filings with the SEC. When considering forward-looking statements, you should keep in mind these risk factors and other cautionary statements. Forward-looking statements speak only as of the date made and you should not place undue reliance thereon.

         Any or all of the forward-looking statements included in this prospectus or in any reports or public statements made by us may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. Many factors mentioned in this prospectus or in reports or public statements made by us, such as government regulation and the competitive environment, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.

         We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto, should be consulted. The above-referenced risks, uncertainties and possible inaccurate assumptions relevant to our business include factors we believe could cause our actual results to differ materially from expected and historical results. Other factors beyond those referenced above, including factors unknown to us and factors known to us which we have not determined are material, could also adversely affect us.

                                 USE OF PROCEEDS

   We will not receive any proceeds from the exchange of the exchange notes for the old notes pursuant to the exchange offer.

   We have used the aggregate net proceeds of the offering of the old notes for the repayment of all of the $100 million outstanding of our 7 3/4% Senior Subordinated Notes due 2007 and for general corporate purposes.

                                 CAPITALIZATION

         The following table sets forth the consolidated capitalization of Toll Brothers, Inc. at July 31, 2003, as adjusted to give effect to the issuance on September 3, 2003 of the 5.95% Senior Notes due 2013 and the redemption on October 6, 2003 of the 7 3/4% Senior Subordinated Notes due 2007:

                                                                         July 31, 2003
                                                                  Actual              As Adjusted
                                                                ----------            -----------
                                                                         (In Thousands)
Debt(1):
  Loans payable                                                   $282,694             $282,694
  5.95 % Senior Notes due 2013                                           -              250,000
  6.875% Senior Notes due 2012                                     300,000              300,000
  7 3/4% Senior Subordinated Notes due 2007                        100,000                    -
  8 1/8% Senior Subordinated Notes due 2009                        170,000              170,000
  8% Senior Subordinated Notes due 2009                            100,000              100,000
  8 1/4% Senior Subordinated Notes due 2011                        200,000              200,000
  8.25% Senior Subordinated Notes due 2011                         150,000              150,000
  Mortgage company warehouse loan                                   94,647               94,647
                                                                 ---------            ---------
       Total debt                                                1,397,341            1,547,341
                                                                 ---------            ---------
Stockholders' equity:(2)
  Preferred stock, par value $.01 per
     share; none issued
  Common stock, par value $.01 per share;
     74.0 million shares issued                                        740                  740
  Additional paid-in capital                                       101,443              101,443
  Treasury stock, at cost;
     4.0 million shares                                           (82,113)             (82,113)
  Retained earnings                                              1,268,237            1,268,237
                                                                 ---------            ---------
      Total stockholders' equity                                 1,288,307            1,288,307
                                                                 ---------            ---------
Total debt and stockholders' equity                             $2,685,648           $2,835,648
                                                                 =========            =========

(1) At July 31, 2003, we had a $575 million unsecured revolving bank credit facility with 17 banks which extends through March 2006. Interest is payable on short-term borrowings under the facility at 0.90% above the Eurodollar rate or at other specified variable rates as selected by us from time to time. At July 31, 2003, we had no borrowings against the facility and approximately $108.1 million of letters of credit outstanding under the facility. In addition to our revolving credit facility, at July 31, 2003, we had a $222.5 million term loan from a number of banks and $60.2 million of purchase money mortgages payable and other debt.

(2) Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. Our board of directors is authorized to amend our Certificate of Incorporation to increase the number of authorized shares of common stock to 200,000,000 shares and the number of shares of authorized preferred stock to 15,000,000 shares. Amounts do not include the proceeds from the sale of 3,000,000 shares of our common stock for $86.4 million on August 18, 2003.

         SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OPERATING DATA
                             (Dollars in Thousands)

         The following selected consolidated financial information for each of the annual periods in the five years ended October 31, 2002 is derived from our audited consolidated financial statements. The following selected consolidated financial information for the nine months ended July 31, 2002 and 2003 is derived from our unaudited quarterly consolidated financial statements and, in the opinion of management, includes all adjustments (consisting of normal recurring items) necessary for the fair presentation of the results for such periods. The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto contained in our annual report on Form 10-K for the fiscal year ended October 31, 2002 and our quarterly report on Form 10-Q for the quarter ended July 31, 2003 which are incorporated into this prospectus by reference. The results of operations for the nine months ended July 31, 2003 may not be indicative of results of operations to be expected for the fiscal year.


                                                                                                          Nine-months ended
                                                   Year ended October 31,                                     July 31,
                         ---------------------------------------------------------------------------- ------------------------------
                             1998           1999            2000           2001            2002           2002            2003
                         -------------- --------------  -------------- --------------  -------------- --------------  --------------
Income Statement Data:
Revenues                    $1,210,816     $1,464,115      $1,814,362     $2,229,605      $2,328,972     $1,623,382      $1,871,877
Income before taxes (1)       $132,523       $160,432        $230,966       $337,889        $347,318       $237,413        $263,391
Net income                     $84,704       $101,566        $145,943       $213,673        $219,887       $150,504        $166,438
Other Financial Data:
Depreciation and
   amortization                 $6,095         $7,514          $8,528         $9,356         $10,495         $8,104          $8,841
Interest incurred              $39,801        $52,914         $60,275        $79,245         $90,331        $67,550         $76,831
Ratio of earnings
  to fixed charges (2)           4.17x          3.75x           4.56x          4.94x           4.49x          4.13x           3.99x


                                           At October 31,                                                     At July 31,
                         -------------- ------------------------------------------------------------- ------------------------------
                             1998           1999            2000           2001            2002           2002            2003
                         -------------- --------------  -------------- --------------  -------------- --------------  --------------
Balance Sheet Data:
Inventory                   $1,111,223     $1,443,282      $1,712,383     $2,183,541      $2,551,061     $2,525,660      $2,965,669
Total assets                $1,254,468     $1,668,062      $2,030,254     $2,532,200      $2,895,365     $2,769,933      $3,402,333
Debt
 Loans payable                $182,292       $213,317        $326,537       $362,712        $253,194       $254,601        $282,694
 Senior notes                  -              -               -              -               -              -               298,182
 Subordinated notes            269,296        469,418         469,499        669,581         819,663        819,643         719,973
 Mortgage company
  warehouse loan               -              -               -               24,754          48,996         26,434          94,647
                          ------------     ----------      ----------    -----------      ----------     ----------      ----------
Total debt                    $451,588       $682,735        $796,036     $1,057,047      $1,121,853     $1,100,678      $1,395,496
                          ------------     ----------      ----------    -----------      ----------     ----------      ----------
Stockholders' equity          $525,756       $616,334        $745,145       $912,583      $1,129,509     $1,059,190      $1,288,307

                                                                                                            Nine-months ended
                                                   Year ended October 31,                                       July 31,
                         ---------------------------------------------------------------------------- ------------------------------
                             1998           1999            2000           2001            2002           2002            2003
                         -------------- --------------  -------------- --------------  -------------- --------------  --------------
Housing Data:
Number of homes closed           3,099          3,555           3,945          4,358           4,430          3,158           3,333
Sales value of homes
  closed                    $1,206,290     $1,438,171      $1,762,930     $2,180,469      $2,279,261      1,587,168       1,837,386
Number of homes
  contracted (3)                 3,387          3,845           4,418          4,366           5,113          3,908           4,404
Sales value of homes
  contracted (3)            $1,383,093     $1,640,990      $2,149,366     $2,173,938      $2,748,171     $2,091,593      $2,465,429

                                                       At October 31,                                          At July 31,
                         ---------------------------------------------------------------------------- ------------------------------
                             1998           1999            2000           2001            2002           2002            2003
                         -------------- --------------  -------------- --------------  -------------- --------------  --------------
Number of homes in
  backlog (4)                    1,892          2,381           2,779          2,727           3,366          3,441           4,411
Sales value of homes in
  backlog (4)                 $814,714     $1,067,685      $1,434,946     $1,411,374      $1,866,294     $1,904,539      $2,486,126
Home sites
  Owned                         15,578         23,163          22,275         25,981          25,822         26,013          28,070
  Controlled                    14,803         11,268          10,843         13,165          15,022         15,800          18,382
                          ------------     ----------      ----------    -----------      ----------     ----------      ----------
     Total                      30,381         34,431          33,118         39,146          40,844         41,813          46,452
                          ============     ==========      ==========    ===========      ==========     ==========      ==========

(1) Statement of Financial Accounting Standards No. 145 ("SFAS No. 145"), "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections," requires all gains and losses from the extinguishment of debt to be included as an item of continuing operations. The provisions of SFAS No. 145 relating to the rescission of SFAS. No. 4, "Reporting Gains and Losses from Extinguishment of Debt," became effective for our fiscal year 2003. SFAS No. 145 requires us to also reclassify any prior periods that are presented. In accordance with SFAS No. 145, our fiscal 1998 and 1999 income before taxes have been restated to reflect losses on the early retirement of debt of $1.8 million and $2.3 million, respectively.

(2) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus interest expense and fixed charges except interest incurred. Fixed charges consist of interest incurred, whether expensed or capitalized, one-third of rent expense that is representative of the interest factor and amortization of debt discount and issuance costs. The pro forma ratio of earnings to fixed charges would be 3.63x for the year ended October 31, 2002 and 3.78x for the nine months ended July 31, 2003 assuming that the $250 million principal amount of old notes, the $300 million principal amount of the 6.875% Senior Notes due 2012 and the $150 million principal amount of the 8.25% Senior Subordinated Notes due 2011 issued in November 2001 were outstanding as of November 1, 2001, and assuming that the $100 million principal amount of 8 3/4% Senior Subordinated Notes due 2006, which were redeemed in December 2002, and the $100 million principal amount of 7 3/4% Senior Subordinated Notes due 2007, which were redeemed in October 2003, were redeemed as of October 31, 2001.


(3) New contracts for fiscal 2001 and 2002 included $15.4 million (52 homes) and $13.7 million (43 homes), respectively, from an unconsolidated 50% owned joint venture. New contracts for the nine months ended July 31, 2002 and 2003 included $8.9 million (26 homes) and $6.5 million (21 homes), respectively, from this joint venture.

(4) Backlog consists of homes which were under contract but not closed at the end of the period. Backlog at October 31, 2001 and 2002 included $7.8 million (25 homes) and $7.5 million (24 homes), respectively, from an unconsolidated 50% owned joint venture. Backlog at July 31, 2002 and 2003 included $5.4 million (15 homes) and $5.8 million (19 homes), respectively, from this joint venture.

                                 THE GUARANTORS


         The guarantors comprise substantially all of our wholly-owned homebuilding subsidiaries and each is a guarantor under our bank credit facilities and our 6.875% Senior Notes due 2012. Non-homebuilding subsidiaries engage in ancillary businesses such as mortgage, title insurance, security monitoring, internet access and insurance. The guarantors consist of: Toll Brothers, Inc., Amwell Chase, Inc., Brentwood Investments I, Inc., Bunker Hill Estates, Inc., Chesterbrooke, Inc., Connecticut Land Corp., Daylesford Development Corp., Eastern States Engineering, Inc., Edmunds-Toll Construction Company, Fairway Valley, Inc., First Brandywine Finance Corp., First Brandywine Investment Corp. II, First Brandywine Investment Corp. III, First Brandywine Investment Corp. IV, First Huntingdon Finance Corp., Franklin Farms G.P., Inc., Frenchman's Reserve Country Club, Inc., HQZ Acquisitions, Inc., MA Limited Land Corporation, Maple Point, Inc., Maryland Limited Land Corporation, Mizner Country Club, Inc., Mountain View Country Club, Inc., Polekoff Farm, Inc., Silverman Development Company, Inc., SH Homes Corporation, SI Investment Corporation, Springfield Chase, Inc., Stewarts Crossing, Inc., TB Proprietary Corp., TB Proprietary LP, Inc., Tenby Hunt, Inc., The Silverman Building Companies, Inc., Toll AZ GP Corp., Toll Bros., Inc. (PA), Toll Bros., Inc. (DE), Toll Bros., Inc. (TX), Toll Bros. of Arizona, Inc., Toll Bros. of North Carolina, Inc., Toll Bros. of North Carolina II, Inc., Toll Bros. of North Carolina III, Inc., Toll Bros. of Tennessee, Inc., Toll Brothers Real Estate, Inc., Toll CA GP Corp., Toll CO GP Corp., Toll Corp., Toll Finance Corp., Toll FL GP Corp., Toll Holdings, Inc., Toll IL GP Corp., Toll Land Corp. No. 6, Toll Land Corp. No. 10, Toll Land Corp. No. 20, Toll Land Corp. No. 43, Toll Land Corp. No. 45, Toll Land Corp. No. 46, Toll Land Corp. No. 47, Toll Land Corp. No. 48, Toll Land Corp. No. 49, Toll Land Corp. No. 50, Toll Land Corp. No. 51, Toll Land Corp. No. 52, Toll Land Corp. No. 53, Toll Land Corp. No. 55, Toll Land Corp. No. 56, Toll Land Corp. No. 58, Toll Land Corp. No. 59, Toll Land Corp. No. 60, Toll Management AZ Corp., Toll Management VA Corp., Toll MI GP Corp., Toll MN GP Corp., Toll NH GP Corp., Toll NJ Builder Corp., Toll NJX-I Corp., Toll NJX-II Corp., Toll NJX III Corp., Toll NJX IV Corp., Toll NV GP Corp., Toll NC GP Corp., Toll OH GP Corp., Toll PA Builder Corp., Toll PA GP Corp., Toll PA II GP Corp., Toll Peppertree, Inc., Toll Philmont Corporation, Toll Realty Holdings Corp. I, Toll Realty Holdings Corp. II, Toll Realty Holdings Corp. III, Toll RI GP Corp., Toll SC GP Corp., Toll TN GP Corp., Toll TX GP Corp., Toll VA GP Corp., Toll VA Member Two, Inc., Toll Wood Corporation, Toll YL, Inc., Valley Forge Conservation Holding GP Corp., Warren Chase, Inc., Windsor Development Corp., Afton Chase, L.P.,

Audubon Ridge, L.P., Beaumont Chase, L.P., Belmont Land, L.P., Bennington Hunt, L.P., Bernards Chase, L.P., Binks Estates Limited Partnership, The Bird Estate Limited Partnership, Blue Bell Country Club, L.P., Branchburg Ridge, L.P., Brandywine River Estates, L.P., Brass Castle Estates, L.P., Brentwood Investments, L.P., Bridle Estates, L.P., Broad Run Associates, L.P., Buckingham Woods, L.P., Bucks County Country Club, L.P., CC Estates Limited Partnership, Calabasas View, L.P., Charlestown Hills, L.P., Cheltenham Estates Limited Partnership, Chesterbrooke Limited Partnership, Cobblestones at Thornbury, L.P., Cold Spring Hunt, L.P., Coleman-Toll Limited Partnership, Concord Chase, L.P., Cortlandt Chase, L.P., Delray Limited Partnership, Dolington Estates, L.P., Dominion Country Club, L.P., Eagle Farm Limited Partnership, Edmunds-Toll Limited Partnership, The Estates at Brooke Manor Limited Partnership, Estates at Coronado Pointe, L.P., Estates at Princeton Junction, L.P., Estates at Rivers Edge, L.P., Estates at San Juan Capistrano, L.P., The Estates at Summit Chase, L.P., Fairfax Investment, L.P., Fairfax Station Hunt, L.P., Fair Lakes Chase, L.P., Fairway Mews Limited Partnership, Farmwell Hunt, L.P., First Brandywine Partners, L.P., Franklin Oaks Limited Partnership, Freehold Chase, L.P., Great Falls Hunt, L.P., Great Falls Woods, L.P., Greens at Waynesborough, L.P., Greenwich Chase, L.P., Greenwich Station, L.P., Hockessin Chase, L.P., Holland Ridge, L.P., Holliston Hunt Limited Partnership, Hopewell Hunt, L.P., Huckins Farm Limited Partnership, Hunter Mill, L.P., Hunterdon Chase, L.P., Hunterdon Ridge, L.P., Huntington Estates Limited Partnership, Hurley Ridge Limited Partnership, Kensington Woods Limited Partnership, Knolls of Birmingham, L.P., Lakeridge, L.P., Lakeway Hills Properties, L.P., Laurel Creek, L.P., Loudoun Valley Associates, L.P., Mallard Lakes, L.P., Manalapan Hunt, L.P., Marshallton Chase, L.P., Mill Road Estates, L.P., Montgomery Chase, L.P., Montgomery Oaks, L.P., Moorestown Hunt, L.P., Mount Kisco Chase, L.P., NC Country Club Estates Limited Partnership, Newport Ridge Limited Partnership, Newtown Chase Limited Partnership, Northampton Crest, L.P., Northampton Preserve, L.P., Patriots, L.P., The Preserve at Annapolis Limited Partnership, The Preserve at Boca Raton Limited Partnership, Preston Village Limited Partnership, Princeton Hunt, L.P., Providence Hunt, L.P., Providence Plantation Limited Partnership, Regency at Dominion Valley, L.P., River Crossing, L.P., Rolling Greens, L.P., Rose Hollow Crossing Associates, Seaside Estates Limited Partnership, Shrewsbury Hunt Limited Partnership, Silverman-Toll Limited Partnership, Somers Chase, L.P., Somerset Development Limited Partnership, South Riding, L.P., South Riding Partners, L.P., Southlake Woods, L.P., Southport Landing Limited Partnership, Springton Pointe, L.P., Stone Mill Estates, L.P., Stoney Ford Estates, L.P., Swedesford Chase, L.P., TBI/Heron Bay Limited Partnership, TBI/Naples Limited Partnership, TBI/Palm Beach Limited Partnership, TB Proprietary, L.P., Thornbury Knoll, L.P., Timber Ridge Investment Limited Partnership, Toll at Brier Creek Limited Partnership, Toll at Daventry Park, L.P., Toll at Payne Ranch, L.P., Toll at Princeton Walk, L.P., Toll at Westlake, L.P., Toll at Whippoorwill, L.P., Toll Bros. of Tennessee, L.P., Toll Brothers Maryland II Limited Partnership, Toll CA, L.P., Toll CA II, L.P., Toll CA III, L.P., Toll CA IV, L.P., Toll CA V, L.P., Toll CA VI, L.P., Toll CO, L.P., Toll Costa, L.P., Toll CT Limited Partnership, Toll CT II Limited Partnership, Toll CT Westport Limited Partnership, Toll-Dublin, L.P., Toll Estero Limited Partnership, Toll FL Limited Partnership, Toll FL II Limited Partnership, Toll FL III Limited Partnership, Toll Ft. Myers Limited Partnership, Toll Grove LP, Toll IL, L.P., Toll IL II, L.P., Toll IL III, L.P., Toll IL HWCC, L.P., Toll Land Limited Partnership, Toll Land IV Limited Partnership, Toll Land V Limited Partnership, Toll Land VI Limited Partnership, Toll Land VII Limited Partnership, Toll Land IX Limited Partnership, Toll Land X Limited Partnership, Toll Land XI Limited Partnership, Toll Land XIII Limited Partnership, Toll Land XIV Limited Partnership, Toll Land XV Limited Partnership, Toll Land XVI Limited Partnership, Toll Land XVII Limited Partnership, Toll Land XVIII Limited Partnership, Toll Land XIX Limited Partnership, Toll Land XX Limited Partnership, Toll Land XXI Limited Partnership, Toll Land XXII Limited Partnership, Toll Land XXIII Limited Partnership, Toll Land XXV Limited Partnership, Toll Land XXVI Limited Partnership, Toll Marshall LP, Toll MD Limited Partnership, Toll MD II Limited Partnership, Toll MD III Limited Partnership, Toll MD IV Limited Partnership, Toll MD V Limited Partnership, Toll MI Limited Partnership, Toll MI II Limited Partnership, Toll MI III Limited Partnership, Toll MN L.P., Toll Naples Limited Partnership, Toll Naval Associates,

Toll NH Limited Partnership, Toll NJ, L.P., Toll NJ II, L.P., Toll NJ III, L.P., Toll NJ IV, L.P., Toll NJ V, L.P., Toll NJ VI, L.P., Toll NJ Builder I, L.P., Toll Northville Limited Partnership, Toll Northville Golf Limited Partnership, Toll NV Limited Partnership, Toll PA, L.P., Toll PA II, L.P., Toll PA III, L.P., Toll PA IV, L.P., Toll PA V, L.P., Toll PA VI, L.P., Toll PA VII, L.P., Toll Peppertree, L.P., Toll Reston Associates, L.P., Toll RI, L.P., Toll RI II, L.P., Toll SC, L.P., Toll SC II, L.P., Toll TX, L.P., Toll TX II, L.P., Toll VA, L.P., Toll VA II, L.P., Toll VA IV, L.P., Toll VA V, L.P., Toll Venice Limited Partnership, Toll YL, L.P., Toll YL II, L.P., Trumbull Hunt Limited Partnership, Uwchlan Woods, L.P., Valley Forge Conservation Holding, L.P., Valley Forge Woods, L.P., Valley View Estates Limited Partnership, Village Partners, L.P., Waldon Preserve Limited Partnership, Warwick Greene, L.P., Warwick Woods, L.P., Washington Greene Development, L.P., West Amwell Limited Partnership, Whiteland Woods, L.P., Wichita Chase, L.P., Willowdale Crossing, L.P., Wilson Concord, L.P., The Woods at Highland Lakes, L.P., The Woods at Long Valley, L.P., Wrightstown Hunt, L.P., Yardley Estates, L.P., Belmont Country Club I LLC, Belmont Country Club II LLC, Big Branch Overlook L.L.C., Brier Creek Country Club I LLC, Brier Creek Country Club II LLC, C.B.A.Z. Construction Company LLC, C.B.A.Z. Holding Company LLC, Creeks Farm L.L.C., Dominion Valley Country Club I LLC, Dominion Valley Country Club II LLC, ELB Investments I LLC, ELB Investments II LLC, FC Investments I LLC, FC Investments II LLC, Feys Property LLC, First Brandywine LLC I, First Brandywine LLC II, First Brandywine LLC III, First Brandywine LLC IV, Frenchman's Reserve Realty, LLC, Golf I Country Club Estates at Moorpark LLC, Golf II Country Club Estates at Moorpark LLC, High Pointe at Hopewell, LLC, Hunt's Bluff LLC, Long Meadows TBI, LLC, Mizner Realty, L.L.C., Mountain View Country Club I LLC, Mountain View Country Club II LLC, Naples Lakes Country Club, L.L.C., Naples TBI Realty, LLC, Northville Hills Golf Club LLC, Nosan & Silverman Homes LLC, Palm Cove Golf & Yacht Club I LLC, Palm Cove Golf & Yacht Club II LLC, Palm Cove Marina I LLC, Palm Cove Marina II LLC, Regency at Denville, LLC, Regency at Dominion Valley LLC, The Regency Golf Club I LLC, The Regency Golf Club II LLC, RiverCrest Sewer Company, LLC, Sapling Ridge, LLC, South Riding Realty LLC, SR Amberlea LLC, Stoney Kill LLC, Toll Brothers Realty Michigan II LLC, Toll Cedar Hunt LLC, Toll DE X, LLC, Toll-Dublin, LLC, Toll Equipment, L.L.C., Toll Glastonbury LLC, Toll NJ I, L.L.C., Toll NJ II, L.L.C., Toll Realty L.L.C., Toll Reston Associates, L.L.C., Toll VA L.L.C., Toll VA III L.L.C., Toll Van Wyck LLC, Virginia Construction Co. I, LLC, Virginia Construction Co. II, LLC, 60 Industrial Parkway Cheektowaga, LLC and 2301 Fallston Road LLC.

                        DESCRIPTION OF OTHER INDEBTEDNESS

         The following is a brief summary of some of the important terms and conditions, including financial covenants, of our other material indebtedness. If we fail to comply with any of these financial covenants, the trustees or the banks, as appropriate, could cause the indebtedness to become due and payable before maturity. In addition, each of the indentures governing the senior notes, the 6.875% Senior Notes due 2012 of Toll Brothers Finance Corp., and the senior subordinated notes of Toll Corp., as well as the terms and conditions of our bank credit facilities, contain cross default provisions which, in general, have the effect that a default under any one of these instruments will constitute a default under all of them. At July 31, 2003, the aggregate amount of borrowings outstanding under the 6.875% Senior Notes due 2012 of Toll Brothers Finance Corp., the senior subordinated notes of Toll Corp. and the bank credit facilities was approximately $1.24 billion.

Revolving Credit Facility

         We have a $575 million revolving credit facility with 17 banks which extends to March 2006. The revolving credit agreement includes financial covenants related to the maximum leverage ratio (as defined in the agreement) we may have, which is not permitted to exceed 2.00 to 1.00, and the maintenance of a minimum tangible net worth (as defined in the agreement) which, at July 31, 2003, was required to exceed approximately $819 million. Under the terms of the facility, at July 31, 2003, we had a leverage ratio of approximately .733 to
1.00 and a tangible net worth of approximately $1.26 billion.

Term Loan

         We have a $222.5 million term loan with 11 banks which extends to July 2005. The term loan agreement includes financial covenants related to the maximum leverage ratio (as defined in the agreement) we may have, which is not permitted to exceed 2.25 to 1.00, and the maintenance of a minimum tangible net worth (as defined in the agreement) which, at July 31, 2003, was required to exceed approximately $640 million. Under the terms of the term loan agreement, at July 31, 2003, we had a leverage ratio of approximately .730 to 1.00 and a tangible net worth of approximately $1.27 billion.

Other Senior Notes

         We have outstanding $300 million in principal amount of 6.875% Senior Notes due 2012. The 6.875% Senior Notes due 2012 were issued for ten years and are redeemable at our option in whole at any time or in part from time to time at a price equal to the greater of (a) 100% of the principal amount of the 6.875% Senior Notes due 2012 to be redeemed and (b) the sum of the present values of the remaining scheduled payments of principal of notes to be redeemed and the interest thereon that would be due after the redemption date but for the redemption (provided, however, that if the redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to the redemption date), discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 45 basis points (0.45%). The 6.875% Senior Notes due 2012 also were issued under the Indenture and the terms and conditions of those notes are substantially the same as the terms and conditions of the old notes and the exchange notes.


Senior Subordinated Notes

         We had five issues of senior subordinated notes outstanding at July 31, 2003: 7 3/4% Senior Subordinated Notes due 2007, 8 1/8% Senior Subordinated Notes due 2009, 8% Senior Subordinated Notes due 2009, 8 1/4% Senior Subordinated Notes due 2011 and 8.25% Senior Subordinated Notes due 2011. At July 31, 2003, we had an aggregate of $720 million of these senior subordinated notes outstanding. On October 6, 2003, we used a portion of the net proceeds from the offering of the old notes to redeem all of the outstanding $100 million of Toll Corp.'s 7 3/4% Senior Subordinated Notes due 2007. Each issue of senior subordinated notes was issued for ten years and is redeemable in whole or in part at our option at various prices on or after the fifth anniversary of each issue's issuance. Under the terms of the indentures covering the senior subordinated notes, we are required to maintain a minimum consolidated net worth of $55 million. At July 31, 2003, our consolidated net worth was approximately $1.29 billion. All of these notes are unsecured senior subordinated obligations and rank junior to all of our senior debt.

                               THE EXCHANGE OFFER

   As used in this "The Exchange Offer" section, all references to "we," "us," "our" and all similar references are to Toll Brothers Finance Corp.

   As of the date of this prospectus, $250 million in principal amount of the old notes is outstanding. This prospectus, together with the letter of transmittal, is first being sent to holders on _________, 2003.

Purpose of the Exchange Offer

   We issued the old notes on September 3, 2003 in a transaction exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act"). Accordingly, the old notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

   In connection with the sale of the old notes, we entered into a registration rights agreement, which requires us to:

     o file a registration statement with the Securities and Exchange Commission (the "Commission") relating to the exchange offer on or prior to 120 days after the date of issuance of the old notes;

     o use our reasonable efforts to cause the registration statement relating to the exchange offer to become effective under the Securities Act within 225 days after the date of issuance of the old notes; and

     o use our reasonable best efforts to complete the exchange offer no later than 45 days after the exchange offer registration statement becomes effective.

   We are making the exchange offer to satisfy our obligations under the registration rights agreement. Other than pursuant to the registration rights agreement, we are not required to file any registration statement to register any outstanding old notes. Holders of old notes who do not tender their old notes or whose old notes are tendered but not accepted in the exchange offer must rely on an exemption from the registration requirements under the securities laws, including the Securities Act, if they wish to sell their old notes.

   We are making the exchange offer in reliance on the position of the staff of the Commission as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter and we can provide no assurance that the staff would make a similar determination with respect to the exchange offer as it has in interpretive letters to third parties. Based on these interpretations by the staff, we believe that the exchange notes issued in the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by a holder other than any holder who is a broker-dealer or an "affiliate" of ours within the meaning of Rule 405 of the Securities Act, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

     o the exchange notes are acquired in the ordinary course of the holder's business;

     o the holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

     o the holder is not engaged in, and does not intend to engage in a distribution of the exchange notes.

   For additional information, see the discussion in this section under the subheading "Resale of Exchange Notes."

   If you tender in the exchange offer for the purpose of participating in a distribution of the exchange notes, or if you are a broker-dealer who purchased the old notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, you cannot rely on the interpretations by the staff of the Commission stated in these no-action letters. Instead, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer, unless an exemption from these requirements is otherwise available.

   Further, each broker-dealer that receives the exchange notes for its own account in exchange for the old notes, where the broker-dealer acquired the old notes as a result of market-making or other trading activities, must acknowledge in a letter of transmittal that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange notes. The letter of transmittal states that by making this acknowledgment and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We have agreed that this prospectus may be used by a broker-dealer for any resale of exchange notes issued to it in the exchange offer for a period of 270 days after the expiration date of the exchange offer. We have the right, under limited circumstances, to suspend the use of this prospectus by broker-dealers, in which case the 270-day period would be extended by a number of days equal to the period of suspension. See "Plan of Distribution."

Terms of the Exchange

   We are offering to exchange, subject to the conditions described in this prospectus and in the letter of transmittal accompanying this prospectus, $250 million in aggregate principal amount of our 5.95% Senior Notes due 2013 that have been registered under the Securities Act for a like principal amount of our outstanding unregistered 5.95% Senior Notes due 2013. The terms of the exchange notes are identical in all material respects to the terms of the old notes, except that:

     o the exchange notes will have been registered under the Securities Act of 1933, will not contain transfer restrictions, and will not bear legends restricting their transfer;

     o the exchange notes will not contain terms providing for the payment of additional interest under circumstances relating to our obligation to file and cause to be effective a registration statement;

     o the exchange notes will be represented by one or more global notes in book entry form unless exchanged for notes in definitive certificated form under the limited circumstances described under "Description of the Exchange Notes - Global Notes and Book-Entry System"; and

     o the exchange notes will be issuable in denominations of $1,000 and integral multiples thereof.

   The exchange notes will generally be freely transferable by holders of the exchange notes and will not be subject to the terms of the registration rights agreement. The exchange notes will evidence the same indebtedness as the old notes exchanged therefor and will be entitled to the benefits of the indenture. For additional information, see the section "Description of Exchange Notes" in this prospectus.

   The exchange offer is not conditioned upon the tender of any minimum principal amount of old notes.

   The exchange notes will accrue interest from the last interest payment date on which interest was paid on the old notes or, if no interest was paid on the old notes, from the date of issuance of the old notes, which was on September 3, 2003. Holders whose old notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the old notes.

   Tendering holders of the old notes will not be required to pay brokerage commissions or fees or, transfer taxes, except as specified in the instructions in the letter of transmittal, with respect to the exchange of the old notes in the exchange offer.

Expiration Date; Extension; Termination; Amendment

   The exchange offer will expire at 5:00 p.m., New York City time, on ________, 2003, unless we, in our sole discretion, have extended the period of time for which the exchange offer is open. The time and date, as it may be extended, is referred to herein as the "expiration date." The expiration date will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Exchange Act. We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any old notes. We will extend the expiration date by giving oral or written notice of the extension to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During the extension, all old notes previously tendered will remain subject to the exchange offer unless properly withdrawn.

   We expressly reserve the right to:

     o terminate or amend the exchange offer and not to accept for exchange any old notes not previously accepted for exchange upon the occurrence of any of the events specified in this section under the subheading "Certain Conditions to the Exchange Offer" which have not been waived by us; and

    o amend the terms of the exchange offer in any manner which, in our good faith judgment, is advantageous to the holders of the old notes, whether before or after any tender of the old notes.

   If any termination or amendment occurs, we will notify the exchange agent and will either issue a press release or give oral or written notice to the holders of the old notes as promptly as practicable.

   For purposes of the exchange offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the exchange notes for the old notes promptly following the expiration date.

Procedures For Tendering Old Notes

   Our acceptance of old notes tendered by a holder will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal. All references in this prospectus to the letter of transmittal are deemed to include a facsimile of the letter of transmittal.

   A holder of old notes may tender the old notes by:

     o  properly completing and signing the letter of transmittal;

     o  properly completing any required signature guarantees;

     o properly completing any other documents required by the letter of transmittal; and

     o delivering all of the above, together with the certificate or certificates representing the old notes being tendered, to the exchange agent at its address set forth below at or prior to 5:00 p.m., New York City time on the expiration date; or

     o  complying with the procedure for book-entry transfer described below;
        or

     o  complying with the guaranteed delivery procedures described below.

   The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the holders. If the delivery is by mail, it is recommended that registered mail properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to ensure timely delivery. Holders should not send old notes or letters of transmittal to us.

   The signature on the letter of transmittal need not be guaranteed if:

     o tendered old notes are registered in the name of the signer of the letter of transmittal; and

     o the exchange notes to be issued in exchange for the old notes are to be issued in the name of the holder; and

     o  any untendered old notes are to be reissued in the name of the holder.

   In any other case, the tendered old notes must be:

     o endorsed or accompanied by written instruments of transfer in form satisfactory to us;

     o  duly executed by the holder; and

     o the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution, each an "eligible institution" that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act.

   If the exchange notes and/or old notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the old notes, the signature in the letter of transmittal must be guaranteed by an eligible institution.

   The exchange agent will make a request within two business days after the date of receipt of this prospectus to establish accounts with respect to the old notes at The Depository Trust Company, the "book-entry transfer facility," for the purpose of facilitating the exchange offer. We refer to the Depository Trust Company in this prospectus as "DTC." Subject to establishing the accounts, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer the old notes into the exchange agent's account with respect to the old notes in accordance with the book-entry transfer facility's procedures for the transfer. Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, an appropriate letter of transmittal with any required signature guarantee and all other required documents, or an agent's message, must in each case be properly transmitted to and received or confirmed by the exchange agent at its address set forth below prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

   The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC Automated Tender Offer Program. We refer to the Automated Tender Offer Program in this prospectus as "ATOP." Accordingly, DTC participants may, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an agent's message.

   The term "agent's message" means a message which:

     o  is transmitted by DTC;

     o received by the exchange agent and forming part of the book-entry transfer;

     o states that DTC has received an express acknowledgment from a participant in DTC that is tendering old notes which are the subject of the book-entry transfer;

     o states that the participant has received and agrees to be bound by all of the terms of the letter of transmittal; and

     o  states that we may enforce the agreement against the participant.

   If a holder desires to accept the exchange offer and time will not permit a letter of transmittal or old notes to reach the exchange agent before the expiration date or the procedure for book-entry transfer cannot be completed on a timely basis, the holder may effect a tender if the exchange agent has received at its address set forth below on or prior to the expiration date, a letter, telegram or facsimile transmission, and an original delivered by guaranteed overnight courier, from an eligible institution setting forth:

     o  the name and address of the tendering holder;

     o the names in which the old notes are registered and, if possible, the certificate numbers of the old notes to be tendered; and

     o a statement that the tender is being made thereby and guaranteeing that within three business days after the expiration date, the old notes in proper form for transfer, or a confirmation of book-entry transfer of such old notes into the exchange agent's account at the book-entry transfer facility and an agent's message, will be delivered by the eligible institution together with a properly completed and duly executed letter of transmittal and any other required documents.

   Unless old notes being tendered by the above-described method are deposited with the exchange agent, a tender will be deemed to have been received as of the date when:

     o the tendering holder's properly completed and duly signed letter of transmittal, or a properly transmitted agent's message, accompanied by the old notes or a confirmation of book-entry transfer of the old notes into the exchange agent's account at the book-entry transfer facility is received by the exchange agent; or

     o a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect from an eligible institution is received by the exchange agent.

   Issuances of exchange notes in exchange for old notes tendered pursuant to a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect by an eligible institution will be made only against deposit of the letter of transmittal and any other required documents and the tendered old notes or a confirmation of book-entry and an agent's message.

   All questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tenders of any old notes not properly tendered or not to accept any old notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any old notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. The interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions contained in the letter of transmittal, by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will any of us incur any liability for failure to give such notification.

   If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, the old notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the old notes.

   If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, such persons must submit proper evidence satisfactory to us of their authority to so act.

   By tendering, each holder represents to us that, among other things:

     o the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the holder;

     o the holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

     o the holder is not an "affiliate" of ours within the meaning of Rule 405 of the Securities Act.

   Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. For additional information, see the section "Plan of Distribution" in this prospectus.

Terms and Conditions of the Letter of Transmittal

   The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

   The party tendering old notes for exchange exchanges, assigns and transfers the old notes to us and irrevocably constitutes and appoints the exchange agent as the party's agent and attorney-in-fact to cause the old notes to be assigned, transferred and exchanged. We refer to the party tendering notes herein as the "transferor." The transferor represents and warrants that the transferor has full power and authority to tender, exchange, assign and transfer the old notes and to acquire exchange notes issuable upon the exchange of the tendered old notes, and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The transferor also warrants that the transferor will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered old notes or transfer ownership of the old notes on the account books maintained by a book-entry transfer facility. The transferor further agrees that acceptance of any tendered old notes by us and the issuance of exchange notes in exchange for old notes will constitute performance in full by us of various of our obligations under the registration rights agreement. All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor will be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the transferor.

   The transferor certifies that the transferor: is not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act; is acquiring the exchange notes offered hereby in the ordinary course of the transferor's business; and has no arrangement with any person to participate in the distribution of the exchange notes.

   Each holder, other than a broker-dealer, must acknowledge that the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes. Each transferor which is a broker-dealer receiving the exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

Withdrawal Rights

   Tenders of old notes may be withdrawn at any time before 5:00 p.m. New York City time, on the expiration date.

   For a withdrawal to be effective, a written notice of withdrawal sent by telex, facsimile transmission, or letter must be received by the exchange agent at the address set forth in this prospectus before 5:00 p.m. New York City time, on the expiration date. Any notice of withdrawal must:

     o specify the name of the person having tendered the old notes to be withdrawn;

     o identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of such old notes;

     o include a statement that the holder is withdrawing the holder's election to have the old notes exchanged;

     o be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the old notes into the name of the person withdrawing the tender; and

     o specify the name in which any such old notes are to be registered, if different from that of the person who tendered the old notes.

   The exchange agent will return the properly withdrawn old notes promptly following receipt of the notice of withdrawal. If old notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us and our determination will be final and binding on all parties.

   Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, the old notes will be credited to an account with the book-entry transfer facility specified by the holder. In either case, the old notes will be returned promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described in this section under the subheading "Procedures for Tendering Old Notes" at any time before the expiration date.

Acceptance of Old Notes for Exchange; Delivery of Exchange Notes

   Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, on the expiration date, all old notes properly tendered and not validly withdrawn and will issue or cause to be issued the exchange notes promptly after such acceptance. See the discussion in this section under the subheading "Certain Conditions to the Exchange Offer" for more detailed information. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, and if, we have given oral or written notice of our acceptance to the exchange agent.

   For each old note accepted for exchange, the holder of the old note will receive an exchange note having a principal amount equal to that of the surrendered old note.

   In all cases, issuance of exchange notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after:

     o timely receipt by the exchange agent of certificates for the old notes or a timely book-entry confirmation of the old notes into the exchange agent's account at the book-entry transfer facility;

     o a properly completed and duly executed letter of transmittal, or a properly transmitted agent's message; and

     o timely receipt by the exchange agent of all other required documents.

   If any tendered old notes are not accepted for any reason described in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or nonexchanged old notes will be returned without expense to the tendering holder of the old notes. In the case of old notes tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, the non-exchanged old notes will be credited to an account maintained with the book-entry transfer facility. In either case, the old notes will be returned as promptly as practicable after the expiration of the exchange offer.

Certain Conditions to the Exchange Offer

   Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate or amend the exchange offer, by oral or written notice to the exchange agent or by a timely press release, if, at any time before the acceptance of the old notes for exchange or the exchange of the exchange notes for such old notes, in our reasonable judgment any of the following conditions exist:

     o any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment would reasonably be expected to impair our ability to proceed with the exchange offer; or

     o the exchange offer, or the making of any exchange by a holder, violates applicable law or any applicable interpretation of the staff of the Commission.

   Regardless of whether any of the conditions has occurred, we may amend the exchange offer in any manner which, in our good faith judgment, is advantageous to holders of the old notes.

   The conditions described above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to the condition or we may waive any condition in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the rights described above will not be deemed a waiver of the right and each right will be deemed an ongoing right which we may assert at any time and from time to time.

   If we waive or amend the conditions above, we will, if required by law, extend the exchange offer for a minimum of five business days from the date that we first give notice, by public announcement or otherwise, of the waiver or amendment, if the exchange offer would otherwise expire within the five business-day period. Any determination by us concerning the events described above will be final and binding upon all parties.

   The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered.

Exchange Agent

   Bank One Trust Company, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below:

    By Registered
    or Certified      Facsimile Transactions:        By Hand or Overnight
    Mail:             (Eligible Institutions Only)   Delivery:
    --------------   ----------------------------   ----------------------------
    Bank One          (614) 248-9987                Bank One Trust Company, N.A.
    Trust                                           1111 Polaris Parkway
    Company, N.A.     To Confirm by Telephone       Suite N1-OH1-0184
    1111 Polaris      or for Information Call:      Columbus, Ohio 43240
    Parkway           ------------------------      Attn: Exchanges
    Suite N1-OH1-     (800) 346-5153
    0184
    Columbus,
    Ohio 43240
    Attn:
    Exchanges

   You should direct questions, requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent at the address and telephone number set forth in the letter of transmittal.

   Delivery to an address other than as set forth on the letter of transmittal, or transmissions of instructions via a facsimile number other than the one set forth on the letter of transmittal, will not constitute a valid delivery.

Solicitation of Tenders; Fees and Expenses

   We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the old notes and in handling or forwarding tenders for their customers.

   We will pay the estimated cash expenses to be incurred in connection with the exchange offer. We estimate the expenses to be approximately $250,000, which includes fees and expenses of the exchange agent and trustee, registration fees, and accounting, legal, printing and related fees and expenses.

   No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, such information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made pursuant to this prospectus, under any circumstances, creates any implication that there has been no change in our affairs since the respective dates as of which information is given in this prospectus. The exchange offer is not being made to, and tenders will not be accepted from or on behalf of, holders of old notes in any jurisdiction in which the making of the exchange offer or the acceptance of the exchange offer would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take such action as we may deem necessary to make the exchange offer in the jurisdiction and extend the exchange offer to holders of old notes in the jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on our behalf by one or more registered brokers or dealers which are licensed under the laws of the jurisdiction.

Transfer Taxes

   We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. However, the transfer taxes will be payable by the tendering holder if:

     o certificates representing exchange notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered; or

     o tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

     o a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer.

   We will bill the amount of the transfer taxes directly to the tendering holder if satisfactory evidence of payment of the taxes or exemption therefrom is not submitted with the letter of transmittal.

Accounting Treatment

   For accounting purposes, we will not recognize gain or loss upon the exchange of the exchange notes for old notes. We will amortize costs incurred in connection with the issuance of the exchange notes over the term of the exchange notes.

Consequences of Failure To Exchange

   Holders of old notes who do not exchange their old notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of the old notes as described in the legend on the old notes. Old notes not exchanged pursuant to the exchange offer will continue to remain outstanding in accordance with their terms. In general, the old notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the old notes under the Securities Act.

   Participation in the exchange offer is voluntary, and holders of old notes should carefully consider whether to participate. Holders of old notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

   As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. Holders of old notes who do not tender their old notes in the exchange offer will continue to hold the old notes and will be entitled to all the rights and subject to all the limitations applicable to the old notes under the indenture, except for any rights under the registration rights agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this exchange offer. All untendered old notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered old notes could be adversely affected.


   We may in the future seek to acquire, subject to the terms of the Indenture, untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any old notes which are not tendered in the exchange offer.


Resale of Exchange Notes

   We are making the exchange offer in reliance on the position of the staff of the Commission as set forth in interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter and we can provide no assurance that the staff would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff, we believe that the exchange notes issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by a holder, other than any holder who is a broker-dealer or an "affiliate" of ours within the meaning of Rule 405 of the Securities Act, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

     o the exchange notes are acquired in the ordinary course of the holder's business; and

     o the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the exchange notes.

   However, any holder who:

     o  is an "affiliate" of ours;

     o has an arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the exchange offer; or

     o is a broker-dealer who purchased old notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act,

cannot rely on the applicable interpretations of the staff and must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds old notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes. Each such broker-dealer that receives exchange notes for its own account in exchange for old notes, where the broker-dealer acquired the old notes as a result of market-making activities or other trading activities, must acknowledge, as provided in the letter of transmittal, that it will deliver a prospectus in connection with any resale of such exchange notes. For more detailed information, see the section "Plan of Distribution" in this prospectus.

Shelf Registration Statement

   If:

     o any changes in law or the applicable interpretations of the staff of the Commission do not permit us to effect the exchange offer; or

     o for any reason the exchange offer registration statement is not declared effective within 225 days following the date of original issuance of the old notes, or the exchange offer is not consummated within 45 days after the exchange offer registration statement is declared effective; or

     o any holder of the old notes, other than the initial purchaser, is not eligible to participate in the exchange offer or elects to participate in the exchange offer but does not receive freely transferable exchange notes; or

     o  the initial purchaser so requests under specified circumstances; or

     o in the judgment of the holders of a majority of the old notes, the interests of the holders of the old notes, taken as a whole, would be materially adversely affected by consummation of the exchange offer, we will, at our cost:

     o  file a shelf registration statement with the Commission no later than
        (a) the 225th day after the date of original issuance of the old notes or (b) the 45th day after such filing obligation arises, whichever is later;

     o use our best efforts to cause the shelf registration statement to be declared effective by the Commission as promptly as practicable, but in no event later than the 270th day after the date of original issuance of the old notes (or 30 days after request by any initial purchaser); and

     o use our best efforts to keep the shelf registration statement continuously effective for a period of two years after the latest date on which old notes were originally issued or, if earlier, until all the Registrable Notes (as defined below) covered by the shelf registration statement are sold thereunder or cease to be Registrable Notes.

We will, in the event of the filing of a shelf registration statement, provide to each holder of the old notes copies of the prospectus which is a part of the shelf registration statement, notify each holder when the shelf registration statement for the old notes has become effective and take other actions as are required to permit unrestricted resales of the old notes. A holder of old notes that sells the old notes pursuant to the shelf registration statement generally:

     o will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers;

     o will be subject to some of the civil liability provisions under the Securities Act in connection with the sales; and

     o will be bound by the provisions of the registration rights agreement which are applicable to the holder, including certain indemnification obligations.

Additional Interest

   If a Registration Default (as defined below) occurs, then Toll Brothers Finance Corp. will be required to pay additional interest to each holder of Registrable Notes. During the first 90-day period that a Registration Default occurs and is continuing, Toll Brothers Finance Corp. will pay additional interest on the Registrable Notes at a rate of 0.25% per year. If a Registration Default shall occur and be continuing for a period of more than 90 days, then the amount of additional interest Toll Brothers Finance Corp. will be required to pay on the Registrable Notes will increase, effective from and after the 91st day in such period, by an additional 0.25% per year until all Registration Defaults have been cured. However, in no event will the rate of additional interest exceed 0.50% per year. Such additional interest will accrue only for those days that a Registration Default occurs and is continuing. All accrued additional interest will be paid to the holders of the old notes in the same manner as interest payments on the Registrable Notes, with payments being made on the interest payment dates for old notes. Following the cure of all Registration Defaults, no more additional interest will accrue unless a subsequent Registration Default occurs. Additional interest will not be payable on any old notes other than Registrable Notes.

   You will not be entitled to receive any additional interest on any Registrable Notes if you were, at any time while the exchange offer was pending, eligible to exchange, and did not validly tender, such Registrable Notes for exchange notes in the exchange offer.

   A "Registration Default" shall occur if:

     o we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

     o any of such registration statements is not declared effective by the Commission on or before the date specified for such effectiveness; or

     o we fail to complete the exchange offer on or before the date specified for such completion; or

     o the shelf registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the old notes during the period specified in the registration rights agreement, except as a result of the exercise by us of our right to suspend use of the shelf registration statement and the related prospectus as described under "Shelf Registration" above.

   "Registrable Notes" means the old notes, provided, however, that any old notes shall cease to be Registrable Notes when (1) a registration statement with respect to such old notes shall have been declared effective under the Securities Act and such old notes shall have been disposed of pursuant to the registration statement, (2) such old notes shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule
144A) under the Securities Act, (3) such old notes shall have ceased to be outstanding or (4) such old notes have been exchanged for exchange notes which have been registered pursuant to the exchange offer registration statement upon consummation of the exchange offer subject, in the case of this clause (4), to certain exceptions.

                          DESCRIPTION OF EXCHANGE NOTES

General


   The exchange notes will be issued under an indenture dated as of November
22, 2002 (the "Base Indenture"), among Toll Brothers Finance Corp., as issuer, the guarantors named therein, including Toll Brothers, Inc. (collectively, the "Guarantors"), and Bank One Trust Company, National Association, as trustee
(the "Trustee"), as supplemented by the First Supplemental Indenture dated as of May 1, 2003 and the Second Supplemental Indenture dated as of November 3, 2003. A copy of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the authorizing resolutions related thereto (collectively, the "Indenture") have been filed as exhibits to the registration statement which includes this prospectus. The terms of the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.



   We have summarized selected provisions of the Indenture below. The summary is not complete. Copies of the Indenture are available upon request made to us. You should read the Indenture for provisions that may be important to you. A summary of some of the defined terms used in the Indenture is provided below under "Definitions." Reference is made to the Indenture for the full definition of all these terms, as well as any other capitalized terms used in this prospectus for which no definition is provided.

   As used in this "Description of Exchange Notes" section, all references to "we," "us," "our" and all similar references are to Toll Brothers Finance Corp.

Principal, Maturity and Interest

   The Indenture does not limit the amount of senior debt securities that we may issue. We may issue senior debt securities under the Indenture from time to time in one or more series. The old notes and the exchange notes will constitute a separate, single series of senior debt securities under the Indenture and will thereafter vote together as a single series of senior debt securities under the Indenture and will vote together as a single class for purposes of determining whether holders of the requisite percentage in principal amount thereof have taken actions or exercised rights they are entitled to take or exercise under the Indenture. We may "reopen" this series of senior notes and issue additional senior notes at any time.

   The exchange notes will be unsecured and unsubordinated obligations of Toll Brothers Finance Corp. The exchange notes will rank equally and ratably with the other unsecured and unsubordinated indebtedness of Toll Brothers Finance Corp. including, without limitation, $550 million aggregate principal amount of such unsecured and unsubordinated indebtedness outstanding, such indebtedness consisting of the $300 million aggregate principal amount of 6.875% Senior Notes due 2012 and $250 million of old notes, and any indebtedness arising from our guarantee of the Bank Credit Facilities (as defined below).

   Toll Brothers, Inc. conducts its operations through its subsidiaries and therefore it is primarily dependent on the earnings and cash flows of its subsidiaries to meet its debt service obligations.

   Any right Toll Brothers Finance Corp., Toll Brothers, Inc. or Toll Brothers, Inc.'s creditors have to participate in the assets of any of Toll Brothers, Inc.'s subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors, including trade creditors. Accordingly, the exchange notes will be structurally subordinated to the prior claims of creditors of Toll Brothers, Inc.'s subsidiaries. The exchange notes will, however, have the benefit of the guarantees from Guarantors (each, a "Guarantee" and collectively, the "Guarantees"), which include Toll Brothers, Inc. and Toll Brothers, Inc.'s subsidiaries that guarantee the Bank Credit Facilities. The exchange notes will continue to be structurally subordinated to the prior claims of creditors of non-Guarantor subsidiaries of Toll Brothers, Inc., including trade creditors, the aggregate amount of which, at July 31, 2003, was approximately $123.7 million. Further, each Guarantee from a Guarantor is unsecured and, accordingly, will be subordinated to the secured debt of that Guarantor. At July 31, 2003, the Guarantors had approximately $55.4 million aggregate principal amount of such Guarantor secured indebtedness for borrowed money outstanding, comprised principally of indebtedness secured by purchase money mortgages on certain of their respective real property. Toll Brothers, Inc.'s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the exchange notes or to make any funds available therefor, whether by dividends, loans or other payments, other than if and as expressly provided in the Guarantees. The payment of dividends and the making of loans and advances to Toll Brothers, Inc. by its subsidiaries are subject to contractual, statutory or regulatory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.

   The exchange notes will mature on September 15, 2013. Interest on the exchange notes will accrue at a rate of 5.95% per annum, will be computed on the basis of a 360-day year of twelve 30-day months and will be payable semi-annually in arrears on each March 15 and September 15 (each an "Interest Payment Date"), commencing March 15, 2004. Interest will accrue from September 3, 2003, the date of issuance of the old notes, or, if interest has already been paid, from the date it was most recently paid. Toll Brothers Finance Corp. will pay interest to the persons in whose names the exchange notes are registered at the close of business on March 1 or September 1, as the case may be, before any Interest Payment Date.

   We expect that payments of principal, premium, if any, and interest to owners of beneficial interests in global notes will be made in accordance with the procedures of The Depository Trust Company ("DTC") and its participants in effect from time to time. DTC will act as the depositary for the global notes.

   The exchange notes will not be entitled to the benefit of any sinking fund or mandatory redemption provisions.

   The exchange notes will be issued only in fully registered form without coupons, in denominations of $1,000 and multiples thereof. The exchange notes will initially be represented by one or more global notes in book-entry form. See "Global Notes and Book Entry System."

   The principal of, premium, if any, and interest on the exchange notes will be payable, and, subject to the restrictions on transfer described herein, the exchange notes may be surrendered for registration of transfer or exchange, at the office or agency maintained by us for that purpose; provided that payments of interest may be made at our option by check mailed to the address of the persons entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States. The office or agency initially maintained by us for the foregoing purposes shall be the office of the Trustee. No service charge will be made for any registration of transfer or exchange of the exchange notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   If any Interest Payment Date or maturity date of any of the exchange notes is not a business day at any place of payment, then payment of principal, premium, if any, and interest need not be made at such place of payment on that date but may be made on the next succeeding business day at that place of payment, and no interest will accrue on the amount payable for the period from and after such Interest Payment Date or maturity date, as the case may be.

   The Indenture does not limit the amount of indebtedness that Toll Brothers Finance Corp., Toll Brothers, Inc. or Toll Brothers, Inc.'s subsidiaries may issue. The Indenture does not contain covenants or other provisions designed to afford holders of the exchange notes protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

   We expect that interests in the global notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in these interests will therefore be required by DTC to settle in immediately available funds.

   The exchange notes are expected to be listed on the New York Stock Exchange. However, there can be no assurance as to the development or liquidity of any trading market for the exchange notes. If a trading market does not develop or is not maintained, you may experience difficulty in reselling exchange notes, or you may be unable to sell them at all. If a public trading market develops for the exchange notes, it may not be liquid and it may be discontinued at any time. Moreover, future trading prices of the exchange notes would depend on many factors, including, among others, prevailing interest rates, our operating results and the market for similar securities. Depending on prevailing interest rates, our financial condition, the market for similar securities and other factors, the exchange notes could trade at a discount from their principal amount.

Guarantees

   Payment of principal of, premium, if any, and interest on the exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior basis by each of the Guarantors. Each Guarantee will be a full and unconditional unsecured senior obligation of the Guarantor issuing such Guarantee, ranking equal in right of payment with all existing and future debt of the Guarantor that is pari passu with the Guarantee including, without limitation, any indebtedness arising from the Guarantor's guarantees of the 6.875% Senior Notes due 2012 and the Bank Credit Facilities. Each Guarantee from a Guarantor will be subordinated to the secured debt of that Guarantor. At July 31, 2003, the Guarantors had approximately $55.4 million aggregate principal amount of such secured indebtedness, principally in the form of purchase money mortgages on certain of their respective real property. Further, the Guarantee of Toll Brothers, Inc. will be structurally subordinated to the prior claims of creditors, including trade creditors, of Toll Brothers, Inc.'s non-Guarantor subsidiaries, the aggregate amount of which, at July 31, 2003, was approximately $123.7 million. The Guarantees of Toll Brothers, Inc. and Toll Corp. will rank senior to the senior subordinated notes issued by Toll Corp. and Toll Brothers, Inc.'s guarantee thereof.

   The Indenture provides that, in the event any Guarantee would constitute or result in a fraudulent conveyance in violation of applicable federal law or other similar law of any relevant jurisdiction, the liability of the Guarantor under such Guarantee will be reduced to the maximum amount, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to certain collections from or payments made by or on behalf of any other Guarantor, permissible under the applicable federal law or other similar law.

   The Indenture provides that any subsidiary of Toll Brothers, Inc. that provides a guarantee of the Bank Credit Facilities will guarantee the exchange notes. The Indenture further provides that any Guarantor other than Toll Brothers, Inc. may be released from its Guarantee so long as (1) no Default or Event of Default exists or would result from release of such Guarantee, (2) the Guarantor being released has Consolidated Net Worth of less than 5% of Toll Brothers, Inc.'s Consolidated Net Worth as of the end of the most recent fiscal quarter, (3) the Guarantors released from their Guarantees in any year end period comprise in the aggregate less than 10% (or 15% if and to the extent necessary to permit the cure of a Default) of Toll Brothers, Inc.'s Consolidated Net Worth as of the end of the most recent fiscal quarter, (4) such release would not have a material adverse effect on the homebuilding business of Toll Brothers, Inc. and its subsidiaries and (5) the Guarantor is released from its guaranty(ees) under the Bank Credit Facilities. If there are no guarantors under the Bank Credit Facilities, Guarantors under the Indenture, other than Toll Brothers, Inc., will be released from their Guarantees.

Optional Redemption

   We may, at our option, redeem the exchange notes in whole at any time or in part from time to time, on at least 30 but not more than 60 days' prior notice, at a redemption price equal to the greater of:

     o  100% of their principal amount, and

     o the present value of the Remaining Scheduled Payments (as defined below) on the exchange notes being redeemed on the redemption date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 20 basis points (0.20%).

   We will also accrue interest on the exchange notes to the date of redemption. In determining the redemption price and accrued interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   If money sufficient to pay the redemption price of and accrued interest on the exchange notes to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the exchange notes (or such portions thereof) called for redemption and such exchange notes will cease to be outstanding.

   In determining whether to redeem the exchange notes, we will generally consider one or more of the following factors:

     o  prevailing interest rates;

     o  available cash; and

     o  other business considerations.

   "Comparable Treasury Issue" means, with respect to the exchange notes, the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the exchange notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such exchange notes.

   "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such price on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

   "Reference Treasury Dealer" means (A) Citigroup Global Markets Inc. or any successor; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

   "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

   "Remaining Scheduled Payments" means, with respect to any exchange notes, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such exchange note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

   "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Certain Covenants

   Restrictions on Secured Debt. The Indenture provides that Toll Brothers Finance Corp. and Toll Brothers, Inc. will not, and will not cause or permit a Restricted Subsidiary to, create, incur, assume or guarantee any Secured Debt unless the exchange notes will be secured equally and ratably with (or prior
to) such Secured Debt, with certain exceptions. This restriction does not prohibit the creation, incurrence, assumption or guarantee of Secured Debt which is secured by:

        (1) Security Interests in model homes, homes held for sale, homes that are under contract for sale, contracts for the sale of homes, land (improved or unimproved), manufacturing plants, warehouses or office buildings and fixtures and equipment located thereat or thereon;

        (2) Security Interests in property at the time of its acquisition by Toll Brothers Finance Corp., Toll Brothers, Inc. or a Restricted Subsidiary, including Capitalized Lease Obligations, which Security Interests secure obligations assumed by Toll Brothers Finance Corp., Toll Brothers, Inc. or a Restricted Subsidiary, or in the property of a corporation or other entity at the time it is merged into or consolidated with Toll Brothers Finance Corp., Toll Brothers, Inc. or a Restricted Subsidiary (other than Secured Debt created in contemplation of the acquisition of such property or the consummation of such a merger or where the Security Interest attaches to or affects the property of Toll Brothers Finance Corp., Toll Brothers, Inc. or a Restricted Subsidiary prior to such transaction);

        (3) Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by Toll Brothers Finance Corp., Toll Brothers, Inc. or a Restricted Subsidiary;

        (4) Security Interests incurred in connection with pollution control, industrial revenue, water, sewage or any similar item; and

        (5) Security Interests securing Indebtedness of a Restricted Subsidiary owing to Toll Brothers Finance Corp., Toll Brothers, Inc. or to another Restricted Subsidiary that is wholly-owned (directly or indirectly) by Toll Brothers, Inc. or Security Interests securing Toll Brothers Financing Corp.'s Indebtedness owing to a Guarantor.

   Additionally, such permitted Secured Debt includes any amendment, restatement, supplement, renewal, replacement, extension or refunding, in whole or in part, of Secured Debt permitted at the time of the original incurrence thereof.

   In addition, Toll Brothers Finance Corp. and the Guarantors may create, incur, assume or guarantee Secured Debt, without equally and ratably securing the exchange notes, if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (5) above and any Secured Debt in relation to which the exchange notes have been equally and ratably secured) and (2) all Attributable Debt (as defined below) in respect of Sale and Lease-back Transactions (excluding Attributable Debt (as defined below) in respect of Sale and Lease-back Transactions (as defined below) as to which the provisions of clauses (1) through (3) described under "Restrictions on Sale and Lease-back Transactions" have been complied with) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets (as defined below).

   The provisions described above with respect to limitations on Secured Debt are not applicable to Non-Recourse Indebtedness (as defined below) by virtue of the definition of Secured Debt, and will not restrict or limit Toll Brothers Finance Corp.'s or the Guarantors' ability to create, incur, assume or guarantee any unsecured Indebtedness, or of any subsidiary which is not a Restricted Subsidiary to create, incur, assume or guarantee any secured or unsecured Indebtedness.

   Restrictions on Sale and Lease-back Transactions. The Indenture provides that Toll Brothers Finance Corp. and Toll Brothers, Inc. will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-back Transaction, unless:

        (1) notice is promptly given to the Trustee of the Sale and Lease-back Transaction;

        (2) fair value is received by Toll Brothers Finance Corp., Toll Brothers, Inc. or the relevant Restricted Subsidiary for the property sold (as determined in good faith by Toll Brothers, Inc. communicated in writing to the Trustee); and

        (3) Toll Brothers Finance Corp., Toll Brothers, Inc. or a Restricted Subsidiary, within 365 days after the completion of the Sale and Lease-back Transaction, applies, or enters into a definitive agreement to apply within such 365-day period, an amount equal to the net proceeds of such Sale and Lease-back Transaction:

        o to the redemption, repayment or retirement of (a) senior notes of any series under the Indenture (including the cancellation by the Trustee of any senior notes of any series delivered by Toll Brothers Finance Corp. to the Trustee), (b) Indebtedness of ours that ranks equally with the senior notes, or (c) Indebtedness of any Guarantor that ranks equally with the Guarantee of such Guarantor, and/or

        o to the purchase by Toll Brothers Finance Corp., Toll Brothers, Inc. or any Restricted Subsidiary of property used in their respective trade or businesses.

   This provision will not apply to a Sale and Lease-back Transaction that relates to a sale of a property that occurs within 180 days from the later of
(x) the date of acquisition of the property by Toll Brothers Finance Corp., Toll Brothers, Inc. or a Restricted Subsidiary, (y) the date of the completion of construction of that property or (z) the date of commencement of full operations on that property. In addition, Toll Brothers Finance Corp. and the Guarantors may, without complying with the above restrictions, enter into a Sale and Lease-back Transaction if immediately thereafter the sum of (1) the aggregate principal amount of all Secured Debt outstanding (excluding Secured Debt permitted under clauses (1) through (5) described in "Restrictions on Secured Debt" above and any Secured Debt in relation to which the exchange notes have been equally and ratably secured) and (2) all Attributable Debt in respect of Sale and Lease-back Transactions (excluding Attributable Debt in respect of Sale and Lease-back Transactions as to which the provisions of clauses (1) through
(3) above have been complied with) as of the date of determination would not exceed 20% of Consolidated Net Tangible Assets.

Definitions

   "Attributable Debt" means, in respect of a Sale and Lease-back Transaction, the present value (discounted at the weighted average effective interest cost per annum of the outstanding senior notes of all series, compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

   "Bank Credit Facilities" means the Revolving Bank Credit Facility and the Bank Term Loan.

   "Bank Term Loan" means the Term Loan agreement by and among First Huntingdon Finance Corp., Toll Brothers, Inc. and the lenders that are parties thereto, dated July 25, 2000, as amended, and any related documents (including, without limitation, any guarantees or security documents), as such agreements (and such related documents) may be amended, restated, supplemented, renewed, replaced by the existing lenders or by successors or otherwise modified from time to time, including any agreement(s) extending the maturity of or refinancing or refunding all or any portion of the indebtedness or increasing the amount to be borrowed under such agreements or any successor agreements(s), whether or not by or among the same parties.

   "Consolidated Net Tangible Assets" means the total amount of assets which would be included on a combined balance sheet of us and the Guarantors under accounting principles generally accepted in the United States (less applicable reserves and other properly deductible items) after deducting therefrom:

        (1) all short-term liabilities, except for liabilities payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to Statement of Financial Accounting Standards No. 106;

        (2) investments in subsidiaries that are not Restricted Subsidiaries;
     and

        (3) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other tangible assets.

   "Consolidated Net Worth" of any person means the consolidated stockholders' equity of the person determined in accordance with accounting principles generally accepted in the United States.

   "Indebtedness" means (1) any liability of any person (A) for borrowed money,
(B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), (C) for the payment of money relating to a Capitalized Lease Obligation or (D) for all Redeemable Capital Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (2) any liability of others described in the preceding clause (1) that such person has guaranteed or that is otherwise its legal liability; (3) all Indebtedness referred to in (but not excluded from) clauses (1) and (2) above of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Security Interest upon or in property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness; and (4) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (1), (2) and (3) above.

   "Non-Recourse Indebtedness" means Indebtedness or other obligations secured by a lien on property to the extent that the liability for the Indebtedness or other obligations is limited to the security of the property without liability on the part of Toll Brothers, Inc., Toll Brothers Finance Corp. or any Restricted Subsidiary (other than the Restricted Subsidiary which holds title to the property) for any deficiency.

   "Redeemable Capital Stock" means any capital stock of Toll Brothers Finance Corp., Toll Brothers, Inc. or any subsidiary of Toll Brothers, Inc. that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (1) is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final stated maturity of the notes or (2) is redeemable at the option of the holder thereof at any time prior to such final stated maturity or (3) is convertible into or exchangeable for debt securities at any time prior to such final stated maturity.

   "Restricted Subsidiary" means any Guarantor other than Toll Brothers, Inc.

   "Revolving Bank Credit Facility" means the Amended and Restated Credit Agreement by and among First Huntingdon Finance Corp., Toll Brothers, Inc. and the Lenders named therein dated May 18, 2001, as amended, and any related documents (including, without limitation, any guarantees or security documents), as such agreements (and such related documents) may be amended, restated, supplemented, renewed, replaced by the existing lenders or by successors or otherwise modified from time to time, including any agreement(s) extending the maturity of or refinancing or refunding all or any portion of the indebtedness or increasing the amount to be borrowed under such agreement(s) or any successor agreement(s), whether or not by or among the same parties.

   "Sale and Lease-back Transaction" means a sale or transfer made by Toll Brothers Finance Corp., Toll Brothers, Inc. or a Restricted Subsidiary (except a sale or transfer made to Toll Brothers Finance Corp., Toll Brothers, Inc. or another Restricted Subsidiary) of any property which is either (a) a manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of Consolidated Net Tangible Assets as of the date of determination or (b) another property (not including a model home) which exceeds 5% of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with the agreement, commitment or intention of leasing such property to Toll Brothers Finance Corp., Toll Brothers, Inc. or a Restricted Subsidiary for more than a three-year term.

   "Secured Debt" means any Indebtedness which is secured by (1) a Security Interest in any of the property of Toll Brothers Finance Corp., Toll Brothers, Inc. or any Restricted Subsidiary or (2) a Security Interest in shares of stock owned directly or indirectly by Toll Brothers Finance Corp., Toll Brothers, Inc. or a Restricted Subsidiary in a corporation or in equity interests owned by Toll Brothers Finance Corp., Toll Brothers, Inc. or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in Toll Brothers, Inc.'s rights or the rights of a Restricted Subsidiary in respect of Indebtedness of a corporation, partnership or other entity in which Toll Brothers Finance Corp., Toll Brothers, Inc. or a Restricted Subsidiary has an equity interest; provided that "Secured Debt" shall not include Non-Recourse Indebtedness, as such categories of assets are determined in accordance with accounting principles generally accepted in the United States. The securing in the foregoing manner of any such Indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time security is given.

   "Security Interests" means any mortgage, pledge, lien, encumbrance or other security interest which secures the payment or performance of an obligation.

   "Significant Subsidiary" means any Subsidiary (1) whose revenues exceed 10% of Toll Brothers, Inc.'s total revenues, in each case for the most recent fiscal year, or (2) whose net worth exceeds 10% of Toll Brothers, Inc.'s total stockholders' equity, in each case as of the end of the most recent fiscal year.


   "Subsidiary" means any person of which Toll Brothers, Inc., at the time of determination by Toll Brothers, Inc., directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock.


   "Voting Stock" means any class or classes of capital stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

Consolidation, Merger and Sale of Assets

   Neither Toll Brothers Finance Corp. nor any of the Guarantors will consolidate with or merge with or into or sell, assign, transfer or lease all or substantially all of its assets to another person unless:

        (1) such person is a corporation, in the case of Toll Brothers Finance Corp. or Toll Brothers, Inc., or any other legal entity in the case of any other Guarantor, organized under the laws of the United States of America or any state thereof,

        (2) such person assumes by supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of Toll Brothers Finance Corp. or such Guarantor, as the case may be, relating to the exchange notes or, the Guarantee, as the case may be, and the Indenture and shall also expressly assume by an amendment or supplement executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all of Toll Brothers Finance Corp.'s and the Guarantors', as the case may be, covenants and other obligations under the Registration Rights Agreement; and

        (3) immediately after the transaction no Default or Event of Default exists; provided that this clause (3) will not restrict or be applicable to a consolidation, merger, sale, assignment, transfer or lease of a Guarantor with or into Toll Brothers Finance Corp., Toll Brothers, Inc. or another Subsidiary that is, or concurrently with the completion of such consolidation, merger, sale, assignment, transfer, or lease becomes, a Guarantor.

   Upon any such consolidation, merger, sale, assignment or transfer(including any merger, sale, assignment, transfer or consolidation described in the proviso at the end of the immediately preceding clause), the successor corporation or legal entity, as applicable, will be substituted for Toll Brothers Finance Corp. or such Guarantor, as applicable, under the Indenture. The successor may then exercise every power and right of Toll Brothers Finance Corp. or such Guarantor, as applicable, under the Indenture, and Toll Brothers Finance Corp. or such Guarantor, as applicable, will be released from all of its respective liabilities and obligations in respect of the exchange notes or the Guarantee, as applicable, and the Indenture. If Toll Brothers Finance Corp. or any Guarantor leases all or substantially all of its assets, the lessee will be the successor to Toll Brothers Finance Corp. or such Guarantor, as applicable, and may exercise every power and right of Toll Brothers Finance Corp. or such Guarantor, as the case may be, under the Indenture, but Toll Brothers Finance Corp. or such Guarantor, as the case may be, will not be released from its respective obligations to pay the principal of and premium, if any, and interest, if any, on the exchange notes.


Events of Default

   An Event of Default with respect to a series of senior notes issued under the Indenture is defined in the Indenture as being, or having occurred, voluntarily or involuntarily, whether by operation of law or otherwise, in the event of:

(1) the failure by Toll Brothers Finance Corp. or a Guarantor to pay interest on the senior notes of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(2) the failure by Toll Brothers Finance Corp. or a Guarantor to pay the principal of the senior notes of such series when the same becomes due and payable at maturity, upon acceleration or otherwise;

(3) the failure by Toll Brothers Finance Corp., Toll Brothers, Inc. or any Guarantor which is a Significant Subsidiary to comply with any of its agreements or covenants in, or provisions of, the senior notes of such series, the Guarantees (as they relate to the senior notes of such series) or the Indenture (as they relate to the senior notes of such series), other than a failure specifically dealt with elsewhere in the Indenture, and such failure shall not have been remedied within 60 days after receipt of written notice of such failure by Toll Brothers Finance Corp. and Toll Brothers, Inc. from the Trustee or by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Trustee from the holders of at least 25% in aggregate principal amount of the then outstanding senior notes of the applicable series;

(4) any default under an instrument evidencing or securing any of Toll Brothers Finance Corp.'s Indebtedness or the Indebtedness of any Guarantor (other than Non-Recourse Indebtedness) aggregating $10,000,000 or more in aggregate principal amount, resulting in the acceleration of such Indebtedness, or due to the failure to pay such Indebtedness at maturity upon acceleration or otherwise;

(5) the occurrence of an acceleration of, or a significant modification of the terms (including without limitation the payment of more than an insignificant amount of fees to the holders thereof) of any of Toll Corp.'s 8 1/8% Senior Subordinated Notes due 2009, 8% Senior Subordinated Notes due 2009, 8 1/4% Senior Subordinated Notes due 2011 or 8.25% Senior Subordinated Notes due 2011 (each of these series of notes being referred to below as an "Outstanding Series"), provided that on the date of the occurrence, the outstanding principal amount of at least one Outstanding Series to which the occurrence relates exceeds $5,000,000;

(6) any Guarantee in respect of the senior notes by Toll Brothers, Inc. or a Guarantor that is a Significant Subsidiary shall for any reason cease to be, or be asserted in writing by Toll Brothers, Inc. or such Guarantor or Toll Brothers Finance Corp., as applicable, not to be, in full force and effect and enforceable in accordance with its terms (other than by reason of the termination of the Indenture or the release or discharge of any such Guarantee in accordance with the terms of the Indenture); provided, however, that if Toll Brothers, Inc. or such Guarantor or Toll Brothers Finance Corp., as applicable, asserts in writing that such Guarantee is not in full force and effect and enforceable in accordance with its terms, such assertion shall not constitute an Event of Default for purposes of this paragraph if (A) such written assertion is accompanied by an opinion of counsel of each of Toll Brothers Finance Corp., Toll Brothers, Inc. and such Guarantor to the effect that, as a matter of law, the defect or defects rendering such Guarantee unenforceable can be remedied within 10 days of the date of such assertion, (B) each of Toll Brothers, Inc. and Toll Brothers Finance Corp. delivers an officers' certificate to the effect that Toll Brothers, Inc., such Guarantor or Toll Brothers Finance Corp., as applicable, represents that such defect or defects shall be so remedied within such 10-day period, and (C) such defect or defects are in fact so remedied within such 10-day period; and


(7) certain events of bankruptcy, insolvency or reorganization involving us, Toll Brothers, Inc. or any Significant Subsidiary.

   We may cure any Event of Default that relates exclusively to a Guarantor other than Toll Brothers, Inc. to the extent such Guarantor is released from its Guarantee to the extent permitted by the provisions of the Indenture.

   The Indenture provides that if an Event of Default (other than an Event of Default described in clause (7) above) shall have occurred and be continuing, either the Trustee by notice to Toll Brothers Finance Corp. and Toll Brothers, Inc., or the holders of at least 25% in aggregate principal amount of senior notes of the applicable series, issued under the Indenture then outstanding by notice to Toll Brothers Finance Corp., Toll Brothers, Inc. and the Trustee, may declare the principal amount of all the senior notes of the applicable series and interest, if any, accrued thereon to be due and payable immediately. If an Event of Default with respect to Toll Brothers Finance Corp, Toll Brothers, Inc. or any Significant Subsidiary specified in clause (7) above occurs, all amounts due and payable on the senior notes of the applicable series will become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee, Toll Brothers Finance Corp., Toll Brothers, Inc. or any holder. Holders of a majority in principal amount of the then outstanding senior notes of the applicable series may rescind an acceleration with respect to such senior notes and its consequence (except an acceleration due to nonpayment of principal or interest on such senior notes) if the rescission would not conflict with any judgment or decree and if all past Events of Default have been cured or waived.

   No such rescission shall extend to or shall affect any subsequent Event of Default, or shall impair any right or power consequent thereon.

   The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to receive indemnity satisfactory to it before proceeding to exercise any right or power under the Indenture at the request of the holders of the senior notes. The Indenture also provides that the holders of a majority in principal amount of the outstanding senior notes of a series issued under the Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

   No holder of senior notes of a series will have any right to institute any proceeding with respect to the Indenture or pursue any remedy thereunder, unless: (1) the holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the senior notes of the applicable series with respect to such series, (2) the holders of at least 25% in aggregate principal amount of the outstanding senior notes of the applicable series with respect to such series shall have made written request, and offered indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee to pursue the remedy, (3) the Trustee shall have failed to comply with the request for 60 days after its receipt of such notice and offer of indemnity and (4) no written request inconsistent with such written request has been given to the Trustee during the 60-day period by the holders of a majority in aggregate principal amount of the outstanding senior notes of the applicable series with respect to such series under the Indenture. However, any right of a holder of senior notes to receive payment of the principal of and any interest on the senior notes on or after the dates expressed in the senior notes or to bring suit for the enforcement of any such payment on or after such dates shall be absolute and unconditional and not be impaired or affected without the consent of such holder.

   The Indenture contains a covenant that Toll Brothers Finance Corp. and Toll Brothers, Inc. each will file with the Trustee within 120 days after the end of their respective fiscal years, a certificate as to the absence of any Default or specifying any Default that exists.

Modification and Waiver

   Toll Brothers Finance Corp. and the Trustee, with the written consent of the holders of at least a majority of the principal amount of each series of outstanding senior notes issued under the Indenture affected by the amendment, may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of such senior notes, except that no such supplemental indenture may, without the consent of the holders of each outstanding security affected by the supplemental indenture, among other things:

        (1) change the final maturity of the senior notes, or reduce the rate or extend the time of payment of interest on the senior notes, or reduce the principal amount of the senior notes, or impair the right to institute suit for payment of the senior notes;

        (2) reduce the percentage of senior notes, the consent of the holders of which is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults under the Indenture and their consequences provided in the Indenture or any other covenant or provision;

        (3) modify any of the provisions regarding the modification of the Indenture, waivers of past Defaults or Events of Default in the payment of principal of, premium if any, or interest on any of the senior notes and waivers of certain covenants, except to increase any percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby;

        (4) alter the provisions (including related definitions) with respect to redemption of senior notes or Toll Brothers Finance Corp.'s duty to offer to purchase or redeem such senior notes pursuant to the resolutions authorizing such issuance of senior notes or a supplemental indenture pertaining to the senior notes;

        (5) modify the ranking or priority of the senior notes or the related Guarantees in a manner adverse to the holders of senior notes; or

        (6) make any senior note payable at a place or in money other than that stated in the senior note.

         The holders of a majority in principal amount of the outstanding senior notes of a series may, on behalf of the holders of all senior notes of such series, waive any past Default under the Indenture relating to such series without notice to any holder. However, without the consent of the holders of the senior notes affected, no amendment, supplement or waiver, including any waiver of past Defaults as permitted in the Indenture, will effect any of the actions contemplated by the immediately preceding clauses (1) through (6). Each series of debt securities issued under the Indenture will vote as a separate class.

   Neither our Board of Directors nor the Board of Directors of any Guarantor has the power to waive any of the covenants of the Indenture including those relating to consolidation, merger or sale of assets.

   We and the Trustee may modify or amend provisions of the Indenture, the Guarantees or the senior notes of a series without notice to or the consent of any holder of such series for any of the following purposes:

        (1) to evidence the succession of another person to Toll Brothers Finance Corp. or any Guarantor under the Indenture, the Guarantees or the senior notes, respectively;

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


        (2) to add to our covenants or the covenants of any Guarantor for the benefit of the holders or to surrender any right or power conferred upon us or such Guarantor by the Indenture;

        (3) to add Events of Default for the benefit of the holders;

        (4) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no outstanding senior notes;

        (5) to secure any senior notes or Guarantees under the Indenture;

        (6) to establish the form or terms of the senior notes or Guarantees of any series;

        (7) to add Guarantors;

        (8) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

        (9) to close the Indenture to authentication and delivery of additional series of senior notes;

        (10) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of the senior notes, provided that such action shall not adversely affect the rights of the holders;

        (11) to remove a Guarantor in respect of any senior notes which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Guarantee;

        (12) to cure any ambiguity, omission, defect or inconsistency in the Indenture, provided that such action does not adversely affect the interests of holders;

        (13) to provide that specific provisions of the Indenture will not apply to a series not previously issued under the Indenture;

        (14) to provide for uncertificated senior notes in addition to or in place of certificated senior notes; and

        (15) to make any other change that does not adversely affect the interests of holders.



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

Defeasance Provisions

   Defeasance and Discharge. The Indenture provides that we will be discharged from any and all obligations in respect of the outstanding senior notes of a series (except for certain obligations to register the transfer or exchange of senior notes, replace stolen, lost, destroyed or mutilated senior notes, maintain offices or agencies and hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money in U.S. Dollars, U.S. government obligations or a combination thereof which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and interest on, and any mandatory sinking fund payments in respect of, the outstanding senior notes of that series on the stated maturity date of the payments in accordance with the terms of the Indenture and such senior notes. This type of discharge may only occur if we deliver to the Trustee an opinion of counsel to the effect that there has been a change in applicable federal income tax law or we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the holders of the senior notes of that series will not recognize income, gain or loss for federal income tax purposes as a result of that discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the discharge had not occurred. In order to be discharged the deposit of cash in U.S. Dollars and/or U.S. government obligations will not result in a Default under the Indenture, or constitute a default under any material instrument to which Toll Brothers Finance Corp., Toll Brothers, Inc. or any of the Subsidiaries is a party or by which they or any of their property are bound. In addition, this type of discharge may only occur so long as no Event of Default or event which, with notice or lapse of time, would become an Event of Default with respect to the senior notes of that series has occurred and is continuing on the date cash in U.S. Dollars and/or U.S. government obligations are deposited in trust and other conditions specified in the Indenture are satisfied. The term "government obligations" means securities of the government which issued the currency in which the senior notes of the series are denominated or in which interest is payable or of government agencies backed by the full faith and credit of that government.

   Defeasance of Certain Covenants. The Indenture also provides that we may omit to comply with certain covenants described above under "Certain Covenants" and "Consolidation, Merger and Sale of Assets" with respect to the senior notes of a series if we comply with the following conditions and the senior notes of such series shall thereafter be deemed not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of the holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes under the Indenture. In order to exercise this option, we will be required to deposit with the Trustee money in U.S. Dollars, U.S. government obligations or a combination thereof which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of the outstanding senior notes of that series on the stated maturity date of the payments in accordance with the terms of the Indenture and such senior notes. In order to be discharged the deposit of cash and/or government obligations will not result in a Default under the Indenture, or constitute a default under any material instrument to which Toll Brothers Finance Corp., Toll Brothers, Inc. or any of the Subsidiaries is a party or by which they or any of their property are bound. In addition, this type of discharge may only occur so long as no Event of Default or event which, with notice or lapse of time, would become an Event of Default with respect to the senior notes of that series has occurred and is continuing on the date cash and/or government obligations are deposited in trust and other conditions specified in the Indenture are satisfied. We will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the senior notes of that series to recognize income, gain or loss for federal income tax purposes and that those holders will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and covenant defeasance had not occurred, and to satisfy other conditions specified in the Indenture.

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


   Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to the senior notes of any series and those senior notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and government obligations on deposit with the Trustee will be sufficient to pay amounts due on the senior notes of that series at the time of their stated maturity dates but may not be sufficient to pay amounts due on the senior notes at the time of the acceleration resulting from such Event of Default. However, we will remain liable for such payments.

Regarding the Trustee

   Bank One Trust Company, NA will be the trustee under the Indenture pursuant to which the exchange notes are to be issued. Bank One Trust Company, NA also is trustee under the indentures pursuant to which Toll Brothers Finance Corp.'s 6.875% Senior Notes due 2012 and Toll Corp.'s 8 1/8% Senior Subordinated Notes due 2009, 8% Senior Subordinated Notes due 2009, 8 1/4% Senior Subordinated Notes due 2011 and 8.25% Senior Subordinated Notes due 2011 were issued. Further, Banc One Capital Markets, Inc., an affiliate of the Trustee, is a lender and Administrative Agent under our Bank Credit Facilities.

Global Notes and Book-Entry System

   The Global Securities

   The exchange notes will be issued in the form of one or more registered notes in global form, without interest coupons. Such global notes will be deposited on the issue date with DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee under the Indenture pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee. Beneficial interests in the global notes may not be exchanged for certificated notes except in the circumstances described below. All interests in global notes may be subject to the procedures and requirements of DTC.

   Exchanges of beneficial interests in one global security for interests in another global security will be subject to the applicable rules and procedures of DTC and its direct and indirect participants. Any beneficial interest in one of the global notes that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in that global security and become an interest in the global security to which the beneficial interest is transferred and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in the global security to which the beneficial interest is transferred for as long as it remains an interest in that global security.

   Certain Book-Entry Procedures for the Global Notes

   The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

   DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, which eliminates the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a direct or indirect custodial relationship with a participant ("indirect participants"). Investors who are not participants may beneficially own exchange notes held by or on behalf of DTC only through participants or indirect participants. The rules applicable to DTC and its participants are on file with the Commission.

   Upon the issuance of the global note, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of the persons who have accounts with DTC. Such accounts initially will be designated by or on behalf of the initial purchaser. Ownership of beneficial interests in the global note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).


   So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the exchange notes represented by a global note for all purposes under the Indenture and the exchange notes. Except as set forth herein, owners of beneficial interests in a global note will not be entitled to have exchange notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of exchange notes in definitive certificated form, and will not be considered holders of the exchange notes for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person directly or indirectly owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or any owner of a beneficial interest in a global note desires to give any notice or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

   Payments of the principal of, premium, if any, and interest on a global note will be made to DTC or its nominee, as the case may be, as the registered owner. Neither we, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest in respect of a global note will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such global note, as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for such payments.

   The Indenture provides that, if the Depository notifies us that it is unwilling or unable to continue as depository for the global notes or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depository within 90 days, or if there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the exchange notes, then we will issue certificated notes in exchange for the global note. In addition, we may at any time and in our sole discretion determine not to have the exchange notes represented by a global note and, in such event, will issue certificated notes in exchange for the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of certificated notes equal in principal amount to its beneficial interest and to have the certificated notes registered in its name. We expect that instructions for registering the certificated notes would be based upon directions received from the Depository with respect to ownership of the beneficial interests in a global note.

   Although DTC has agreed to the procedures described above in order to facilitate transfers of interests in a global note among participants of DTC, it is under no obligation to perform such procedures and such procedures may be discontinued at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

   According to DTC, the foregoing information with respect to DTC has been provided by it for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind. The information contained herein concerning DTC and its book-entry system has been obtained from sources that we believe are reliable, although DTC has declined to pass upon the accuracy of the statements contained herein.

Same-Day Funds

   We will make all payments of principal premium, if any, and interest on the global notes in immediately available funds to DTC.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

   The following is a summary of what we believe are the material federal income tax consequences to a holder of exchange notes (a "United States Holder") who is
(1) a citizen or resident of the United States, (2) a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the district of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (3) an estate whose income is subject to United States federal income tax regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be United States Holders.

   The following summary deals only with exchange notes held as capital assets by purchasers at the issue price who are United States Holders and not with special classes of holders, such as dealers in securities or currencies, financial institutions, life insurance companies, persons holding senior notes as a hedge against or which are hedged again currency risks, and persons whose functional currency is not the U.S. dollar. A person considering an investment in the exchange notes should consult his or her own tax advisor concerning these matters and as to the tax treatment under foreign, state and local tax laws and regulations.

   This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Changes in this area of law may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a United States Holder. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of the exchange notes may differ from the treatment described below.

Exchange of Notes

   The exchange offer will occur by operation of the terms of the old notes and will not result in material changes as specifically referenced in the applicable treasury regulations and does not violate the option rules as set forth in the applicable treasury regulations. Consequently, no federal income tax consequences to United States Holders exchanging old notes for exchange notes under the exchange offer will occur.

   Each exchanging holder will have the same adjusted tax basis and holding period in the exchange notes as it had in the old notes immediately before the exchange.

Payments of Interest

   As a general rule, interest paid or accrued on the exchange notes will be treated as ordinary income to United States Holders. A United States Holder using the accrual method of accounting for federal income tax purposes is required to include interest paid or accrued on the exchange notes in ordinary income as interest accrues, while a United States Holder using the cash receipts and disbursements method of accounting for federal income tax purposes must include interest in ordinary income when payments are received (or made available for receipt to) by the holder.

Sale, Exchange or Retirement of Senior Notes

         A United States Holder's tax basis in a senior note will generally be its cost. Upon the sale, exchange, redemption or retirement of a senior note, a United States Holder will generally recognize gain or loss on the sale, exchange, redemption or retirement equal to the difference between the amount realized (not including any amounts attributable to accrued and unpaid interest, which is treated as interest as described above) and the holder's tax basis in the senior note. For taxable years ending on or before December 31, 2008, long-term capital gain of a non-corporate United States Holder is generally subject to a maximum tax rate of 15% in respect of senior notes held for more than one year.

Withholding Taxes and Reporting Requirements

         Interest payments and payments of principal and any premium with respect to a senior note will be reported to the extent required by the Code to the United States Holders and the IRS. These amounts will ordinarily not be subject to withholding of United States federal income tax. However, a backup withholding tax (at the applicable statutory rate) will apply to these payments if a United States Holder fails to supply us or our agent in the manner required by applicable law with the holder's taxpayer identification number or if a United States Holder has been notified by the IRS that payments to such holder are subject to backup withholding. The statutory rate for backup withholding is currently 28%.

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of exchange notes received in exchange for old notes that had been acquired as a result of market-making or other trading activities. We have agreed that, for a period of 270 days after the expiration date of the exchange offer, we will make this prospectus, as it may be amended or supplemented, available to any broker-dealer for use in connection with any such resale. Any broker-dealers required to use this prospectus and any amendments or supplements to this prospectus for resales of the exchange notes must notify us of this fact by checking the box on the letter of transmittal requesting additional copies of these documents or by writing or telephoning us. See "Documents Incorporated by Reference."

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

   Notwithstanding the foregoing, we are entitled under the registration rights agreement to suspend the use of this prospectus by broker-dealers under specific circumstances. For example, we may suspend the use of this prospectus if:

     o the Commission or any state securities authority requests an amendment or supplement to this prospectus or the related registration statement or additional information;

     o the Commission or any state securities authority issues any stop order suspending the effectiveness of the registration statement or initiates proceedings for that purpose;

     o we receive notification of the suspension of the qualification of the exchange notes for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose;

     o  the suspension is required by law;

     o the suspension is taken for valid business reasons, including the acquisition or divestiture of assets or a material corporate transaction; or

     o an event occurs which makes any statement in this prospectus untrue in any material respect or which constitutes an omission to state a material fact in this prospectus.

   If we suspend the use of this prospectus, the 270-day period referred to above will be extended by a number of days equal to the period of the suspension.

   We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on those notes or a combination of those methods, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and will indemnify holders of the senior notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

   Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania, has rendered an opinion with respect to the validity and enforceability of the exchange notes being issued by Toll Brothers Finance Corp. and the Guarantee being issued by Toll Brothers, Inc. Kenneth J. Gary, Esquire, Senior Vice President and General Counsel of Toll Brothers, Inc., has rendered an opinion with respect to the validity and enforceability of the Guarantees being issued by the Guarantors other than Toll Brothers, Inc. Mr. Gary owns or has the right to acquire a number of shares of common stock of Toll Brothers, Inc. which is well below 1% of the outstanding common stock of Toll Brothers, Inc.

                                     EXPERTS

   Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended October 31, 2002, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

===============================================================================


                                  $250,000,000



                           Toll Brothers Finance Corp.





                           5.95% Senior Notes due 2013







                                [graphic omitted]






                        -------------------------------

                                   PROSPECTUS

                               _____________, 2003

                        -------------------------------

Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal states that, by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities.

We have agreed that, for a period of 270 days after the consummation of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with the resale of exchange notes. See "Plan of Distribution."

===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

        For information regarding provisions under which a director or officer of Toll Brothers, Inc. or Toll Brothers Finance Corp. may be insured or indemnified in any manner against any liability which he may incur in his capacity as such, reference is made to Section 145 of the Delaware General Corporation Law, which provides in its entirety as follows:

                 "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                 (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                 (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                 (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                 (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                 (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                 (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                 (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                 (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                 (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                 (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         See also Article Six of Toll Brothers, Inc.'s Certificate of Incorporation, as amended, which obligates, and Article VII of Toll Brothers, Inc.'s By-Laws, as amended, which grants, Toll Brothers, Inc. the power to indemnify its directors, officers, employees and agents. Section 7-4 of Article VII of Toll Brothers, Inc.'s Bylaws, as amended, further permits Toll Brothers, Inc. to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Toll Brothers, Inc., or who is or was serving at the request of Toll Brothers, Inc. as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Toll Brothers, Inc. would have the power to indemnify him against such liability under law. Toll Brothers, Inc. has purchased directors' and officers' liability insurance.

See also Article VIII of Toll Brothers Finance Corp.'s By-Laws which obligates Toll Brothers Finance Corp. to indemnify its directors, officers, employees and agents. Section 8-7 of Article VIII of Toll Brothers Finance Corp's Bylaws further permits Toll Brothers Finance Corp. to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Toll Brothers Finance Corp., or who is or was serving at the request of Toll Brothers Finance Corp. as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Toll Brothers Finance Corp. would have the power to indemnify him against such liability under law. Toll Brothers Finance Corp. has purchased directors' and officers' liability insurance.

         See Item 22 of this Part II for further information concerning indemnification of directors, officers and controlling persons of Toll Brothers, Inc. and Toll Brothers Finance Corp.

Item 21. Exhibits++

         3.1 Form of Articles of Incorporation for Guarantors incorporated in the State of Arizona is hereby incorporated by reference to
                  Exhibit 3.1 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.2 Form of Articles of Organization for Guarantors organized in the State of Arizona is hereby incorporated by reference to
                  Exhibit 3.2 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.3 Form of Articles of Incorporation for Guarantors incorporated in the State of California is hereby incorporated by reference to Exhibit 3.3 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.4 Form of Articles of Organization for Guarantors organized in the State of California is hereby incorporated by reference to
                  Exhibit 3.4 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.5 Form of Certificate of Limited Partnership for Guarantors organized in the State of California is hereby incorporated by reference to Exhibit 3.5 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.6 Form of Articles of Incorporation for Guarantors incorporated in the State of Colorado is hereby incorporated by reference to Exhibit 3.6 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.7 Form of Certificate of Limited Partnership for Guarantors organized in the State of Colorado is hereby incorporated by reference to Exhibit 3.7 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.8 Form of Certificate of Limited Partnership for Guarantors organized in the State of Connecticut is hereby incorporated by reference to Exhibit 3.8 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.9 Form of the Certificate of Incorporation for Guarantors incorporated in the State of Delaware is hereby incorporated by reference to Exhibit 3.9 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.10 Form of Certificate of Formation for Guarantors organized in the State of Delaware is hereby incorporated by reference to
                  Exhibit 3.10 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.11 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Delaware is hereby incorporated by reference to Exhibit 3.11 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.12 Form of Articles of Incorporation for the Guarantors incorporated in the State of Florida is hereby incorporated by reference to Exhibit 3.12 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.13 Form of Articles of Organization for the Guarantors organized in the State of Florida is hereby incorporated by reference to
                  Exhibit 3.13 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.14 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Florida is hereby incorporated by reference to Exhibit 3.14 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.15 Form of Articles of Incorporation for the Guarantors incorporated in the State of Illinois is hereby incorporated by reference to Exhibit 3.15 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.16 Form of Articles of Organization for the Guarantors organized in the State of Illinois is hereby incorporated by reference to Exhibit 3.16 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.17 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Illinois is hereby incorporated by reference to Exhibit 3.17 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.18 Form of Articles of Organization for the Guarantors organized in the State of Maryland is hereby incorporated by reference to Exhibit 3.18 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.19 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Maryland is hereby incorporated by reference to Exhibit 3.19 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.20 Form of Certificate of Organization for the Guarantors organized in the Commonwealth of Massachusetts is hereby incorporated by reference to Exhibit 3.20 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.21 Form of Certificate of Limited Partnership for the Guarantors organized in the Commonwealth of Massachusetts is hereby incorporated by reference to Exhibit 3.21 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.22 Form of Articles of Incorporation for the Guarantors incorporated in the State of Michigan is hereby incorporated by reference to Exhibit 3.22 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.23 Form of Articles of Organization for the Guarantors organized in the State of Michigan is hereby incorporated by reference to Exhibit 3.23 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.24 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Michigan is hereby incorporated by reference to Exhibit 3.24 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.25 Form of Articles of Incorporation for the Guarantors incorporated in the State of Nevada is hereby incorporated by reference to Exhibit 3.25 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.26 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Nevada is hereby incorporated by reference to Exhibit 3.26 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.27 Form of Articles of Incorporation for the Guarantors incorporated in the State of New Hampshire is hereby incorporated by reference to Exhibit 3.27 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.28 Form of Certificate of Limited Partnership for the Guarantors organized in the State of New Hampshire is hereby incorporated by reference to Exhibit 3.28 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.29 Form of Certificate of Formation for the Guarantors organized in the State of New Jersey is hereby incorporated by reference to Exhibit 3.29 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.30 Form of Certificate of Limited Partnership for the Guarantors organized in the State of New Jersey is hereby incorporated by reference to Exhibit 3.30 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.31 Form of Certificate of Incorporation for the Guarantors incorporated in the State of New York is hereby incorporated by reference to Exhibit 3.31 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.32 Form of Certificate of Limited Partnership for the Guarantors organized in the State of New York is hereby incorporated by reference to Exhibit 3.32 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.33 Form of Articles of Incorporation for the Guarantors incorporated in the State of North Carolina is hereby incorporated by reference to Exhibit 3.33 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.34 Form of Articles of Organization for the Guarantors organized in the State of North Carolina is hereby incorporated by reference to Exhibit 3.34 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.35 Form of Certificate of Limited Partnership for the Guarantors organized in the State of North Carolina is hereby incorporated by reference to Exhibit 3.35 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.36 Form of Articles of Incorporation for the Guarantors incorporated in the State of Ohio is hereby incorporated by reference to Exhibit 3.36 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.37 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Ohio is hereby incorporated by reference to Exhibit 3.37 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.38 Form of Certificate of Articles of Incorporation for the Guarantors incorporated in the Commonwealth of Pennsylvania is hereby incorporated by reference to Exhibit 3.38 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.39 Form of Certificate of Organization for the Guarantors organized in the Commonwealth of Pennsylvania is hereby incorporated by reference to Exhibit 3.39 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.40 Form of Certificate of Limited Partnership for the Guarantors organized in the Commonwealth of Pennsylvania is hereby incorporated by reference to Exhibit 3.40 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.41 Form of Articles of Incorporation for the Guarantors incorporated in the State of Rhode Island is hereby incorporated by reference to Exhibit 3.41 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.42 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Rhode Island is hereby incorporated by reference to Exhibit 3.42 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.43 Form of Articles of Incorporation for the Guarantors incorporated in the State of South Carolina is hereby incorporated by reference to Exhibit 3.43 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.44 Form of Certificate of Limited Partnership for the Guarantors organized in the State of South Carolina is hereby incorporated by reference to Exhibit 3.44 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.45 Form of Articles of Incorporation for the Guarantors incorporated in the State of Tennessee is hereby incorporated by reference to Exhibit 3.45 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.46 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Tennessee is hereby incorporated by reference to Exhibit 3.46 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.47 Form of Articles of Incorporation for the Guarantors incorporated in the State of Texas is hereby incorporated by reference to Exhibit 3.47 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.48 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Texas is hereby incorporated by reference to Exhibit 3.48 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.49 Form of Articles of Organization for the Guarantors organized in the Commonwealth of Virginia is hereby incorporated by reference to Exhibit 3.49 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.50 Form of Certificate of Limited Partnership for the Guarantors organized in the Commonwealth of Virginia is hereby incorporated by reference to Exhibit 3.50 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.51 Form of Bylaws for the Guarantors is hereby incorporated by reference to Exhibit 3.51 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.52 Form of Limited Liability Company Operating Agreement for the Guarantors is hereby incorporated by reference to Exhibit 3.52 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.53 Form of Limited Partnership Agreement for the Guarantors is hereby incorporated by reference to Exhibit 3.53 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.54 Form of Limited Liability Company Agreement for C.B.A.Z. Holding Company LLC, First Brandywine LLC I and First Brandywine LLC II is hereby incorporated by reference to
                  Exhibit 3.54 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.55 Form of Certificate of Incorporation for Eastern States Engineering, Inc. and Fairway Valley, Inc. is hereby incorporated by reference to Exhibit 3.55 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.56 Form of Bylaws for Eastern States Engineering, Inc. and Fairway Valley, Inc. is hereby incorporated by reference to
                  Exhibit 3.56 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.57 Form of Bylaws for TB Proprietary, L.P., Inc., Toll NJX-I Corp., Toll NJX-II Corp., Toll NJX-III Corp. and Toll NJX-IV Corp. is hereby incorporated by reference to Exhibit 3.57 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.58 Form of Certificate of Incorporation for Toll Bros. of Tennessee, Inc., Toll Management AZ Corp., Toll Management VA Corp., Toll NJX-I Corp., Toll NJX-II Corp., Toll NJX-III Corp., Toll NJX-IV Corp. and Toll VA Member Two, Inc. is hereby incorporated by reference to Exhibit 3.58 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.59 Form of Bylaws for Toll Bros. of Tennessee, Inc., Toll Management AZ Corp., Toll Management VA Corp. and Toll VA Member Two, Inc. is hereby incorporated by reference to
                  Exhibit 3.59 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.60 Form of Articles of Organization for Big Branch Overbrook LLC and Sapling Ridge, LLC is hereby incorporated by reference to
                  Exhibit 3.60 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.61 Form of Articles of Incorporation for HQZ Acquisitions, Inc. and The Silverman Building Companies, Inc. is hereby incorporated by reference to Exhibit 3.61 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.62 Form of Articles of Incorporation for Silverman Development Company, Inc., SH Homes Corporation and SI Investment Corporation is hereby incorporated by reference to Exhibit
                  3.62 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.63 Form of Articles of Incorporation for Polekoff Farm, Inc., Toll Bros., Inc., Toll Real Estate, Inc., Toll Land Corp. No. 6 and Windsor Development Corp. is hereby incorporated by reference to Exhibit 3.63 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.64 Form of Bylaws for Polekoff Farm, Inc., Toll Bros., Inc., Toll Land Corp. No. 6 and Windsor Development Corp. is hereby incorporated by reference to Exhibit 3.64 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.65 Form of Certificate of Incorporation for Toll Realty Holdings Corp. I, Toll Realty Holdings Corp. II and Toll Realty Holdings Corp. III is hereby incorporated by reference to
                  Exhibit 3.65 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.66 Form of Bylaws for Toll Realty Holdings Corp. I, Toll Realty Holdings Corp. II and Toll Realty Holdings Corp. III is hereby incorporated by reference to Exhibit 3.66 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.67 Form of Operating Agreement for Brier Creek Country Club I LLC and Brier Creek Country Club II LLC is hereby incorporated by reference to Exhibit 3.67 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.68 Form of Operating Agreement for Belmont Country Club I LLC, Belmont Country Club II LLC, Dominion Valley Country Club I, LLC and Dominion Valley Country Club II, LLC is hereby incorporated by reference to Exhibit 3.68 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.69 Form of Operating Agreement for Golf I Country Club Estates at Moorpark LLC and Golf II Country Club Estates at Moorpark LLC is hereby incorporated by reference to Exhibit 3.69 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.70 Restated Certificate of Incorporation for Toll Brothers, Inc. dated July 1, 1996, is hereby incorporated by reference to
                  Exhibit 3.1 of Toll Brothers, Inc.'s Form 10-Q for the quarter ended January 31, 2002.

         3.71 Amendment to the Restated Certificate of Incorporation for Toll Brothers, Inc. dated March 7, 1989, is hereby incorporated by reference to Exhibit 3.2 of Toll Brothers, Inc.'s Form 10-Q for the quarter ended January 31, 2002.

         3.72 Amendment to the Restated Certificate of Incorporation for Toll Brothers, Inc. dated June 12, 1997, is hereby incorporated by reference to Exhibit 3.4 of Toll Brothers, Inc.'s Form 10-Q for the quarter ended January 31, 2002.

         3.73 Amendment to the Restated Certificate of Incorporation for Toll Brothers, Inc. dated January 8, 1998, is hereby incorporated by reference to Exhibit 3.5 of Toll Brothers, Inc.'s Form 10-Q for the quarter ended January 31, 2002.

         3.74 Amendment to the Restated Certificate of Incorporation for Toll Brothers, Inc. dated March 7, 2002, is hereby incorporated by reference to Exhibit 3.6 of Toll Brothers, Inc.'s Form 10-Q for the quarter ended January 31, 2002.

         3.75 Amended and Restated Bylaws for Toll Brothers, Inc., are hereby incorporated by reference to Exhibit 3 of Toll Brothers, Inc.'s Current Report on Form 8-K dated March 28, 2003.

         3.76 Certificate of Limited Partnership for Edmunds-Toll Limited Partnership is hereby incorporated by reference to Exhibit
                  3.76 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.77 Articles of Incorporation for Toll YL, Inc. is hereby incorporated by reference to Exhibit 3.77 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.78 Amended and Restated Certificate of Incorporation for First Brandywine Finance Corp. is hereby incorporated by reference to Exhibit 3.78 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.79 Agreement of Limited Partnership for First Brandywine Partners, L.P. is hereby incorporated by reference to Exhibit
                  3.79 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.80 Limited Liability Company Agreement for Toll DE X, L.L.C. is hereby incorporated by reference to Exhibit 3.80 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.81 Bylaws for Toll Philmont Corporation is hereby incorporated by reference to Exhibit 3.81 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.82 Articles of Incorporation for Frenchman's Reserve Country Club, Inc. is hereby incorporated by reference to Exhibit 3.82 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.83 Bylaws for Frenchman's Club Reserve Country Club, Inc. is hereby incorporated by reference to Exhibit 3.83 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.84 Amended and Restated Articles of Incorporation for Mizner Country Club, Inc. is hereby incorporated by reference to
                  Exhibit 3.84 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.85 Bylaws for Mizner Country Club, Inc. is hereby incorporated by reference to Exhibit 3.85 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.86 Articles of Organization for Naples Lakes Country Club, L.L.C. is hereby incorporated by reference to Exhibit 3.86 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.87 Operating Agreement for Naples Lakes Country Club, L.L.C. is hereby incorporated by reference to Exhibit 3.87 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.88 Articles of Organization for Naples TBI Realty, LLC is hereby incorporated by reference to Exhibit 3.88 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.89 Articles of Incorporation for Toll FL GP Corp. is hereby incorporated by reference to Exhibit 3.89 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.90 Articles of Amendment for Feys Property LLC is hereby incorporated by reference to Exhibit 3.90 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.91 Bylaws for Toll Peppertree, Inc. is hereby incorporated by reference to Exhibit 3.91 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.92 Limited Partnership Certificate for Rose Hollow Crossing Associates is hereby incorporated by reference to Exhibit 3.92 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.93 Limited Partnership Agreement for Rose Hollow Crossing Associates is hereby incorporated by reference to Exhibit 3.93 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.94 Bylaws for Toll Brothers Real Estate, Inc. is hereby incorporated by reference to Exhibit 3.94 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.95 Partnership Agreement for Toll Naval Associates is hereby incorporated by reference to Exhibit 3.95 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.96 Bylaws for Toll PA GP Corp. is hereby incorporated by reference to Exhibit 3.96 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         3.97* Form of Articles of Organization for Guarantors organized in the State of Connecticut.

         3.98* Form of Articles of Incorporation for Guarantors incorporated in the State of Minnesota.

         3.99* Form of Certificate of Limited Partnership for Guarantors organized in the State of Minnesota.

         3.100* Form of Certificate of Incorporation for Guarantors incorporated in the State of New Jersey.

         3.101* Form of Articles of Organization for Guarantors organized in the State of New York.

         3.102* Form of Public Records Filing For New Business Entity for Toll Grove L.P. and Toll Marshall LP.

         3.103*   Articles of Incorporation for Mountain View Country Club, Inc.

         3.104*   Bylaws for Mountain View Country Club, Inc.

         3.105* Form of Limited Liability Company Agreement for First Brandywine LLC III and First Brandywine LLC IV.

         4.1 Indenture dated as of November 22, 2002 between Toll Brothers Finance Corp., as issuer, Toll Brothers, Inc. as guarantor, and Bank One Trust Company, as Trustee, including form of guarantee, is hereby incorporated by reference to Exhibit 4.1 of the Toll Brothers, Inc.'s Form 8-K filed with the Securities and Exchange Commission on November 27, 2002.

         4.2 Authorizing Resolutions, dated as of September 3, 2003, relating to $250,000,000 principal amount of 5.95% Senior Notes of Toll Brothers Finance Corp. due 2013, guaranteed on a senior basis by the Toll Brothers, Inc. and other subsidiaries of Toll Brothers, Inc. is hereby incorporated by reference to
                  Exhibit 4.1 of Toll Brothers Inc.'s Form 8-K filed with the Securities and Exchange Commission on September 29, 2003.

         4.3 Registration Rights Agreement dated as of September 3, 2003 by and among Toll Brothers Finance Corp. and Toll Brothers, Inc. and Citigroup Global Markets Inc. is hereby incorporated by Reference to Exhibit 4.2 of Toll Brothers, Inc,'s Form 8-K filed with the Securities and Exchange Commission on September 29, 2003.

         4.4 First Supplemental Indenture dated as of May 1, 2003 by and among the parties listed on Exhibit A thereto and Bank One Trust Company, National Association, as Trustee, is hereby incorporated by reference to Exhibit 4.4 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

         4.5** Second Supplemental Indenture dated as of November 3, 2003 by and among the parties listed on Schedule A thereto and Bank One Trust Company, National Association, as Trustee.

         5.1** Opinion of Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania.

         5.2** Opinion of Kenneth J. Gary, Esquire, Senior Vice President and General Counsel of Toll Brothers, Inc.

         10.1 Purchase Agreement dated August 26, 2003 by and among, Toll Brothers Finance Corp. and Toll Brothers, Inc. and Citigroup Global Markets Inc. is hereby incorporated by reference to
                  Exhibit 4.3 of Toll Brothers, Inc.'s Form 8-K filed with the Securities and Exchange Commission on September 29, 2003.

         10.2 Amended and Restated Credit Agreement by and among First Huntingdon Finance Corp., Toll Brothers, Inc. and the lenders which are parties thereto dated May 18, 2001, is hereby incorporated by reference to Exhibit 10.3 of Toll Brothers, Inc.'s Form 10-Q for the quarter ended April 30, 2001.

         12* Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

         21 Subsidiaries of Toll Brothers, Inc. is hereby incorporated by reference to Exhibit 21 of Toll Brothers, Inc.'s Form 10-K for the year ended October 31, 2002.

         23.1 Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included as part of Exhibit 5.1).

         23.2     Consent of Kenneth J. Gary, Esquire (included as part of
                  Exhibit 5.2).

         23.3**   Consent of Independent Auditors.

         24*      Power of Attorney.

         25* Statement of Eligibility and Qualification on Form T-1 of Bank One Trust Company, National Association, as trustee of the 5.95% Senior Notes Due 2013 of Toll Brothers Finance Corp.

         99.1*    Form of Letter of Transmittal.

         99.2*    Form of Notice of Guaranteed Delivery.

         99.3* Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

         99.4*    Form of Letter to DTC Participants.

         99.5*    Form of Letter to Beneficial Holders.

         99.6*    Form of Exchange Agent Agreement.

* Previously filed.

**Filed herewith.

++Where a jurisdiction is specified for a form of organizational or governing document, such form is the document that is used, in substantially similar form, by each of the Guarantors of corresponding entity type that is organized in that jurisdiction, except with respect to any Guarantor for which that Guarantor's actual organizational/governing documents, or forms of such documents specifically identified as applicable to such Guarantor, are filed herewith.

Item 22. Undertakings.

         Each of the undersigned registrants hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date responding to the request;

            (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

            (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            (7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, Toll Brothers Finance Corp. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                     TOLL BROTHERS FINANCE CORP.


                                     By:                *
                                         --------------------------------------
                                         Zvi Barzilay,
                                         President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                     Title
---------                                     ------
                *                           Director
------------------------------------
Robert I. Toll

                *                           President, Chief Operating Officer, Assistant
------------------------------------        Secretary and Director (Principal Executive Officer)
Zvi Barzilay

                *                           Executive Vice President, Treasurer, Chief Financial
------------------------------------        Officer, Assistant Secretary and Director (Principal
Joel H. Rassman                             Financial Officer)

                *                           Vice President, Chief Accounting Officer, and
------------------------------------        Assistant Secretary (Principal Accounting Officer)
Joseph R. Sicree

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, Toll Brothers, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                        TOLL BROTHERS, INC.


                                         By:               *
                                              ---------------------------------
                                              Robert I. Toll,
                                              Chairman of the Board of Directors


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                     Title
---------                                     ------
                 *                            Chairman of the Board, Chief Executive Officer and
----------------------------------            Director (Principal Executive Officer)
Robert I. Toll

                 *                            Vice Chairman of the Board and Director
----------------------------------
Bruce E. Toll

                 *                            President, Chief Operating Officer and Director
----------------------------------
Zvi Barzilay

                 *                            Director
------------------------------------
Robert S. Blank

                 *                            Director
------------------------------------
Edward G. Boehne

                 *                            Director
------------------------------------
Richard J. Braemer

                 *                            Director
------------------------------------
Roger S. Hillas

                 *                            Director
------------------------------------
Carl B. Marbach

                 *                            Director
------------------------------------
Stephen A. Novick

                 *                            Senior Vice President, Treasurer, Chief Financial
------------------------------------          Officer and Director (Principal Financial Officer)
Joel H. Rassman

                 *                            Director
------------------------------------
Paul E. Shapiro

                 *                            Vice President and Chief Accounting Officer
------------------------------------          (Principal Accounting Officer)
Joseph R. Sicree

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule I of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                     Registrants (As Listed on the Schedule I of
                                     Additional Registrants)

                                     By:                 *
                                         ---------------------------------------
                                         Zvi Barzilay,
                                         President of each Registrant listed on
                                         Schedule I of Additional Registrants
                                         that are corporations or limited
                                         liability companies and President of
                                         the corporate general partner or
                                         limited liability company general
                                         partner of each Registrant listed on
                                         Schedule I of Additional Registrants
                                         that are limited partnerships.





         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities** indicated on November 3, 2003.

           **Except as otherwise provided herein, each of the following persons hold each of the positions listed next to his/her name for each Registrant listed on Schedule I of Additional Registrants. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entities' corporate general partner in the capacities indicated.

Signature                                        Title
---------                                        -----
                 *                           Director (as to corporate Registrants)/Manager
--------------------------------------       (as to limited liability company Registrants)
Robert I. Toll

                 *                           President, Chief Operating Officer, Assistant Secretary
--------------------------------------       and Director (as to corporate Registrants)/Manager (as
Zvi Barzilay                                 to limited liability company Registrants) (Principal
                                             Executive Officer)

                 *                           Senior Vice President, Treasurer, Chief Financial
--------------------------------------       Officer, Assistant Secretary and Director (as to
Joel H. Rassman                              corporate Registrants)/Manager (as to limited liability
                                             company Registrants) (Principal Financial Officer)

                 *                           Vice President, Chief Accounting Officer, and Assistant
--------------------------------------       Secretary (Principal Accounting Officer)
Joseph R. Sicree

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule II of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                    Registrants (As Listed on the Schedule II of
                                    Additional Registrants)

                                    By:                *
                                        ---------------------------------------
                                        Zvi Barzilay,
                                        President of each Registrant listed on
                                        Schedule II of Additional Registrants
                                        that are corporations or limited
                                        liability companies and President of the
                                        corporate general partner of each
                                        Registrant listed on Schedule II of
                                        Additional Registrants that are limited
                                        partnerships.




         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities** indicated on November 3, 2003.

           **Except as otherwise provided herein, each of the following persons hold each of the positions listed next to his/her name for each Registrant listed on Schedule II of Additional Registrants. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entities' corporate general partner in the capacities indicated.

Signature                                        Title
---------                                        -----
                 *                           Director (as to corporate Registrants)/Manager
--------------------------------------       (as to limited liability company Registrants)
Robert I. Toll

                 *                           President, Chief Operating Officer, Assistant Secretary
--------------------------------------       and Director (as to corporate Registrants)/Manager (as
Zvi Barzilay                                 to limited liability company Registrants) (Principal
                                             Executive Officer)

                 *                           Senior Vice President, Treasurer, Chief Financial
--------------------------------------       Officer, Assistant Secretary and Director (as to
Joel H. Rassman                              corporate Registrants)/Manager (as to limited liability
                                             company Registrants) (Principal Financial Officer)

                 *                           Vice President, Chief Accounting Officer, and Assistant
--------------------------------------       Secretary (Principal Accounting Officer)
Joseph R. Sicree

                 *                           Director (as to corporate Registrants)/Manager
--------------------------------------       (as to limited liability company Registrants)
Douglas C. Yearley, Jr.

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule III of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                     Registrants (As Listed on Schedule III of
                                     Additional Registrants)

                                     By:               *
                                         -------------------------------------
                                         Michael Donnelly,
                                         President (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                    Title
---------                                    -----
                 *                           President and Manager (Principal Executive Officer)
----------------------------------
Michael Donnelly

                 *                           Vice President and Manager
----------------------------------
Ronald Blum

                 *                           Treasurer, Secretary, and Manager (Principal Financial
----------------------------------           Officer) (Principal Accounting Officer)
Joseph Pease

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement



                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule IV of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                     Registrants (As Listed Schedule IV of
                                     Additional Registrants Table IV)

                                     By:               *
                                         -----------------------------------
                                         Michael Donnelly,
                                         President (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                     Title
---------                                     -----
                 *                           President and Manager (Principal Executive Officer)
----------------------------------
Michael Donnelly

                 *                           Vice President and Manager
----------------------------------
Robert Fordham

                 *                           Treasurer, Secretary, and Manager (Principal Financial
----------------------------------           Officer) (Principal Accounting Officer)
Clay Cameron

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, Frenchman's Reserve Country Club, Inc. has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                    Frenchman's Reserve Country Club, Inc.

                                    By:                *
                                         --------------------------------------
                                         Michael Donnelly,
                                         President (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                     Title
---------                                     -----
                 *                            President and Director (Principal Executive Officer)
----------------------------------
Michael Donnelly

                 *                            Vice President and Director
----------------------------------
Ronald Blum

                 *                            Treasurer, Secretary, and Director (Principal
----------------------------------            Financial Officer) (Principal Accounting Officer)
Robert Fordham

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

 Pursuant to the requirements of the Securities Act of 1933, Mizner Country Club, Inc. has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, November 3, 2003.

                                    Mizner Country Club, Inc.

                                    By:                 *
                                         ---------------------------------------
                                         Michael Donnelly,
                                         President (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                     Title
---------                                     -----
                 *                           President and Director (Principal Executive Officer)
----------------------------------
Michael Donnelly

                 *                           Vice President and Director
----------------------------------
Robert Fordham

                 *                           Treasurer, Secretary, and Director (Principal
----------------------------------           Financial Officer) (Principal Accounting Officer)
Joseph Pease

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule V of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                       Registrants (As Listed on Schedule V of
                                       Additional Registrants)

                                       By:                 *
                                           -------------------------------------
                                           John A. Oscar, Jr.
                                           President of each Registrant listed
                                           on Schedule V of Additional
                                           Registrants that are corporations or
                                           limited liability companies and
                                           President of the corporate general
                                           partner of each Registrant listed on
                                           Schedule V of Additional Registrants
                                           that are limited partnerships.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities** indicated on November 3, 2003.

            **Except as otherwise provided herein, each of the following persons hold each of the positions listed next to his/her name for each Registrant listed on Schedule V of Additional Registrants. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entities' corporate general partner in the capacities indicated. Where the Registrant is a limited liability company, this registration statement has been signed by the following persons on behalf of such entities' corporate manager in the capacities indicated.

Signature                                    Title
---------                                    -----
                 *                           President, Treasurer and Director (as to corporate
-------------------------------------        Registrants)/Manager (as to limited liability company
John A. Oscar, Jr.                           Registrants) (Principal Executive Officer) (Principal
                                             Financial Officer) (Principal Accounting Officer)

                 *                           Vice President and Director (as to corporate
-------------------------------------        Registrants)/Manager (as to limited liability company
Joel H. Rassman                              Registrants)

                 *                           Secretary and Director (as to corporate
-------------------------------------        Registrants)/Manager (as to limited liability company
Gordon W. Stewart                            Registrants)

                 *                           Assistant Secretary and Director (as to corporate
-------------------------------------        Registrants)/Manager (as to limited liability company
Mark J. Warshauer                            Registrants)

                 *                           Director (as to corporate Registrants)/Manager (as to
-------------------------------------        limited liability company Registrants)
Ann DiFiore

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, C.B.A.Z. Construction Company LLC has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                    C.B.A.Z. Construction Company LLC

                                    By:                *
                                         ----------------------------------
                                         Wayne S. Patterson,
                                         President (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                    Title
---------                                    -----
                 *                           President and Manager (Principal Executive Officer)
--------------------------------------
Wayne S. Patterson

                 *                           Vice President and Manager
--------------------------------------
Richard T. Hartman

                 *                           Vice President, Secretary, Treasurer and Manager (Chief
--------------------------------------       Financial Officer) (Chief Accounting Officer)
Charles W. Bowie

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule VI of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                     Registrants (As Listed on Schedule VI of
                                     Additional Registrants)


                                     By:                  *
                                         ---------------------------------------
                                         Zvi Barzilay,
                                         President (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities** indicated on November 3, 2003.

            **Except as otherwise provided herein, each of the following persons hold each of the positions listed next to his/her name for each Registrant listed on Schedule V of Additional Registrants. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entities' corporate general partner in the capacities indicated. Where the Registrant is a limited liability company, this registration statement has been signed by the following persons on behalf of such entities' corporate general partner in the capacities indicated.

Signature                                       Title
---------                                       -----
                 *                              President, Chief Operating Officer, Secretary and
--------------------------------------          Director (Principal Executive Officer)
Zvi Barzilay

                 *                              Senior Vice President, Treasurer, Chief Financial
--------------------------------------          Officer, Assistant Secretary and Director (Principal
Joel H. Rassman                                 Financial Officer) (Principal Accounting Officer)

                 *                              Director
--------------------------------------
Robert I. Toll

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule VII of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                  Registrants (As Listed on Schedule VII of
                                  Additional Registrants)


                                  By:           *
                                      ------------------------------------------
                                      Zvi Barzilay,
                                      President of each Registrant listed on
                                      Schedule VII of Additional Registrants
                                      that are corporations or limited liability
                                      companies and President of the corporate
                                      general partner of each Registrant listed
                                      on Schedule VII of Additional Registrants
                                      that are limited partnerships.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                       Title
---------                                       -----
                 *                              Pesident, Chief Operating Officer, Secretary and
------------------------------------            Director (as to corporate Registrants)/Manager (as
Zvi Barzilay                                    to limited liability company Registrants) (Principal
                                                Executive Officer)

                 *                              Senior Vice President, Treasurer, Chief Financial
------------------------------------            Officer, Assistant Secretary and Director (as to
Joel H. Rassman                                 corporate Registrants)/Manager (as to limited
                                                liability company Registrants)(Principal Financial
                                                Officer) (Principal Accounting Officer)

                 *                              Director (as to corporate Registrants)/Manager (as
------------------------------------            to limited liability company Registrants)
Robert I. Toll

                 *                              Director (as to corporate Registrants)/Manager (as
------------------------------------            to limited liability company Registrants)
Douglas C. Yearley, Jr.

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule VIII of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                  Registrants (As Listed on Schedule VIII
                                  of Additional Registrants)


                                 By:            *
                                     ------------------------------------------
                                     James Smith,
                                     President (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                 Title
---------                                 -----
                 *                        President and Manager (Principal Executive Officer)
------------------------------------
James Smith

                 *                        Treasurer, Secretary and Manager (Principal Financial
------------------------------------      Officer) (Principal Accounting Officer)
Eric C. Pino

                 *                        Vice President and Manager
------------------------------------
Gordon R. Ivascu

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule IX of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                Registrants (As Listed on Schedule IX
                                of Additional Registrants)


                                By:                  *
                                    -----------------------------------------
                                    Thomas Anhut,
                                    President (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                           Title
---------                           -----
                 *                  President and Manager (Principal Executive Officer)
-------------------------------
Thomas Anhut

                 *                  Treasurer, Secretary and Manager (Principal Financial
-------------------------------     Officer) (Principal Accounting Officer)
Richard Gannon

                 *                  Vice President and Manager
------------------------------
Brad Nelson

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule X of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                              Registrants (As Listed on Schedule X of Additional Registrants)


                              By:                      *
                                   ---------------------------------------------
                                   James Boyd,
                                   President (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                      Title
---------                                      -----
                 *                             President and Manager (Principal Executive Officer)
-------------------------------------
James Boyd

                 *                             Treasurer, Secretary and Manager (Principal Financial
-------------------------------------          Officer) (Principal Accounting Officer)
Michael Nix

                 *                             Vice President and Manager
--------------------------------------
Craig Messi

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule XI of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                 Registrants (As Listed on Schedule XI
                                 of Additional Registrants)


                                 By:                 *
                                     -----------------------------------------
                                     Gary Lemon,
                                     President (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                      Title
---------                                      -----
                 *                             President and Manager (Principal Executive Officer)
------------------------------------
Gary Lemon

                 *                             Treasurer, Secretary and Manager (Principal Financial
------------------------------------           Officer) (Principal Accounting Officer)
James Kemp

                 *                             Vice President and Manager
-------------------------------------
Lee Dotson

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, Naples TBI Realty, LLC has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                Naples TBI Realty, LLC

                                By:                   *
                                    ----------------------------------------
                                    Ralph Reinert,
                                    President (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                         Title
---------                                         -----
              *                                   President (Principal Executive Officer)
--------------------------------
Ralph Reinert

              *                                   Vice President
--------------------------------
Kenneth Thirtyacre

              *                                   Manager
--------------------------------
Helen Walker

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, Naples Lakes Country Club, L.L.C. has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                    Naples Lakes Country Club, L.L.C.

                                    By:                   *
                                        ----------------------------------------
                                        Ralph Reinert,
                                        Manager (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                     Title
---------                                     -----
                 *                            Manager (Principal Executive Officer) (Principal
--------------------------------              Financial Officer) (Principal Accounting Officer)
Ralph Reinert

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, Toll Realty L.L.C. has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                             Toll Realty L.L.C.

                                             By:          *
                                                 -----------------------
                                                 Brian Loftus,
                                                 Manager

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                 Title
---------                                 -----
                 *                        President (Principal Executive Officer)
--------------------------------------
Kenneth Thirtyacre

                 *                        Manager
--------------------------------------
Brian Loftus

                 *                        Vice President
--------------------------------------
James Manners

                 *                        Secretary and Treasurer (Principal Financial Officer)
--------------------------------------    (Principal Accounting Officer)
Ralph Reinert

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule XII of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

               Registrants (As Listed on the Schedule XII of Additional Registrants)

                By:                            *
                     ----------------------------------------------------------
                     Wayne S. Patterson,
                     President of each Registrant listed on Schedule XII of Additional Registrants that are corporations or limited liability companies and President of the corporate general partner of each Registrant listed on Schedule XII of Additional Registrants that are limited partnerships.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities** indicated on November 3, 2003.

            **Except as otherwise provided herein, each of the following persons hold each of the positions listed next to his/her name for each Registrant listed on Schedule XII of Additional Registrants. Where the Registrant is a limited partnership, this registration statement has been signed by the following persons on behalf of such entities' corporate general partner in the capacities indicated.

Signature                                Title
---------                                -----
                 *                       Pesident and Director (Principal Executive Officer)
--------------------------------
Wayne S. Patterson

                 *                       Vice President, Secretary and Director
--------------------------------
Kenneth J. Gary

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule XIII of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                    Registrants (As Listed on Schedule XIII of
                                    Additional Registrants)


                                    By:                *
                                        ---------------------------------------
                                        Andrew Stern,
                                        Manager


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                   Title
---------                                   -----
                *                           Manager (Principal Executive Officer) (Principal
--------------------------------            Financial Officer) (Principal Accounting Officer)
Andrew Stern

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule XIV of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                   Registrants (As Listed on Schedule XIV
                                   of Additional Registrants)


                                   By:                    *
                                        ---------------------------------------
                                        Wayne S. Patterson,
                                        Manager (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                  Title
---------                                  -----
                 *                         Manager (Principal Executive Officer) (Principal
----------------------------------------   Financial Officer) (Principal Accounting Officer)
Wayne S. Patterson

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule XV of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                              Registrants (As Listed on Schedule XV
                              of Additional Registrants)

                              By:                    *
                                  -------------------------------------------
                                  John A. Oscar, Jr.,
                                  President (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities** indicated on November 3, 2003.

         **Except as otherwise provided herein, each of the following persons hold each of the positions listed next to his/her name for each Registrant listed on Schedule XII of Additional Registrants. Where the Registrant is a limited liability company, this registration statement has been signed by the following persons on behalf of such entities' corporate manager in the capacities indicated.

Signature                                      Title
---------                                      -----
                 *                             President and Treasurer (Principal Executive Officer)
---------------------------------------
John A. Oscar, Jr.

                 *                             Vice President and Director (as to corporate
---------------------------------------        Registrants)/Manager (as to limited liability company
Joel H. Rassman                                Registrants)

                 *                             Director (as to corporate Registrants)/Manager (as to
-------------------------------------          limited liability company Registrants)
Ann DiFiore

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement



                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, South Riding Realty LLC has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                             South Riding Realty LLC

                              By:                     *
                                   ------------------------------------------
                                   William Gilligan,
                                   President (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                Title
---------                                -----
                 *                       President and Manager (Principal Executive Officer)
--------------------------------
William Gilligan

                 *                       Vice President and Manager
--------------------------------
John Harris

                 *                       Secretary, Treasurer and Manager (Principal Financial
--------------------------------         Officer) (Principal Accounting Officer)
John Tsitos

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule XVI of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                 Registrants (As Listed on Schedule XVI
                                 of Additional Registrants)


                                 By:                 *
                                     ---------------------------------------
                                     Robert Craig,
                                     President (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                      Title
---------                                      -----
                 *                             President and Manager (Principal Executive Officer)
--------------------------------------
Robert Craig

                 *                             Treasurer, Secretary and Manager (Principal Financial
--------------------------------------         Officer) (Principal Accounting Officer)
Paul Luck

                 *                             Vice President and Manager
--------------------------------------
William Perry

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule XVII of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                  Registrants (As Listed on Schedule XVII
                                  of Additional Registrants)


                                  By:                   *
                                      ------------------------------------------
                                      John Gasque,
                                      President (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                      Title
---------                                      -----
                 *                             President and Manager (Principal Executive Officer)
-------------------------------------
John Gasque

                 *                             Treasurer, Secretary and Manager (Principal Financial
-------------------------------------          Officer) (Principal Accounting Officer)
Gregory Harold

                 *                             Vice President and Manager
-------------------------------------
Paul Eberz

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement



                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, Northville Hills Golf Club LLC has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Farmington Hills, state of Michigan, on November 3, 2003.

                                   Northville Hills Golf Club LLC

                                   By:                   *
                                       ----------------------------------------
                                       Keith Anderson,
                                       President (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                          Title
---------                                          ------
                       *                           President and Manager (Principal Executive
------------------------------------------------   Officer)
Keith Anderson

                       *                           Vice President and Manager
------------------------------------------------
John Oberlin

                       *                           Treasurer, Secretary, and Manager (Principal
------------------------------------------------   Financial Officer) (Principal Accounting Officer)
William Bye

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement



                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, Mountain View Country Club, Inc. has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Common wealth of Pennsylvania, on November 3, 2003.

                                   Mountain View Country Club, Inc.

                                   By:                  *
                                       ---------------------------------------
                                       Gary Lemon,
                                       President (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                          Title
---------                                          ------
                        *                          President and Director (Principal Executive
------------------------------------------------   Officer)
Gary Lemon

                        *                          Vice President (Principal Financial Officer)
------------------------------------------------   (Principal Accounting Officer)
Joel H. Rassman

                        *                          Vice President and Director
------------------------------------------------
Lee Dotson

                        *                          Treasurer, Secretary, and Director
------------------------------------------------
James Kemp

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement



                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule XVIII of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                  Registrants (As Listed on Schedule XVIII of Additional Registrants)


                                  By:                  *
                                      ------------------------------------------
                                      Kenneth J. Gary,
                                      President (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                      Title
---------                                      -----
                 *                             President and Secretary(Principal Executive Officer)
-------------------------------------
Kenneth J. Gary

                 *                             Vice President (Principal Financial Officer)
-------------------------------------          (Principal Accounting Officer)
Joe Sicree

                 *                             Director
-------------------------------------
Robert I. Toll

                 *                             Director
-------------------------------------
Zvi Barzillay

                 *                             Director
-------------------------------------
Joel H. Rassman

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement



                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, each of the Registrants, as listed on the attached Schedule XIX of Additional Registrants has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Lower Moreland, Commonwealth of Pennsylvania, on November 3, 2003.

                                       Registrants (As Listed on Schedule XIX of
                                       Additional Registrants)

                                       By:                *
                                           -------------------------------------
                                           John A. Oscar, Jr.
                                           President of each Registrant listed
                                           on Schedule XIX of Additional
                                           Registrants that are corporations or
                                           limited liability companies and
                                           President of the corporate general
                                           partner of each Registrant listed on
                                           Schedule XIX of Additional
                                           Registrants that are limited
                                           partnerships.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 2003.

Signature                                    Title
---------                                    -----
                 *                           President, Treasurer and Director (as to corporate
-------------------------------------        Registrants)/Manager (as to limited liability company
John A. Oscar, Jr.                           Registrants) (Principal Executive Officer) (Principal
                                             Financial Officer) (Principal Accounting Officer)

                 *                           Vice President and Director (as to corporate
-------------------------------------        Registrants)/Manager (as to limited liability company
Joel H. Rassman                              Registrants)


                 *                           Director (as to corporate Registrants)/Manager (as to
-------------------------------------        limited liability company Registrants)
Ann DiFiore

*By: Joseph R. Sicree
     -------------------------------
     Joseph R. Sicree, Attorney-in-Fact
     pursuant to powers of attorney
     previously filed as part of this
     Registration Statement


Schedule I of Additional Registrants
Exact Name of Registrant as Specified in its Charter

Toll Holdings, Inc.

Amwell Chase, Inc.

Brentwood Investments I, Inc

Bunker Hill Estates, Inc.

Chesterbrooke, Inc.

Connecticut Land Corp

Daylesford Development Corp.

Eastern States Engineering, Inc.

Edmunds-Toll Construction Company

Fairway Valley, Inc.

First Huntingdon Finance Corp.

Franklin Farms G.P., Inc.

MA Limited Land Corporation

Maple Point, Inc.

Maryland Limited Land Corporation

Polekoff Farm, Inc.

Springfield Chase, Inc.

Stewarts Crossing, Inc.

Tenby Hunt, Inc.

Toll AZ GP Corp.

Toll Bros., Inc. (Pennsylvania)

Toll Bros., Inc. (Delaware)

Toll Bros., Inc. (Texas)

Toll Bros. of Arizona, Inc.

Toll Bros. of North Carolina, Inc.

Toll Bros. of North Carolina II, Inc.

Toll Bros. of North Carolina III, Inc.

Toll Brothers Real Estate, Inc.

Toll CA GP Corp.

Toll CO GP Corp.

Toll Corp.

Toll Finance Corp.

Toll FL GP Corp.

Toll IL GP Corp.

Toll Land Corp. No. 6

Toll Land Corp. No. 10

Toll Land Corp. No. 20

Toll Land Corp. No. 43

Toll Land Corp. No. 45

Toll Land Corp. No. 46

Toll Land Corp. No. 47

Toll Land Corp. No. 48

Toll Land Corp. No. 49

Toll Land Corp. No. 50

Toll Land Corp. No. 51

Toll Land Corp. No. 52

Toll Land Corp. No. 53

Toll Land Corp. No. 55

Toll Land Corp. No. 56

Toll Land Corp. No. 58

Toll Land Corp. No. 59

Toll Land Corp. No. 60

Toll MN GP Corp.

Toll NV GP Corp.

Toll NC GP Corp.

Toll OH GP Corp.

Toll PA GP Corp.

Toll PA II GP Corp.

Toll Peppertree, Inc.

Toll Philmont Corporation

Toll RI GP Corp.

Toll SC GP Corp.

Toll TN GP Corp.

Toll TX GP Corp.

Toll VA GP Corp.

Toll VA Member Two, Inc.

Toll Wood Corporation

Toll YL, Inc.

Valley Forge Conservation Holding GP Corp.

Warren Chase, Inc.

Windsor Development Corp.

Afton Chase, L.P.

Audubon Ridge, L.P.

Beaumont Chase, L.P.

Belmont Land, L.P.

Bennington Hunt, L.P.

Bernards Chase, L.P.

Binks Estates Limited Partnership

The Bird Estate Limited Partnership

Blue Bell Country Club, L.P.

Branchburg Ridge, L.P.

Brandywine River Estates, L.P.

Brass Castle Estates, L.P.

Brentwood Investments, L.P.

Bridle Estates, L.P.

Broad Run Associates, L.P.

Buckingham Woods, L.P.

Bucks County Country Club, L.P.

CC Estates Limited Partnership

Calabasas View, L.P.

Charlestown Hills, L.P.

Chesterbrooke Limited Partnership

Cobblestones at Thornbury, L.P.

Cold Spring Hunt, L.P.

Coleman-Toll Limited Partnership

Concord Chase, L.P.

Cortlandt Chase, L.P.

Delray Limited Partnership

Dolington Estates, L.P.

Dominion Country Club, L.P.

Eagle Farm Limited Partnership

Edmunds-Toll Limited Partnership

The Estates at Brooke Manor Limited Partnership

Estates at Coronado Pointe, L.P.

Estates at Princeton Junction, L.P.

Estates at Rivers Edge, L.P.

Estates at San Juan Capistrano, L.P.

The Estates at Summit Chase, L.P.

Fairfax Investment, L.P.

Fairfax Station Hunt, L.P.

Fair Lakes Chase, L.P.

Fairway Mews Limited Partnership

Farmwell Hunt, L.P.

Franklin Oaks Limited Partnership

Freehold Chase, L.P.

Great Falls Hunt, L.P.

Great Falls Woods, L.P.

Greens at Waynesborough, L.P.

Greenwich Chase, L.P.

Greenwich Station, L.P.

Hockessin Chase, L.P.

Holland Ridge, L.P.

Holliston Hunt Limited Partnership

Hopewell Hunt, L.P.

Huckins Farm Limited Partnership

Hunter Mill, L.P.

Hunterdon Chase, L.P.

Hunterdon Ridge, L.P.

Huntington Estates Limited Partnership

Hurley Ridge Limited Partnership

Kensington Woods Limited Partnership

Knolls of Birmingham, L.P.

Lakeridge, L.P.

Lakeway Hills Properties, L.P.

Laurel Creek, L.P.

Loudoun Valley Associates, L.P.

Mallard Lakes, L.P.

Manalapan Hunt, L.P.

Marshallton Chase, L.P.

Mill Road Estates, L.P.

Montgomery Chase, L.P.

Montgomery Oaks, L.P.

Moorestown Hunt, L.P.

Mount Kisco Chase, L.P.

NC Country Club Estates Limited Partnership

Newtown Chase Limited Partnership

Northampton Crest, L.P.

Northampton Preserve, L.P.

Patriots, L.P.

The Preserve at Annapolis Limited Partnership

The Preserve at Boca Raton Limited Partnership

Preston Village Limited Partnership

Princeton Hunt, L.P.

Providence Hunt, L.P.

Providence Plantation Limited Partnership

Regency at Dominion Valley, L.P.

River Crossing, L.P.

Rolling Greens, L.P.

Seaside Estates Limited Partnership

Shrewsbury Hunt Limited Partnership

Somers Chase, L.P.

Somerset Development Limited Partnership

South Riding, L.P.

South Riding Partners, L.P.

Southlake Woods, L.P.

Southport Landing Limited Partnership

Springton Pointe, L.P.

Stone Mill Estates, L.P.

Stoney Ford Estates, L.P.

Swedesford Chase, L.P.

TBI/Heron Bay Limited Partnership

TBI/Naples Limited Partnership

TBI/Palm Beach Limited Partnership

Thornbury Knoll, L.P.

Toll at Brier Creek Limited Partnership

Toll at Daventry Park, L.P.

Toll at Payne Ranch, L.P.

Toll at Princeton Walk, L.P.

Toll at Westlake, L.P.

Toll at Whippoorwill, L.P.

Toll Bros. of Tennessee, L.P.

Toll Brothers Maryland II Limited Partnership

Toll CA, L.P.

Toll CA II, L.P.

Toll CA III, L.P.

Toll CA IV, L.P.

Toll CA V, L.P.

Toll CA VI, L.P.

Toll CO, L.P.

Toll CT Limited Partnership

Toll CT II Limited Partnership

Toll CT Westport Limited Partnership

Toll Costa, L.P.

Toll-Dublin, L.P.

Toll Estero Limited Partnership

Toll FL Limited Partnership

Toll FL II Limited Partnership

Toll FL III Limited Partnership

Toll Ft. Myers Limited Partnership

Toll Grove LP

Toll IL, L.P.

Toll IL II, L.P.

Toll IL III, L.P.

Toll IL HWCC, L.P.

Toll Land Limited Partnership

Toll Land IV Limited Partnership

Toll Land V Limited Partnership

Toll Land VI Limited Partnership

Toll Land VII Limited Partnership

Toll Land IX Limited Partnership

Toll Land X Limited Partnership

Toll Land XI Limited Partnership

Toll Land XIII Limited Partnership

Toll Land XIV Limited Partnership

Toll Land XV Limited Partnership

Toll Land XVI Limited Partnership

Toll Land XVII Limited Partnership

Toll Land XVIII Limited Partnership

Toll Land XIX Limited Partnership

Toll Land XX Limited Partnership

Toll Land XXI Limited Partnership

Toll Land XXII Limited Partnership

Toll Land XXIII Limited Partnership

Toll Land XXV Limited Partnership

Toll Land XXVI Limited Partnership

Toll MD Limited Partnership

Toll MD II Limited Partnership

Toll MD III Limited Partnership

Toll MD IV Limited Partnership

Toll MD V Limited Partnership

Toll MN, L.P.

Toll Naples Limited Partnership

Toll Naval Associates

Toll NJ, L.P.

Toll NJ II, L.P.

Toll NJ III, L.P.

Toll NJ IV, L.P.

Toll NJ V, L.P.

Toll NJ VI, L.P.

Toll NV Limited Partnership

Toll PA, L.P.

Toll PA II, L.P.

Toll PA III, L.P.

Toll PA IV, L.P.

Toll PA V, L.P.

Toll PA VI, L.P.

Toll PA VII, L.P.

Toll Peppertree, L.P.

Toll Reston Associates, L.P.

Toll RI, L.P.

Toll RI II, L.P.

Toll SC, L.P.

Toll SC II, L.P.

Toll TX, L.P.

Toll TX II, L.P.

Toll VA, L.P.

Toll VA II, L.P.

Toll VA IV, L.P.

Toll VA V, L.P.

Toll Venice Limited Partnership

Toll YL, L.P.

Toll YL II, L.P.

Trumbull Hunt Limited Partnership

Uwchlan Woods, L.P.

Valley Forge Conservation Holding, L.P.

Valley Forge Woods, L.P.

Valley View Estates Limited Partnership

Village Partners, L.P.

Warwick Greene, L.P.

Warwick Woods, L.P.

Washington Greene Development, L.P.

West Amwell Limited Partnership

Whiteland Woods, L.P.

Wichita Chase, L.P.

Willowdale Crossing, L.P.

Wilson Concord, L.P.

The Woods at Highland Lakes, L.P.

The Woods at Long Valley, L.P.

Wrightstown Hunt, L.P.

Yardley Estates, L.P.

60 Industrial Parkway Cheektowaga, LLC

2301 Fallston Road LLC

Big Branch Overlook L.L.C.

Creeks Farm L.L.C.

Feys Property LLC

High Point at Hopewell, LLC

Hunts Bluff LLC

Long Meadows TBI, LLC

Nosan & Silverman Homes LLC

Regency at Denville LLC

Regency at Dominion Valley LLC

RiverCrest Sewer Company, LLC

Sapling Ridge, LLC

SR Amberlea LLC

Stoney Kill LLC

Toll Cedar Hunt LLC

Toll-Dublin, LLC

Toll Equipment, L.L.C.

Toll Glastonbury LLC

Toll NJ I, L.L.C.

Toll NJ II, L.L.C.

Toll Reston Associates, L.L.C.

Toll VA L.L.C

Toll VA III L.L.C.

Toll Van Wyck LLC

Virginia Construction Co. I, LLC

Virginia Construction Co. II, LLC

Schedule II of Additional Registrants
Exact Name of Registrant as Specified in its Charter


HQZ Acquisitions, Inc.

The Silverman Building Companies, Inc.

Silverman Development Company, Inc.

SH Homes Corporation

SI Investment Corporation

Toll MI GP Corp.

Cheltenham Estates Limited Partnership

Newport Ridge Limited Partnership

Silverman-Toll Limited Partnership

Timber Ridge Investment Limited Partnership

Toll MI Limited Partnership

Toll MI II Limtied Partnership

Toll MI III Limited Partnership

Toll Northville Limited Partnership

Toll Northville Golf Limited Partnership

Waldon Preserve Limited Partnership

Schedule III of Additional Registrants
Exact Name of Registrant as Specified in its Charter

Frenchman's Reserve Realty, LLC

Mizner Realty, L.L.C.

Schedule IV of Additional Registrants
Exact Name of Registrant as Specified in its Charter

Palm Cove Golf & Yacht Club I LLC

Palm Cove Golf & Yacht Club II LLC

Palm Cove Marina I LLC

Palm Cove Marina II LLC

Schedule V of Additional Registrants
Exact Name of Registrant as Specified in its Charter

TB Proprietary Corp.

First Brandywine Finance Corp.

First Brandywine Investment Corp II.

First Brandywine Investment Corp III

Toll Bros. of Tennessee, Inc.

Toll VA Member Two, Inc.

TB Proprietary LP, Inc.

TB Proprietary, L.P.

First Brandywine LLC I

First Brandywine LLC II

First Brandywine Partners, L.P.

Rose Hollow Crossing Associates

Schedule VI of Additional Registrants
Exact Name of Registrant as Specified in its Charter


Toll Realty Holdings Corp. I

Toll Realty Holdings Corp. II

Toll NJ Builder I, L.P.

Schedule VII of Additional Registrants
Exact Name of Registrant as Specified in its Charter

Toll Realty Holdings Corp. III

Toll Brothers Realty Michigan II LLC

Schedule VIII of Additional Registrants
Exact Name of Registrant as Specified in its Charter

Belmont Country Club I LLC

Belmont Country Club II LLC

Schedule IX of Additional Registrants
Exact Name of Registrant as Specified in its Charter

Brier Creek Country Club I LLC

Brier Creek Country Club II LLC

Schedule X of Additional Registrants
Exact Name of Registrant as Specified in its Charter

Golf I Country Club Estates at Moorpark LLC

Golf II Country Club Estates at Moorpark LLC

Schedule XI of Additional Registrants
Exact Name of Registrant as Specified in its Charter

Mountain View Country Club I LLC

Mountain View Country Club II LLC

Schedule XII of Additional Registrants
Exact Name of Registrant as Specified in its Charter

Toll NH Limited Partnership

Toll NH GP Corp.

Schedule XIII of Additional Registrants
Exact Name of Registrant as Specified in its Charter

ELB Investments I LLC

ELB Investments II LLC

Schedule XIV of Additional Registrants
Exact Name of Registrant as Specified in its Charter

FC Investments I LLC

FC Investments II LLC

Schedule XV of Additional Registrants
Exact Name of Registrant as Specified in its Charter

Toll Management AZ Corp.

Toll Management VA Corp.

C.B.A.Z. Holding Company LLC

First Brandywine Investment Corp. IV

Schedule XVI of Additional Registrants
Exact Name of Registrant as Specified in its Charter

Dominion Valley Country Club I LLC

Dominion Valley Country Club II LLC

Schedule XVII of Additional Registrants
Exact Name of Registrant as Specified in its Charter

The Regency Golf Club I LLC

The Regency Golf Club II LLC

Schedule XVIII of Additional Registrants
Exact Name of Registrant as Specified in its Charter

Toll PA Builder Corp.

Toll NJ Builder Corp.

Schedule XIX of Additional Registrants
Exact Name of Registrant as Specified in its Charter

Toll NJX-I Corp.

Toll NJX-II Corp.

Toll NJX III Corp.

Toll NJX IV Corp.

Toll DE X, LLC

First Brandywine LLC III

First Brandywine LLC IV

                               Index To Exhibits++

================================================================================

3.1 Form of Articles of Incorporation for Guarantors incorporated in the State of Arizona is hereby incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.2 Form of Articles of Organization for Guarantors organized in the State of Arizona is hereby incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.3 Form of Articles of Incorporation for Guarantors incorporated in the State of California is hereby incorporated by reference to Exhibit 3.3 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.4 Form of Articles of Organization for Guarantors organized in the State of California is hereby incorporated by reference to Exhibit 3.4 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.5 Form of Certificate of Limited Partnership for Guarantors organized in the State of California is hereby incorporated by reference to Exhibit
         3.5 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.6 Form of Articles of Incorporation for Guarantors incorporated in the State of Colorado is hereby incorporated by reference to Exhibit 3.6 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.7 Form of Certificate of Limited Partnership for Guarantors organized in the State of Colorado is hereby incorporated by reference to Exhibit
         3.7 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.8 Form of Certificate of Limited Partnership for Guarantors organized in the State of Connecticut is hereby incorporated by reference to Exhibit
         3.8 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.9 Form of the Certificate of Incorporation for Guarantors incorporated in the State of Delaware is hereby incorporated by reference to Exhibit
         3.9 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.10 Form of Certificate of Formation for Guarantors organized in the State of Delaware is hereby incorporated by reference to Exhibit 3.10 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.11 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Delaware is hereby incorporated by reference to Exhibit
         3.11 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.12 Form of Articles of Incorporation for the Guarantors incorporated in the State of Florida is hereby incorporated by reference to Exhibit
         3.12 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.13 Form of Articles of Organization for the Guarantors organized in the State of Florida is hereby incorporated by reference to Exhibit 3.13 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.14 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Florida is hereby incorporated by reference to Exhibit
         3.14 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.15 Form of Articles of Incorporation for the Guarantors incorporated in the State of Illinois is hereby incorporated by reference to Exhibit
         3.15 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.16 Form of Articles of Organization for the Guarantors organized in the State of Illinois is hereby incorporated by reference to Exhibit 3.16 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.17 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Illinois is hereby incorporated by reference to Exhibit
         3.17 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.18 Form of Articles of Organization for the Guarantors organized in the State of Maryland is hereby incorporated by reference to Exhibit 3.18 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.19 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Maryland is hereby incorporated by reference to Exhibit
         3.19 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.20 Form of Certificate of Organization for the Guarantors organized in the Commonwealth of Massachusetts is hereby incorporated by reference to
         Exhibit 3.20 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.21 Form of Certificate of Limited Partnership for the Guarantors organized in the Commonwealth of Massachusetts is hereby incorporated by reference to Exhibit 3.21 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.22 Form of Articles of Incorporation for the Guarantors incorporated in the State of Michigan is hereby incorporated by reference to Exhibit
         3.22 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.23 Form of Articles of Organization for the Guarantors organized in the State of Michigan is hereby incorporated by reference to Exhibit 3.23 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.24 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Michigan is hereby incorporated by reference to Exhibit
         3.24 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.25 Form of Articles of Incorporation for the Guarantors incorporated in the State of Nevada is hereby incorporated by reference to Exhibit 3.25 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.26 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Nevada is hereby incorporated by reference to Exhibit
         3.26 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.27 Form of Articles of Incorporation for the Guarantors incorporated in the State of New Hampshire is hereby incorporated by reference to
         Exhibit 3.27 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.28 Form of Certificate of Limited Partnership for the Guarantors organized in the State of New Hampshire is hereby incorporated by reference to
         Exhibit 3.28 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.29 Form of Certificate of Formation for the Guarantors organized in the State of New Jersey is hereby incorporated by reference to Exhibit 3.29 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.30 Form of Certificate of Limited Partnership for the Guarantors organized in the State of New Jersey is hereby incorporated by reference to
         Exhibit 3.30 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.31 Form of Certificate of Incorporation for the Guarantors incorporated in the State of New York is hereby incorporated by reference to Exhibit
         3.31 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.32 Form of Certificate of Limited Partnership for the Guarantors organized in the State of New York is hereby incorporated by reference to Exhibit
         3.32 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.33 Form of Articles of Incorporation for the Guarantors incorporated in the State of North Carolina is hereby incorporated by reference to
         Exhibit 3.33 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.34 Form of Articles of Organization for the Guarantors organized in the State of North Carolina is hereby incorporated by reference to Exhibit
         3.34 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.35 Form of Certificate of Limited Partnership for the Guarantors organized in the State of North Carolina is hereby incorporated by reference to
         Exhibit 3.35 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.36 Form of Articles of Incorporation for the Guarantors incorporated in the State of Ohio is hereby incorporated by reference to Exhibit 3.36 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.37 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Ohio is hereby incorporated by reference to Exhibit
         3.37 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.38 Form of Certificate of Articles of Incorporation for the Guarantors incorporated in the Commonwealth of Pennsylvania is hereby incorporated by reference to Exhibit 3.38 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.39 Form of Certificate of Organization for the Guarantors organized in the Commonwealth of Pennsylvania is hereby incorporated by reference to
         Exhibit 3.39 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.40 Form of Certificate of Limited Partnership for the Guarantors organized in the Commonwealth of Pennsylvania is hereby incorporated by reference to Exhibit 3.40 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.41 Form of Articles of Incorporation for the Guarantors incorporated in the State of Rhode Island is hereby incorporated by reference to
         Exhibit 3.41 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.42 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Rhode Island is hereby incorporated by reference to
         Exhibit 3.42 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.43 Form of Articles of Incorporation for the Guarantors incorporated in the State of South Carolina is hereby incorporated by reference to
         Exhibit 3.43 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.44 Form of Certificate of Limited Partnership for the Guarantors organized in the State of South Carolina is hereby incorporated by reference to
         Exhibit 3.44 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.45 Form of Articles of Incorporation for the Guarantors incorporated in the State of Tennessee is hereby incorporated by reference to Exhibit
         3.45 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.46 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Tennessee is hereby incorporated by reference to
         Exhibit 3.46 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.47 Form of Articles of Incorporation for the Guarantors incorporated in the State of Texas is hereby incorporated by reference to Exhibit 3.47 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.48 Form of Certificate of Limited Partnership for the Guarantors organized in the State of Texas is hereby incorporated by reference to Exhibit
         3.48 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.49 Form of Articles of Organization for the Guarantors organized in the Commonwealth of Virginia is hereby incorporated by reference to Exhibit
         3.49 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.50 Form of Certificate of Limited Partnership for the Guarantors organized in the Commonwealth of Virginia is hereby incorporated by reference to
         Exhibit 3.50 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.51 Form of Bylaws for the Guarantors is hereby incorporated by reference to Exhibit 3.51 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.52 Form of Limited Liability Company Operating Agreement for the Guarantors is hereby incorporated by reference to Exhibit 3.52 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.53 Form of Limited Partnership Agreement for the Guarantors is hereby incorporated by reference to Exhibit 3.53 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.54 Form of Limited Liability Company Agreement for C.B.A.Z. Holding Company LLC, First Brandywine LLC I and First Brandywine LLC II is hereby incorporated by reference to Exhibit 3.54 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.55 Form of Certificate of Incorporation for Eastern States Engineering, Inc. and Fairway Valley, Inc. is hereby incorporated by reference to
         Exhibit 3.55 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.56 Form of Bylaws for Eastern States Engineering, Inc. and Fairway Valley, Inc. is hereby incorporated by reference to Exhibit 3.56 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.57 Form of Bylaws for TB Proprietary, L.P., Inc., Toll NJX-I Corp., Toll NJX-II Corp., Toll NJX-III Corp. and Toll NJX-IV Corp. is hereby incorporated by reference to Exhibit 3.57 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.58 Form of Certificate of Incorporation for Toll Bros. of Tennessee, Inc., Toll Management AZ Corp., Toll Management VA Corp., Toll NJX-I Corp., Toll NJX-II Corp., Toll NJX-III Corp., Toll NJX-IV Corp. and Toll VA Member Two, Inc. is hereby incorporated by reference to Exhibit 3.58 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.59 Form of Bylaws for Toll Bros. of Tennessee, Inc., Toll Management AZ Corp., Toll Management VA Corp. and Toll VA Member Two, Inc. is hereby incorporated by reference to Exhibit 3.59 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.60 Form of Articles of Organization for Big Branch Overbrook LLC and Sapling Ridge, LLC is hereby incorporated by reference to Exhibit 3.60 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.61 Form of Articles of Incorporation for HQZ Acquisitions, Inc. and The Silverman Building Companies, Inc. is hereby incorporated by reference to Exhibit 3.61 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.62 Form of Articles of Incorporation for Silverman Development Company, Inc., SH Homes Corporation and SI Investment Corporation is hereby incorporated by reference to Exhibit 3.62 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.63 Form of Articles of Incorporation for Polekoff Farm, Inc., Toll Bros., Inc., Toll Real Estate, Inc., Toll Land Corp. No. 6 and Windsor Development Corp. is hereby incorporated by reference to Exhibit 3.63 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.64 Form of Bylaws for Polekoff Farm, Inc., Toll Bros., Inc., Toll Land Corp. No. 6 and Windsor Development Corp. is hereby incorporated by reference to Exhibit 3.64 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.65 Form of Certificate of Incorporation for Toll Realty Holdings Corp. I, Toll Realty Holdings Corp. II and Toll Realty Holdings Corp. III is hereby incorporated by reference to Exhibit 3.65 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.66 Form of Bylaws for Toll Realty Holdings Corp. I, Toll Realty Holdings Corp. II and Toll Realty Holdings Corp. III is hereby incorporated by reference to Exhibit 3.66 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.67 Form of Operating Agreement for Brier Creek Country Club I LLC and Brier Creek Country Club II LLC is hereby incorporated by reference to
         Exhibit 3.67 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.68 Form of Operating Agreement for Belmont Country Club I LLC, Belmont Country Club II LLC, Dominion Valley Country Club I, LLC and Dominion Valley Country Club II, LLC is hereby incorporated by reference to
         Exhibit 3.68 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.69 Form of Operating Agreement for Golf I Country Club Estates at Moorpark LLC and Golf II Country Club Estates at Moorpark LLC is hereby incorporated by reference to Exhibit 3.69 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.70 Restated Certificate of Incorporation for Toll Brothers, Inc. dated July 1, 1996, is hereby incorporated by reference to Exhibit 3.1 of Toll Brothers, Inc.'s Form 10-Q for the quarter ended January 31, 2002.

3.71 Amendment to the Restated Certificate of Incorporation for Toll Brothers, Inc. dated March 7, 1989, is hereby incorporated by reference to Exhibit 3.2 of Toll Brothers, Inc.'s Form 10-Q for the quarter ended January 31, 2002.

3.72 Amendment to the Restated Certificate of Incorporation for Toll Brothers, Inc. dated June 12, 1997, is hereby incorporated by reference to Exhibit 3.4 of Toll Brothers, Inc.'s Form 10-Q for the quarter ended January 31, 2002.

3.73 Amendment to the Restated Certificate of Incorporation for Toll Brothers, Inc. dated January 8, 1998, is hereby incorporated by reference to Exhibit 3.5 of Toll Brothers, Inc.'s Form 10-Q for the quarter ended January 31, 2002.

3.74 Amendment to the Restated Certificate of Incorporation for Toll Brothers, Inc. dated March 7, 2002, is hereby incorporated by reference to Exhibit 3.6 of Toll Brothers, Inc.'s Form 10-Q for the quarter ended January 31, 2002.

3.75 Amended and Restated Bylaws for Toll Brothers, Inc., are hereby incorporated by reference to Exhibit 3 of Toll Brothers, Inc.'s Current Report on Form 8-K dated March 28, 2003.

3.76 Certificate of Limited Partnership for Edmunds-Toll Limited Partnership is hereby incorporated by reference to Exhibit 3.76 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.77 Articles of Incorporation for Toll YL, Inc. is hereby incorporated by reference to Exhibit 3.77 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.78 Amended and Restated Certificate of Incorporation for First Brandywine Finance Corp. is hereby incorporated by reference to Exhibit 3.78 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.79 Agreement of Limited Partnership for First Brandywine Partners, L.P. is hereby incorporated by reference to Exhibit 3.79 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.80 Limited Liability Company Agreement for Toll DE X, L.L.C. is hereby incorporated by reference to Exhibit 3.80 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.81 Bylaws for Toll Philmont Corporation is hereby incorporated by reference to Exhibit 3.81 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.82 Articles of Incorporation for Frenchman's Reserve Country Club, Inc. is hereby incorporated by reference to Exhibit 3.82 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.83 Bylaws for Frenchman's Club Reserve Country Club, Inc. is hereby incorporated by reference to Exhibit 3.83 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.84 Amended and Restated Articles of Incorporation for Mizner Country Club, Inc. is hereby incorporated by reference to Exhibit 3.84 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.85 Bylaws for Mizner Country Club, Inc. is hereby incorporated by reference to Exhibit 3.85 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.86 Articles of Organization for Naples Lakes Country Club, L.L.C. is hereby incorporated by reference to Exhibit 3.86 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.87 Operating Agreement for Naples Lakes Country Club, L.L.C. is hereby incorporated by reference to Exhibit 3.87 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.88 Articles of Organization for Naples TBI Realty, LLC is hereby incorporated by reference to Exhibit 3.88 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.89 Articles of Incorporation for Toll FL GP Corp. is hereby incorporated by reference to Exhibit 3.89 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.90 Articles of Amendment for Feys Property LLC is hereby incorporated by reference to Exhibit 3.90 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.91     Bylaws for Toll Peppertree, Inc. is hereby incorporated by reference to
         Exhibit 3.91 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.92 Limited Partnership Certificate for Rose Hollow Crossing Associates is hereby incorporated by reference to Exhibit 3.92 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.93 Limited Partnership Agreement for Rose Hollow Crossing Associates is hereby incorporated by reference to Exhibit 3.93 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.94 Bylaws for Toll Brothers Real Estate, Inc. is hereby incorporated by reference to Exhibit 3.94 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.95 Partnership Agreement for Toll Naval Associates is hereby incorporated by reference to Exhibit 3.95 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.96     Bylaws for Toll PA GP Corp. is hereby incorporated by reference to
         Exhibit 3.96 of Amendment No. 1 to the Registration Statement on Form S-4, filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

3.97* Form of Articles of Organization for Guarantors organized in the State of Connecticut.

3.98* Form of Articles of Incorporation for Guarantors incorporated in the State of Minnesota.

3.99* Form of Certificate of Limited Partnership for Guarantors organized in the State of Minnesota.

3.100* Form of Certificate of Incorporation for Guarantors incorporated in the State of New Jersey.

3.101* Form of Articles of Organization for Guarantors organized in the State of New York.

3.102* Form of Public Records Filing For New Business Entity for Toll Grove L.P. and Toll Marshall LP.

3.103*   Articles of Incorporation for Mountain View Country Club, Inc.

3.104*   Bylaws for Mountain View Country Club, Inc.

3.105* Form of Limited Liability Company Agreement for First Brandywine LLC III and First Brandywine LLC IV.

4.1 Indenture dated as of November 22, 2002 between Toll Brothers Finance Corp., as issuer, Toll Brothers, Inc. as guarantor, and Bank One Trust Company, as Trustee, including form of guarantee, is hereby incorporated by reference to Exhibit 4.1 of the Toll Brothers, Inc.'s Form 8-K filed with the Securities and Exchange Commission on November 27, 2002.

4.2 Authorizing Resolutions, dated as of September 3, 2003, relating to $250,000,000 principal amount of 5.95% Senior Notes of Toll Brothers Finance Corp. due 2013, guaranteed on a senior basis by the Toll Brothers, Inc. and other subsidiaries of Toll Brothers, Inc. is hereby incorporated by reference to Exhibit 4.1 of Toll Brothers Inc.'s Form 8-K filed with the Securities and Exchange Commission on September 29, 2003.

4.3 Registration Rights Agreement dated as of September 3, 2003 by and among Toll Brothers Finance Corp. and Toll Brothers, Inc. and Citigroup Global Markets Inc. is hereby incorporated by Reference to Exhibit 4.2 of Toll Brothers, Inc,'s Form 8-K filed with the Securities and Exchange Commission on September 29, 2003.

4.4 First Supplemental Indenture dated as of May 1, 2003 by and among the parties listed on Exhibit A thereto and Bank One Trust Company, National Association, as Trustee, is hereby incorporated by reference to Exhibit 4.4 of Amendment No. 1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by Toll Brothers Finance Corp., Toll Brothers, Inc. and the Additional Registrants identified therein on June 16, 2003.

4.5** Second Supplemental Indenture dated as of November 3, 2003 by and among the parties listed on Schedule A thereto and Bank One Trust Company, National Association, as Trustee.

5.1** Opinion of Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania.

5.2** Opinion of Kenneth J. Gary, Esquire, Senior Vice President and General Counsel of Toll Brothers, Inc.

10.1 Purchase Agreement dated August 26, 2003 by and among, Toll Brothers Finance Corp. and Toll Brothers, Inc. and Citigroup Global Markets Inc. is hereby incorporated by reference to Exhibit 4.3 of Toll Brothers, Inc.'s Form 8-K filed with the Securities and Exchange Commission on September 29, 2003.

10.2 Amended and Restated Credit Agreement by and among First Huntingdon Finance Corp., Toll Brothers, Inc. and the lenders which are parties thereto dated May 18, 2001, is hereby incorporated by reference to
         Exhibit 10.3 of Toll Brothers, Inc.'s Form 10-Q for the quarter ended April 30, 2001.

12*      Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

21 Subsidiaries of Toll Brothers, Inc. is hereby incorporated by reference to Exhibit 21 of Toll Brothers, Inc.'s Form 10-K for the year ended October 31, 2002.

23.1     Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included as part of
         Exhibit 5.1).

23.2     Consent of Kenneth J. Gary, Esquire (included as part of Exhibit 5.2).

23.3**   Consent of Independent Auditors.

24*      Power of Attorney.

25* Statement of Eligibility and Qualification on Form T-1 of Bank One Trust Company, National Association, as trustee of the 5.95% Senior Notes Due 2013 of Toll Brothers Finance Corp.

99.1*    Form of Letter of Transmittal.

99.2*    Form of Notice of Guaranteed Delivery.

99.3* Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

99.4*    Form of Letter to DTC Participants.

99.5*    Form of Letter to Beneficial Holders.

99.6*    Form of Exchange Agent Agreement.

* Previously filed.

**Filed herewith.

++Where a jurisdiction is specified for a form of organizational or governing document, such form is the document that is used, in substantially similar form, by each of the Guarantors of corresponding entity type that is organized in that jurisdiction, except with respect to any Guarantor for which that Guarantor's actual organizational/governing documents, or forms of such documents specifically identified as applicable to such Guarantor, are filed herewith.